    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 21, 2003

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              GRANT PRIDECO, INC.
                             AND OTHER REGISTRANTS
                     (SEE TABLE OF OTHER REGISTRANTS BELOW)
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                     3533                                    76-0312499
     (State or other jurisdiction of              (Primary Standard Industrial                     (I.R.S. Employer
      incorporation or organization)              Classification Code Number)                    Identification No.)

                        1330 POST OAK BLVD., SUITE 2700
                              HOUSTON, TEXAS 77056
                                 (832) 681-8000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              MR. PHILIP A. CHOYCE
                       VICE PRESIDENT AND GENERAL COUNSEL
                              GRANT PRIDECO, INC.
                        1330 POST OAK BLVD., SUITE 2700
                              HOUSTON, TEXAS 77056
                                 (832) 681-8600
           (Name, address, including zip code, and telephone number , including area code, of agent for service)

                                    COPY TO:

                                CHARLES H. STILL
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5151

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING      REGISTRATION
             TO BE REGISTERED                    REGISTERED            PER UNIT             PRICE(1)              FEE(2)
-------------------------------------------------------------------------------------------------------------------------------
9% Senior Notes due 2009, Series B.........     $175,000,000             100%             $175,000,000           $16,100
-------------------------------------------------------------------------------------------------------------------------------
Subsidiary Guarantees(3)...................         N/A                  N/A                  N/A                  N/A
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(f)(2), represents the book value of the outstanding 9% Senior Notes for which the registered securities will be exchanged. Estimated solely for the purpose of calculating the registration fee.

(2) Calculated Pursuant to Rule 457(f)(2). Pursuant to Rule 457(n), no additional registration fee is required for the registration of the subsidiary guarantees.

(3) No separate consideration will be received for the guarantees. The guarantees are not traded separately.
                             ---------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           TABLE OF OTHER REGISTRANTS

                                                               STATE OR OTHER
                                                              JURISDICTION OF
EXACT NAME OF REGISTRANT AS                                   INCORPORATION OR    I.R.S. EMPLOYER
SPECIFIED IN ITS CHARTER                                        ORGANIZATION     IDENTIFICATION NO.
---------------------------                                   ----------------   ------------------
GP Expatriate Services, Inc. ...............................  Delaware               76-0312499
Grant Prideco, L.P..........................................  Delaware               76-0635557
XL Systems International, Inc. .............................  Delaware               76-0602808
Grant Prideco Holding, LLC..................................  Delaware               76-0635560
Grant Prideco USA, LLC......................................  Delaware               51-0397748
XL Systems, L.P.............................................  Delaware               52-2269528
Plexus Deepwater Technologies, Ltd..........................  Texas                  04-3611630
Grant Prideco PC Composites Holdings, LLC...................  Delaware               76-0694902
Star Operating Company......................................  Delaware               76-0655528
TA Industries, Inc. ........................................  Delaware               76-0497435
Tube-Alloy Capital Corporation..............................  Texas                  76-0012315
Tube-Alloy Corporation......................................  Louisiana              72-0714357
Texas Arai, Inc. ...........................................  Delaware               74-2150314
Intellipipe, Inc. ..........................................  Delaware               87-0663327
Grant Prideco Marine Products and Services International,
  Inc. .....................................................  Delaware               42-1543911
GP USA Holding, LLC.........................................  Delaware               13-4221983
Grant Prideco Finance, LLC..................................  Delaware               13-4221988
Reed-Hycalog Norway, LLC....................................  Delaware               16-1641796
Reed-Hycalog Colombia, LLC..................................  Delaware               16-1641797
Reed-Hycalog International Holding, LLC.....................  Delaware               01-0755186
Grant Prideco European Holding, LLC.........................  Delaware               32-0046544
Reed-Hycalog Russia, LLC....................................  Delaware               36-4515184
Reed-Hycalog L.L.C. ........................................  Delaware               47-0898819
Reed-Hycalog Operating, L.P.................................  Delaware               47-0898821

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED JANUARY 21, 2003

PROSPECTUS

                              (GRANT PRIDECO LOGO)

                               OFFER TO EXCHANGE
                       9% SENIOR NOTES DUE 2009, SERIES B
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                      FOR
                            ANY AND ALL OUTSTANDING
                            9% SENIOR NOTES DUE 2009
                 ($175,000,000 IN PRINCIPAL AMOUNT OUTSTANDING)

                               THE EXCHANGE OFFER

     The exchange offer expires at 5:00 p.m., New York City time, on           ,
2003, unless extended.

     The exchange offer is not conditioned upon the tender of any minimum aggregate amount of the outstanding 9% Senior Notes due 2009, which we refer to in this prospectus as the outstanding 9% notes.

     All of the outstanding 9% notes tendered according to the procedures in this prospectus and not withdrawn will be exchanged for an equal principal amount of exchange notes.

     The exchange offer is not subject to any condition other than that it not violate applicable laws or any applicable interpretation of the staff of the Securities and Exchange Commission.

                               THE EXCHANGE NOTES

     The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding 9% notes, except that we have registered the exchange notes with the Securities and Exchange Commission. In addition, the exchange notes will not be subject to the transfer restrictions applicable to the outstanding 9% notes. We will not apply for listing any of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system.

     The outstanding 9% notes were originally issued by Grant Prideco Escrow Corp., our direct, wholly-owned subsidiary. On December 20, 2002, in connection with the acquisition of Reed-Hycalog, Grant Prideco Escrow Corp. merged with and into us, we assumed the obligations of Grant Prideco Escrow Corp under the outstanding 9% notes and the indenture and the outstanding 9% notes became our senior unsecured obligations, guaranteed by the subsidiary guarantors.

     The exchange notes will be our senior unsecured obligations and will rank equally with our existing 9 5/8% Senior Notes due 2007 and any other unsecured senior indebtedness and senior to any future subordinated indebtedness. The exchange notes will be effectively subordinated to any secured debt, including our new senior credit facility, and any indebtedness of subsidiaries that are not guarantors. Substantially all of our existing domestic subsidiaries will, and certain of our future domestic subsidiaries may, guarantee the exchange notes with unconditional guarantees. The guarantees will be senior unsecured obligations of such subsidiaries and will rank equally with such subsidiaries' senior indebtedness, will rank senior to such subsidiaries' subordinated indebtedness and will be effectively subordinated to any secured indebtedness of such subsidiaries, including indebtedness under our new senior credit facility.

     Interest on the exchange notes will accrue from December 4, 2002, or from the most recent interest payment date to which interest has been paid, and we will pay interest on the exchange notes on June 15 and December 15 of each year, commencing June 15, 2003. The exchange notes will mature on December 15, 2009.

     WE URGE YOU TO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 16 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2003.

     We have prepared this prospectus based on information we have or have obtained from sources we believe to be reliable. Summaries of documents contained in this prospectus may not be complete; we will make copies of actual documents available to you upon request. We do not represent that the information herein is complete. The information in this prospectus is current only as of the date on the cover, and our business or financial condition and other information in this prospectus may change after that date. You should consult your own legal, tax and business advisors regarding participation in the exchange offer. Information in this prospectus is not legal, tax or business advice.

     You should base your decision to participate in the exchange offer solely on information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any different information in connection with the exchange offer covered by this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

     We urge you to contact us with any questions about this exchange offer or it you require additional information to verify the information in this prospectus.

     We are not making an offer to sell, or a solicitation of an offer to buy, the outstanding 9% notes or the exchange notes in any jurisdiction where, or to any person to or from whom, the offer or sale is not permitted. We do not make any representation to you that the exchange notes are a legal investment for you.

     Each prospective purchaser of the exchange notes must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the exchange notes and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the exchange notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and we shall not have any responsibility therefor.

     The federal securities laws prohibit trading in our securities while in possession of material non-public information with respect to us.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ANNOTATED, 1955, AS AMENDED, WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT, ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, earnings, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot assure you that these expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations are disclosed under "Risk Factors" and elsewhere in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.

                      MARKET SHARE, RANKING AND OTHER DATA

     The market share, ranking and other data contained in this prospectus are based either on management's own estimates, independent industry publications, reports by market research firms or other published independent sources and, in each case, are believed by management to be reasonable estimates. However, market share data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any survey of market shares. In addition, consumption patterns and consumer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be reliable.

     Information in this prospectus regarding worldwide, international or global rig counts excludes China and the Confederation of Independent States (CIS). For purposes of this prospectus, "inventory turns" is defined as the cost of sales for the prior twelve months divided by the end of period inventory and "accounts receivable days" is defined as the end of period accounts receivables divided by revenue for the prior twelve months multiplied by 365 days.
                             ---------------------

     Grant Prideco Escrow Corp. sold the outstanding 9% notes to Deutsche Bank Securities and Merrill Lynch & Co., as the initial purchasers, on December 4, 2002, in transactions not registered under the Securities Act of 1933, as amended, in reliance upon the exemption provided in Section 4(2) of the Securities Act. The initial purchasers placed the outstanding 9% notes with qualified institutional buyers (as defined in Rule 144A under the Securities
Act) ("Qualified Institutional Buyers" or "QIBs"), each of whom agreed to comply with certain transfer restrictions and other restrictions. Accordingly, the outstanding 9% notes may not be reoffered, resold or otherwise transferred in the United States unless such transaction is registered under the Securities Act or an applicable exemption from the registration requirements of the Securities Act is available. On December 20, 2002, in connection with the acquisition of Reed-Hycalog, Grant Prideco Escrow Corp. merged with and into us and the outstanding 9% notes became our senior unsecured obligations, guaranteed by the subsidiary guarantors. We are offering the exchange notes hereby in order to satisfy our obligations under a registration rights agreement among us, the subsidiary guarantors and the initial purchasers relating to the outstanding 9% notes.

     The exchange notes will bear interest at a rate of 9% per annum, payable semiannually on June 15 and December 15 of each year, commencing June 15, 2003. Holders of exchange notes of record on June 1, 2003, will receive on June 15, 2003, an interest payment in an amount equal to (x) the accrued interest on such exchange notes from the date of issuance thereof to June 15, 2003, plus (y) the accrued interest on the previously held outstanding 9% notes from the date of issuance of such outstanding 9% notes (December 4, 2002) to the date of exchange thereof. The outstanding 9% notes and the exchange notes mature on December 15, 2009.

     The outstanding 9% notes were initially represented by two global outstanding 9% notes (the "Old Global Notes") in registered form, registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC" or the "Depositary"), as depositary. The exchange notes exchanged for outstanding 9% notes represented by the Old Global Notes will be initially represented by one or more global exchange notes (the "Exchange Global Notes") in registered form, registered in the name of the Depositary. See "Description of the Exchange Notes -- Book-Entry, Delivery and Form". References herein to "Global Notes" shall be references to the Old Global Notes and the Exchange Global Notes.

     Based on an interpretation of the Securities Act by the staff of the Securities and Exchange Commission (the "SEC" or "Commission"), exchange notes issued pursuant to the exchange offer in exchange for outstanding 9% notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such outstanding 9% notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is our "affiliate" (within the meaning of Rule 405 of the Securities Act)), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the exchange notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes. Holders of outstanding 9% notes wishing to accept the exchange offer must represent to us that such conditions have been met.

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must agree that it will deliver a prospectus in connection with any resale of such exchange notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding 9% notes where such outstanding 9% notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of one year after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

     The exchange notes will be a new issue of securities for which there currently is no market. The initial purchasers are not obligated to make a market in the exchange notes, and any such market making may be discontinued at any time without notice. As the outstanding 9% notes were issued and the exchange notes are being issued to a limited number of institutions who typically hold similar securities for investment, we do not expect that an active public market for the exchange notes will develop. Accordingly, there can be no assurance as to the development, liquidity or maintenance of any market for the exchange notes on any securities exchange or for quotation through the Nasdaq Stock Market. See "Risk Factors".

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This prospectus contains information about certain contracts or other documents that is not necessarily complete. When we make such statements, we refer you to the actual copies of the contracts or documents (that we will make available upon request), because the information is qualified in all respects by reference to those documents.

     We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and Citicorp Center, 5000 West Madison Street (Suite 1400), Chicago, Illinois 60601. Copies of these reports, proxy statements and information may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Further information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information regarding registrants, such as us, that file electronically with the SEC. The address of this web site is http://www.sec.gov. In addition, documents we file can be inspected at the offices of the New York Stock Exchange, Inc., New York, New York.

     This prospectus "incorporates by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the exchange offer:

     - Annual Report on Form 10-K for the year ended December 31, 2001;

     - Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002;

     - Quarterly Report on Form 10-Q for the quarterly period ended June 30,
       2002;

     - Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002;

     - Current Report on Form 8-K dated May 2, 2002;

     - Current Report on Form 8-K dated June 24, 2002;

     - Current Report on Form 8-K dated October 28, 2002;

     - Current Report on Form 8-K dated November 13, 2002 (including the information contained in Item 9 thereto); and

     - Current Report on Form 8-K dated January 3, 2003, as amended as of January 17, 2003.

     We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any contract or document to which we refer you in this prospectus or any filing which is incorporated by reference in this prospectus. Requests for such documents should be directed to Philip A. Choyce, Corporate Secretary, Grant Prideco, Inc., 1330 Post Oak Boulevard, Suite 2700, Houston, Texas 77056; Telephone number: 832-681-8000.

     TO OBTAIN TIMELY DELIVERY OF ANY COPIES OF FILINGS REQUESTED, PLEASE WRITE OR TELEPHONE NO LATER THAN FIVE DAYS BEFORE THE EXPIRATION DATE.

     The consolidated and combined financial statements of Grant Prideco, Inc. as of December 31, 2000 and for the two years in the period ended December 31, 2000, incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein. After reasonable efforts, we have not been able to obtain Arthur Andersen's consent to the inclusion in this prospectus of its audit report dated March 19, 2001. However, Rule 437a under the Securities Act of 1933, as amended, permits us to file the registration statement of which this prospectus is a part without Arthur Andersen LLP's written consent. Accordingly, investors will not be able to sue Arthur Andersen and any recovery they may have from Arthur Andersen related to any claims that they may assert related to the financial statements audited by Arthur Andersen may be limited as a result of the lack of Arthur Andersen's consent.

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere or incorporated by reference in this prospectus. Unless the context indicates or otherwise requires, the terms "Grant Prideco", "our company", "we", "us" and "our", as used in this prospectus, refer to Grant Prideco, Inc. and its consolidated subsidiaries. Information presented in this prospectus on a pro forma basis gives effect to our recent acquisition of Reed-Hycalog and the related financings. The outstanding 9% notes were originally issued by Grant Prideco Escrow Corp., our wholly-owned subsidiary. On December 20, 2002, in connection with the acquisition of Reed-Hycalog, Grant Prideco Escrow Corp. merged with and into us and the outstanding 9% notes became our senior obligations, guaranteed by the subsidiary guarantors. Some statements in this Summary are forward-looking statements. See "Disclosure Regarding Forward-Looking Statements".

                                  OUR COMPANY

     We are the world's largest manufacturer and supplier of oilfield drill pipe and other drill stem products and one of the leading North American providers of high-performance premium connections and tubular products. Our drill stem products are used to drill oil and gas wells while our premium connections and tubular products are primarily used in drilling and completing oil and gas wells. Our strong market positions, particularly in the high-end, technology-based end of these products, have allowed us to provide innovative solutions to the drilling and production challenges of our customers in some of the world's harshest environments and most complex well conditions. We also provide a variety of products and services to the growing worldwide offshore and deepwater market through our marine products and services segment. These products are used for subsea construction, installation, and production of oil and gas wells.

     Historically, we have operated through three primary business segments: (1) drilling products and services, (2) premium connections and tubular products and
(3) marine products and services. We also are involved in joint ventures to develop and commercialize intelligent drill pipe and composite motors and pumps. Our customers include drilling contractors, North American oil country tubular goods (OCTG) distributors, major, independent and state-owned oil companies, and oilfield service companies. We currently operate 25 manufacturing facilities located in the U.S., Mexico, Canada, Europe and Asia, and 30 sales, service and repair locations globally. For the nine months ended September 30, 2002, we had consolidated revenues and earnings before interest, taxes, depreciation and amortization of approximately $483 million and $71 million, respectively.

                            REED-HYCALOG ACQUISITION

     On December 20, 2002, we completed our purchase of the Reed-Hycalog drill bits business from Schlumberger Technology Corporation and its affiliates for approximately $350 million, consisting of approximately $255 million in cash (subject to adjustment), approximately $90 million in Grant Prideco common stock and approximately $5 million of assumed non-current liabilities. Reed-Hycalog is a leading designer, manufacturer and distributor of fixed-cutter and roller-cone drill bits to the global oil and gas industry, and is one of four major competitors who, combined, hold approximately 90% of the worldwide drill bit market. Reed-Hycalog has been designing, manufacturing and distributing drill bits for over 80 years. The Reed-Hycalog business earned combined revenues and earnings before interest, taxes, depreciation and amortization of approximately $159 million and $39 million, respectively, in the nine months ended September 30, 2002.

     We believe that Reed-Hycalog provides us with a number of strategic, financial and operational benefits. Reed-Hycalog is a particularly attractive addition to our previously existing business for the following reasons:

     - Logical product line extension with strong strategic and industrial fit -- Numerous similarities exist between the operational, metallurgical and technical challenges facing the research, development, design and manufacture of drill pipe and drill bits. We believe logical synergies exist that will allow us to assimilate Reed-Hycalog's manufacturing and sales operations into our company and to expand the technological and operational capabilities of the combined product lines.

     - Critical product line with an existing customer base -- While the investment in drill bit products and services represents a relatively insignificant portion of the total exploration and development costs of drilling a well, the selection of the appropriate drill bits can have a significant impact on the speed, and thus the overall cost, of a drilling project. The Reed-Hycalog acquisition further expands our ability to provide the industry with high-quality, technologically advanced, brand name products that reduce overall drilling costs. We believe the relatively low cost and high value impact of drill bit products and services will continue to increase in importance as drilling programs continue to migrate towards more expensive and complex wells in increasingly harsh environments.

     - Diversified customer base and strong international market presence -- Reed-Hycalog markets and sells drill bits in virtually every major oil and gas producing region in the world through an integrated manufacturing and sales network. Reed-Hycalog's strong sales force and distribution network directly support a diversified customer base, with no single customer representing more than 3% of total 2001 revenue. We believe this strong international presence, combined with Reed-Hycalog's established market presence and excellent reputation for superior products, will provide an expanded platform for future growth of our products, especially in international locations.

     - Financial strength and diversification of earnings and cash flow -- We believe the Reed-Hycalog acquisition will improve the stability of our earnings and cash flow while allowing us to realize overall growth in revenues, earnings and cash flow. Reed-Hycalog has a history of strong profitability and cash flow during both strong and weak market conditions, which we believe will provide us with additional cash flow and improved margins throughout the market cycle. Reed-Hycalog's revenues and profitability generally follow fluctuations in worldwide rig counts, complementing our drilling products and services revenues and profitability that have historically lagged changes in rig counts by three to six months. In addition, Reed-Hycalog's exposure to international markets should reduce our relative dependence upon domestic markets, which historically have been less stable than international markets. During the nine months ended September 30, 2002, approximately 69% of Reed-Hycalog's consolidated revenues were generated from international sales and approximately 31% were from domestic sales.

     Schlumberger has agreed to provide transition services for a period of up to twelve months after the closing of the Reed-Hycalog acquisition. In addition, we have retained the former president and the former chief financial officer of Reed-Hycalog, who have over 25 years and 12 years of experience with Reed-Hycalog, respectively, to assist us in successfully transitioning and operating this new division. We believe that a strong management team with significant familiarity with Reed-Hycalog's business, assets and personnel will help streamline this process and provide us with significant ongoing benefits.

                               INDUSTRY OVERVIEW

     Our business is materially dependent on the level of drilling activity worldwide, which depends on the level of capital spending by major, independent and state-owned exploration and production companies. This capital spending is driven by current prices for oil and gas and the perceived stability and sustainability of those prices. Our drilling products segment's revenues and Reed-Hycalog's revenues most closely track worldwide rig counts while our premium connections business is dependent on the U.S. rig count, particularly the natural gas rig count. Our marine products and services are primarily dependent on domestic and international offshore rig counts, particularly in the U.S. Gulf of Mexico.

     We believe there are major trends within our industry that will positively affect ongoing demand for our products and services, as well as those of Reed-Hycalog. In particular, the increasing prevalence of drilling natural gas wells in North America and offshore wells worldwide, as well as trends towards deeper and more complex wells, will increase demand for our more profitable high-end, technology-based products. In addition, depletion rates for natural gas wells in the U.S. have significantly increased over the past ten years, which indicates that more wells will need to be drilled to keep production levels constant. We also believe that our customers' current drill pipe inventories are significantly lower than prior periods of low demand, which will positively affect our operations as market conditions improve.

                               BUSINESS STRATEGY

     Our business strategy is to achieve industry leadership in innovative drilling and completion technologies. Key elements in implementing our business strategy include:

     - Continuing to develop new and technologically advanced products that increase profitability and expand product offerings -- During the past three years, we have successfully introduced new technologically advanced products to the industry that have increased our profitability through the market cycle and our ability to provide our customers with products and solutions that enhance efficiencies and reduce costs. Examples of our successes include our eXtreme()TM product line, our development with Enventure Global Technology, L.L.C., a joint venture between Shell Technology Ventures Inc. and Halliburton Energy Services, of the world's first connection for expandable tubulars and our development of proprietary landing strings. Similarly, Reed-Hycalog recently launched its TreX()SM product line and other drill bit technology. We currently are investing in, and actively pursuing, additional high value-added technologies through internal development or joint ventures with industry partners. These technologies include the development and planned commercialization of the first intelligent drill pipe system for real time, high speed, data transmission along the drill string, commercialization of a multi-faceted premium connection and the development and commercialization of state-of-the-art composite motors and pumps.

     - Expanding the geographic scope of our product offerings -- During 2001, we obtained a controlling interest in our Chinese drill pipe manufacturing affiliate and entered into a joint venture with a Chinese tubular mill to manufacture unfinished drill pipe in China. We believe these investments have secured us the leading drill pipe market share in the growing Chinese market. We also believe that our significant presence in China will provide us with an avenue through which we can enhance Reed-Hycalog's Chinese market share.

     - Continuing our focus on improving internal processes and operations -- In order to enhance our profitability, improve our free cash flow and further position us to take advantage of market opportunities, we implemented an operational reorganization plan during the first quarter of 2001 that we are continuing to focus on. Key elements of this plan and our ongoing efforts include the following:

      - Manufacturing philosophy and objectives -- We shifted from a manufacturing philosophy focused principally on maximizing plant utilization to one focused on producing primarily for order fulfillment that minimizes costs and working capital requirements. As a result of these efforts and initiatives to improve working capital policies, procedures and controls, we increased our total inventory turns from 1.3 turns for the nine months ended September 30, 1999 to 2.2 turns for the nine months ended September 30, 2002. Likewise, we decreased average accounts receivable days outstanding from 101 days for the nine months ended September 30, 1999 to 70 days for the nine months ended September 30, 2002.

      - Capital improvements and reduced overhead -- We implemented a capital improvement plan with the objective of reducing costs and improving operating efficiencies. We currently are in the final stages of installing state-of-the-art automated pipe handling equipment in our Navasota, Texas facility and other automated processes throughout our organization. We believe these initiatives will further reduce costs and allow us to operate more efficiently during poor market conditions, as well as to ramp-up operations more quickly when market conditions improve. In particular, we believe these state-of-the-art improvements have reduced our overall reliance on personnel.

      - Manufacturing and financial systems -- We are implementing a state-of-the-art integrated financial and manufacturing software system that we believe will increase our control over our working capital levels and enhance manufacturing efficiencies. We have completed implementation of our general ledger modules and currently expect to begin implementing manufacturing and other financial modules during the first quarter of 2003.

      - Strict pricing guidelines -- We implemented strict pricing guidelines for our drill pipe sales personnel that increased our prices to reasonable levels based upon the higher quality and premium products we are now offering. We have maintained this pricing discipline during the current market downturn.

     - Expanding the depth of products and technological solutions we offer through strategic acquisitions -- We will continue to pursue prudent strategic acquisitions, such as the Reed-Hycalog acquisition, of businesses and product lines that we believe provide logical extensions to, and synergies with, our existing products and core competencies.

                             COMPETITIVE STRENGTHS

     Our many competitive strengths have contributed to our historical operating performance and should enable us to capitalize on future growth opportunities. These strengths include:

     - Market leadership and reputation for high quality products -- We are a market leader in most of the product lines in which we compete. Our reputation for product excellence and technological expertise attracts strategic industry partners and contributes significantly to the strength of our product marketing and distribution. We believe Reed-Hycalog's established market presence and reputation for the development of leading edge products will further enhance our already strong market positions.

     - Comprehensive product offering -- We believe we are the only worldwide provider of a complete line of drill stem products and one of the only North American providers of a complete line of engineered connections. Our extensive line of premium products provides our customers with a single source for planning and sourcing drill stem and premium connection products. We believe that our acquisition of Reed-Hycalog will enhance our ability to become an integral part of our customers' drilling planning process and purchasing decisions.

     - Technological leadership -- We have established a position of global technological leadership in our core product lines by developing innovative products that provide solutions to the drilling and production challenges of some of the world's harshest environments and most complex well conditions. We hold over 130 issued or pending patents for technologies that speed the drilling and completion process and reduce mechanical risk. We believe that Reed-Hycalog's drill bit technologies, including more than 200 issued or pending patents, and its physical drill bit testing and computer simulation technologies, will strengthen our ability to assist customers in drilling and completing oil and gas wells in the most challenging environments.

     - Low cost structure -- We are committed to having a low cost structure while providing high quality products by continually analyzing operating costs, reducing raw material costs and improving efficiency through automation, process refinement and consolidation of operations. We are focused on maintaining production capacity, assuring an orderly supply of raw materials and increasing quality assurance processes while reducing our fixed cost structure. Through acquisitions, strategic ventures and long-term supply contracts, we have positioned ourselves as the only fully integrated manufacturer and provider of drill pipe in the world.

     - Experienced management team -- Our senior management team has extensive experience within our specific businesses as well as with the successful integration of strategic acquisitions. Senior management has been with us or our predecessors, or in the oil and gas industry, on average for over twenty years.

                           NEW SENIOR CREDIT FACILITY

     Concurrent with the acquisition of Reed-Hycalog, we entered into a new four year $240 million senior secured credit facility to replace our prior revolving credit facility. The senior credit facility is generally guaranteed by all our material domestic subsidiaries and secured by substantially all of our U.S. domestic tangible and intangible assets and certain of our Canadian assets, as well as a pledge of 65% of the stock of certain of our foreign subsidiaries. The senior credit facility consists of a $190 million revolving credit facility and a $50 million term loan. The revolver borrowing base is calculated based on eligible accounts receivable and eligible inventory and was approximately $152 million as of December 31, 2002, after giving effect to the Reed-Hycalog acquisition and borrowings related thereto. For more information regarding our new senior credit facility, see "Description of Other Indebtedness -- Senior Credit Facility".

                               THE EXCHANGE OFFER

BACKGROUND OF THE OUTSTANDING
9% NOTES......................   Grant Prideco Escrow Corp., our direct
                                 wholly-owned subsidiary, which merged with and into us on December 20, 2002, issued $175 million aggregate principal amount of our 9%
                                 Senior Notes due 2009 to Deutsche Bank
                                 Securities and Merrill Lynch & Co., as the initial purchasers, on December 4, 2002. The initial purchasers then sold the outstanding 9% notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United
                                 States in reliance on Regulation S under the Securities Act. Because they were sold pursuant to exemptions from registration, the outstanding 9% notes are subject to transfer restrictions.

                                 In connection with the issuance of the
                                 outstanding 9% notes, we entered into a
                                 registration rights agreement in which we agreed to deliver to you this prospectus and to use our best efforts to complete the exchange offer or to file and cause to become effective a registration statement covering the resale of the outstanding 9% notes.

THE EXCHANGE OFFER............   We are offering to exchange up to $175 million
                                 principal amount of exchange notes for an identical principal amount of the outstanding
                                 9% notes. The outstanding 9% notes may be exchanged only in $1,000 increments. The terms of the exchange notes are identical in all material respects to the outstanding 9% notes except that the exchange notes have been registered under the Securities Act. Because we have registered the exchange notes, the exchange notes will not be subject to transfer restrictions and holders of exchange notes will have no registration rights.

RESALE OF EXCHANGE NOTES......   We believe you may offer, sell or otherwise
                                 transfer the exchange notes you receive in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

                                 - you acquire the exchange notes you receive in
                                   the exchange offer in the ordinary course of your business;

                                 - you are not participating and have no
                                   understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer; and

                                 - you are not an affiliate of ours.

                                 Each broker-dealer issued exchange notes in the exchange offer for its own account in exchange for the outstanding 9% notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes issued in the exchange offer. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

EXPIRATION DATE...............   5:00 p.m., New York City time, on           ,
                                 2003 unless we extend the exchange offer. It is possible that we will extend the exchange offer until all of the outstanding 9% notes are tendered. You may withdraw the outstanding 9% notes you tendered at any time before 5:00 p.m., New York City time, on the expiration date. See "The Exchange
                                 Offer -- Expiration Date; Extensions;
                                 Amendments".

WITHDRAWAL RIGHTS.............   You may withdraw the outstanding 9% notes you
                                 tendered by furnishing a notice of withdrawal to the exchange agent or by complying with applicable Automated Tender Offer Program
                                 (ATOP) procedures of The Depositary Trust
                                 Company (DTC) at any time before 5:00 p.m. New
                                 York City time on the expiration date. See "The
                                 Exchange Offer -- Withdrawal of Tenders".

ACCRUED INTEREST ON THE
EXCHANGE NOTES AND OUR
OUTSTANDING 9% NOTES..........   The exchange notes will bear interest from
                                 December 4, 2002 or, if later, from the most recent date of payment of interest on the outstanding 9% notes. Accordingly, holders of outstanding 9% notes that are accepted for exchange will not receive interest that is accrued but unpaid on the outstanding 9% notes at the time of tender.

CONDITIONS TO THE EXCHANGE
OFFER.........................   The exchange offer is subject only to the
                                 following conditions:

                                 - the compliance of the exchange offer with
                                   securities laws;

                                 - the proper tender of the outstanding 9%
                                   notes;

                                 - the representation by the holders of the
                                   outstanding 9% notes that they are not our affiliates, that the exchange notes they will receive are being acquired by them in the ordinary course of business and that at the time the exchange offer is completed the holders had no plans to participate in the distribution of the exchange notes; and

                                 - no judicial or administrative proceeding is
                                   pending or shall have been threatened that would limit us from proceeding with the exchange offer.

REPRESENTATIONS AND
WARRANTIES....................   By participating in the exchange offer, you
                                 represent to us that, among other things:

                                 - you will acquire the exchange notes you
                                   receive in the exchange offer in the ordinary course of your business;

                                 - you are not participating and have no
                                   understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer; and

                                 - you are not an affiliate of ours or, if you
                                   are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

PROCEDURES FOR TENDERING OUR
OUTSTANDING 9% NOTES..........   To accept the exchange offer, you must send the
                                 exchange agent either

                                 - a properly completed and executed letter of
                                   transmittal; or

                                 - a computer-generated message transmitted by
                                   means of DTC's ATOP system that, when
                                   received by the exchange agent will
                                   form a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal and either

                                 - a timely confirmation of book-entry transfer
                                   of your outstanding 9% notes into the
                                   exchange agent's account at DTC; or

                                 - the documents necessary for compliance with
                                   the guaranteed delivery procedures described below.

                                 Other procedures may apply to holders of certificated notes. For more information, see "The Exchange Offer -- Procedures for Tendering".

TENDERS BY BENEFICIAL
OWNERS........................   If you are a beneficial owner whose outstanding
                                 9% notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender those outstanding 9% notes in the exchange offer, please contact the registered holder as soon as possible and instruct that holder to tender on your behalf and comply with the instructions in this prospectus.

GUARANTEED DELIVERY
PROCEDURES....................   If you are unable to comply with the procedures
                                 for tendering, you may tender your outstanding
                                 9% notes according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer -- Guaranteed
                                 Delivery Procedures".

ACCEPTANCE OF THE OUTSTANDING
9% NOTES AND DELIVERY OF THE
EXCHANGE NOTES................   If the conditions described under "The Exchange
Offer -- Conditions" are satisfied, we will accept for exchange any and all outstanding 9% notes that are properly tendered before the expiration date.

EFFECT OF NOT TENDERING.......   Any of the outstanding 9% notes that are not
                                 tendered or that are tendered but not accepted will remain subject to restrictions on transfer. Since the outstanding 9% notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of an exemption from registration.
                                 Upon completion of the exchange offer, we will have no further obligation, except under limited circumstances, to provide for registration of the outstanding 9% notes under the federal securities laws.

FEDERAL INCOME TAX
CONSIDERATIONS................   See "Certain Federal Income Tax Considerations"
                                 for a discussion of U.S. federal income tax considerations we urge you to consider before tendering the outstanding 9% notes in the exchange offer.

EXCHANGE AGENT................   Wells Fargo, N.A. is serving as exchange agent
                                 for the exchange offer. The address for the exchange agent is listed under "The Exchange
                                 Offer -- Exchange Agent".

                                   THE NOTES

     The form and terms of the exchange notes to be issued in the exchange offer are the same as the form and terms of the outstanding 9% notes except that the exchange notes will be registered under the Securities Act and, accordingly, will not bear legends restricting their transfer, and the exchange notes will be issued by Grant

Prideco, Inc. instead of Grant Prideco Escrow Corp. Grant Prideco Escrow Corp. merged with and into us on December 20, 2002. The notes issued in the exchange offer will evidence the same debt as the outstanding 9% notes, and both the outstanding 9% notes and the exchange notes are governed by the same indenture. The summary below describes the principal terms of both the outstanding 9% notes and the exchange notes. In this document, the term "notes" refers to both the outstanding 9% notes and the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus contains a more detailed description of the terms and conditions of the notes.

COMPANY.......................   Grant Prideco, Inc.

SECURITIES OFFERED............   $175,000,000 principal amount of 9% senior
                                 notes due 2009, Series B.

MATURITY......................   December 15, 2009.

INTEREST RATE.................   9% per year (calculated using a 360-day year).

INTEREST PAYMENT DATES........   June 15 and December 15, beginning on June 15,
                                 2003. Interest will accrue from the issue date of the notes.

RANKING.......................   The notes will be our senior unsecured
                                 obligations and will rank equally with our existing and future senior unsecured debt and senior to all existing and future subordinated debt. The guarantees by certain of our subsidiaries will rank equally with the existing and future senior unsecured debt of our subsidiaries that guarantee the notes. The notes and the guarantees thereof will be effectively subordinated to all secured indebtedness of us and the guarantors to the extent of the assets securing such indebtedness. As of September 30, 2002, after giving pro forma effect to the issuance of the outstanding 9% notes, consummation of the Reed-Hycalog acquisition and borrowings under our new senior credit facility to finance such acquisition, we and our subsidiaries would have had $97.6 million of senior secured debt, including capital lease obligations, outstanding excluding approximately $96 million of unused revolver availability under our new senior credit facility.

GUARANTEES....................   All of our existing and, in certain cases,
                                 future domestic restricted subsidiaries will guarantee the notes on a senior unsecured basis.

OPTIONAL REDEMPTION...........   Except as described below, we cannot redeem the
                                 notes until December 15, 2006. Thereafter, we may redeem some or all of the notes at the redemption prices listed in the "Description of the Notes" section under the heading
                                 "Redemption -- Optional Redemption", plus accrued and unpaid interest to the date of the redemption.

OPTIONAL REDEMPTION AFTER
EQUITY OFFERINGS..............   At any time (which may be more than once)
                                 before the third anniversary of the issue date of the notes, we can choose to redeem up to 35% of the outstanding notes with money that we raise in one or more equity offerings, as long as:

                                 - we pay 109% of the face amount of the notes,
                                   plus accrued and unpaid interest;

                                 - we redeem the notes within 60 days of
                                   completing the equity offering; and

                                 - at least 65% of the aggregate principal
                                   amount of notes issued remains outstanding afterwards.

CHANGE OF CONTROL OFFER.......   If a change in control of Grant Prideco, Inc.
                                 occurs, we must give holders of the notes the opportunity to sell it their notes at 101% of their face amount, plus accrued interest. If the notes attain an investment grade rating, then such offer will only be available if such change of control causes a ratings decline.

                                 We might not be able to pay you the required price for notes you present to it at the time of a change of control, because:

                                 - we might not have enough funds at that time;
                                   or

                                 - the terms of our other senior debt may
                                   prevent us from paying such amounts.

ASSET SALE PROCEEDS...........   If we or our subsidiaries engage in asset
                                 sales, we generally must either invest the net cash proceeds from such sales in our business within a period of time, prepay senior secured debt or make an offer to purchase a principal amount of the notes and any pari passu debt equal to the excess net cash proceeds. The purchase price of the notes will be 100% of their principal amount, plus accrued and unpaid interest.

CERTAIN INDENTURE
PROVISIONS....................   The indenture governing the notes contains
                                 covenants limiting our (and most or all of our subsidiaries') ability to:

                                 - incur additional debt;

                                 - make restricted payments (including paying
                                   dividends on, redeeming or repurchasing our capital stock);

                                 - dispose of our assets;

                                 - grant liens on our assets;

                                 - enter into restrictions affecting the ability
                                   of our subsidiaries to make distributions, loans or advances to us;

                                 - engage in transactions with affiliates; and

                                 - merge or consolidate or transfer
                                   substantially all of our assets.

                                 These covenants are subject to a number of important limitations and exceptions, and some of these covenants will be suspended before the notes mature if the notes attain an investment-grade rating in the future and no event of default exists under the indenture.

EXCHANGE OFFER; REGISTRATION
RIGHTS........................   Under a registration rights agreement between
                                 us and the initial purchasers of the notes, we have agreed to use our reasonable best efforts to register the exchange notes having substantially identical terms as the outstanding 9% notes with the SEC as part of an offer to exchange freely tradeable exchange notes for the outstanding 9% notes. We have agreed to use our reasonable best efforts to file a registration statement for the exchange notes with the SEC within 60 days of the closing date of the acquisition of Reed-
                                 Hycalog and to cause that registration
                                 statement to be declared
                                 effective within 150 days of the closing date of the acquisition of Reed-Hycalog.

                                 We will pay additional interest on the
                                 outstanding 9% notes if:

                                 - the SEC does not declare the required
                                   registration statement effective on time; or

                                 - we do not complete the offer to exchange the
                                   outstanding 9% notes for the exchange notes within 45 days of the effective date of the registration statement.

                                 If we fail to meet the targets listed above (a registration default) the annual interest rate on the notes will increase by 0.50%. The annual interest rate on the outstanding 9% notes will increase by an additional 0.50% for each subsequent 90 day period during which the registration default continues, up to a maximum additional interest rate of 2.0% per year over the interest rate shown on the cover of this prospectus. If we correct the registration default, the interest rate on the outstanding 9% notes will revert to the original level.

                                 If we must pay additional interest, it will pay such amounts to you in cash on the same dates that it makes other interest payments on the notes, until such registration default is cured.

USE OF PROCEEDS...............   We will not receive any cash proceeds from the
                                 exchange offer. We used the net proceeds from the issuance of the outstanding 9% notes to partially fund the acquisition of Reed-Hycalog and to pay related fees and expenses. See "Use of Proceeds".

RISK FACTORS..................   Investing in the notes involves substantial
                                 risks. See "Risk Factors" for a description of certain of the risks you should consider before investing in the notes.

                         INFORMATION ABOUT OUR COMPANY

     Our principal executive offices are located at 1330 Post Oak Boulevard, Suite 2700, Houston, Texas 77056, and our telephone number is (832) 681-8000. Our common stock is traded on the New York Stock Exchange under the symbol "GRP".

       SUMMARY OF GRANT PRIDECO'S HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following table sets forth certain of our summary historical financial data and certain pro forma information after giving effect to the acquisition of Reed-Hycalog and related financings (including this offering). Until we were spun off on April 14, 2000, we were a wholly-owned subsidiary of Weatherford International, Inc. This information has been prepared as if we had been a stand-alone company for periods presented prior to April 14, 2000. The summary historical financial information presented below for each of the years ended December 31, 1999, 2000 and 2001 has been derived from the audited financial statements. The summary historical financial information presented below for the nine months ended September 30, 2001 and 2002 has been derived from the unaudited financial statements, incorporated by reference in this prospectus. The unaudited pro forma operating data set forth below is not necessarily indicative of the results that actually would have been achieved had this offering and the pending acquisition of Reed-Hycalog been consummated on October 1, 2001, or that may be achieved in the future. You should read this information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", the "Unaudited Pro Forma Combined Condensed Financial Statements", our consolidated financial statements and the notes thereto and the Combined Financial Statements of the Drill Bits Business of Schlumberger Limited and the notes thereto included or incorporated by reference in this prospectus.

                                                                                             NINE MONTHS              PRO FORMA
                                                                          PRO FORMA             ENDED                NINE MONTHS
                                     YEAR ENDED DECEMBER 31,              YEAR ENDED        SEPTEMBER 30,               ENDED
                              -------------------------------------      DECEMBER 31,    --------------------       SEPTEMBER 30,
                                1999         2000            2001            2001          2001        2002            2002(a)
                              --------     --------        --------      ------------    --------    --------       -------------
                                                                 (IN THOUSANDS, EXCEPT RATIO)
OPERATING DATA:
Revenues....................  $286,370     $498,481        $740,127        $984,373      $548,549    $482,889          $642,298
Gross profit................    24,101       58,966(b)      169,009(c)      305,231       119,421(c)  106,180           203,468
Selling, general and
  administrative expense....    47,242       58,068          70,946         145,895        53,982      62,597           115,781
Depreciation and
  amortization..............    30,514       31,842          36,453          47,160        27,563      22,924            30,956
Operating income (loss).....   (33,014)(d)   (4,736)(b)      73,055(c)      120,615        37,910(c)   41,451(e)         74,893
Interest expense............    11,343       17,005          27,067          50,589        20,795      18,053            36,079
Income tax benefit
  (provision)...............    11,199        7,365         (15,651)        (23,995)       (5,485)     (7,040)          (13,132)
Net income (loss) before
  cumulative effect of
  accounting change.........   (33,511)(d)  (14,696)(b)      28,090(c)       43,584         9,514(c)   13,384(e)         22,102
Net income (loss)(f)........   (33,511)(d)  (16,485)(b)(g)   28,090(c)       43,584         9,514(c)   13,384(e)         22,102
OTHER DATA:
EBITDA, before other
  charges(h)................  $  6,954     $ 49,231        $154,309         212,576      $110,274    $ 71,420          $112,894
Capital expenditures........    19,046       20,891          37,212          45,633        26,329      34,459            42,678

                                                                                                           PRO FORMA
                                                              AS OF DECEMBER 31,             AS OF           AS OF
                                                        ------------------------------   SEPTEMBER 30,   SEPTEMBER 30,
                                                          1999       2000       2001         2002           2002(i)
                                                        --------   --------   --------   -------------   -------------
                                                                                (IN THOUSANDS)
BALANCE SHEET DATA:
Current assets:
  Accounts receivable.................................  $ 77,650   $132,067   $148,223     $125,638       $  176,095
  Inventory...........................................   173,904    200,252    198,814      178,604          287,687
  Other...............................................     4,425      8,404     13,284       16,390           20,415
Property, plant and equipment, net....................   206,709    212,781    224,507      241,060          341,224
Total assets..........................................   734,575    892,564    915,598      902,610        1,301,631
Working capital.......................................   164,637    198,448    206,182      217,615          347,159
Total debt............................................   138,986    257,264    266,178      210,754          480,754
Stockholders' equity..................................   453,856    431,503    468,967      502,261          592,261

---------------

(a) Pro forma for the acquisition of Reed-Hycalog and related financing transactions assuming the acquisition of Reed-Hycalog and related financing transactions occurred on October 1, 2001.

(b) We incurred $41.3 million of other charges, $26.9 million net of tax, during the year ended December 31, 2000. This includes $11.0 million, $7.2 million net of tax, related to inventory write-offs and $19.2 million, $12.5 million net of tax, of adjustments to capitalized manufacturing cost, which have both been classified as cost of sales and $11.1 million, $7.2 million net of tax, related to asset impairments and other reductions. Refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 4 to our audited consolidated financial statements incorporated by reference in this prospectus for additional information on the charges taken.

(c) We incurred $44.8 million of other charges, $29.1 million net of tax, during the year ended December 31, 2001. This includes a charge of $11.1 million, $7.2 million net of tax, related to inventory write-offs and capitalized manufacturing variance write-offs which were classified as cost of sales, $17.7 million, $11.5 million net of tax, pertaining to the write-off of assets related to our manufacturing arrangement with Oil Country Tubular Ltd. (OCTL) in India, severance and related expenses of $14.5 million, $9.4 million net of tax, and a fixed asset impairment of $1.5 million, $1.0 million net of tax, related to the decision to discontinue the manufacturing of industrial flanges. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 4 to our audited consolidated financial statements incorporated by reference in this prospectus for additional information on the charges taken.

(d) Includes a charge of $9.5 million, $6.1 million net of tax, relating to the decision to terminate our manufacturing arrangement in India, of which $7.8 million involved a purchase deposit that we will not be able to use and $1.7 million in equipment in India that we do not believe we will be able to recover. Refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 4 to our audited consolidated financial statements incorporated by reference in this prospectus for additional information on the charges taken.

(e) We incurred $7.0 million of pre-tax charges, $4.9 million net of tax, for the nine months ended September 30, 2002. These charges included $2.6 million, $1.8 million net of tax, related to fixed asset write-downs and $4.5 million, $3.1 million net of tax, for executive severance payments and related expenses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 4 to our unaudited consolidated financial statements incorporated by reference in this prospectus for additional information on the charges taken.

(f)  In January 2002, we adopted Statement of Financial Accounting Standards
     (SFAS) No. 142. Under SFAS No. 142, goodwill is no longer subject to amortization. Prior to January 1, 2002, we included goodwill amortization in selling, general and administrative expense in our statement of operations. The unaudited pro forma net income as though SFAS No. 142 had been in effect as of January 1, 1999 is as follows:

                                                                     NINE MONTHS        PRO FORMA
                                                                        ENDED          NINE MONTHS
                                    YEARS ENDED DECEMBER 31,        SEPTEMBER 30,         ENDED
                                  -----------------------------   -----------------   SEPTEMBER 30,
                                    1999       2000      2001      2001      2002         2002
                                  --------   --------   -------   -------   -------   -------------
                                                           (IN THOUSANDS)
     Reported Net income
       (loss)...................  $(33,511)  $(16,485)  $28,090   $ 9,514   $13,384      $22,102
     Add back: Goodwill
       amortization, net of
       tax......................     4,550      5,096     6,377     4,727        --           --
                                  --------   --------   -------   -------   -------      -------
     Adjusted Net income
       (loss)...................  $(28,961)  $(11,389)  $34,467   $14,241   $13,384      $22,102
                                  ========   ========   =======   =======   =======      =======

(g) Includes a cumulative effect of accounting change related to SEC Staff Accounting Bulletin (SAB) No. 101 of $1.8 million, net of tax. Refer to
     Note 1 to our audited consolidated financial statements included elsewhere in this prospectus for further discussion of the effect of SAB No. 101.

(h) We calculate EBITDA by taking operating income (loss) and adding back depreciation and amortization, excluding the impact of other charges. See footnotes (b), (c), (d) and (e) above. Calculations of EBITDA should not be viewed as a substitute to calculations under GAAP, in particular operating income and net income. In addition, EBITDA calculations by one company may not be comparable to another company.

(i) Pro forma for the acquisition of Reed-Hycalog and related financing transactions assuming the acquisition and financings occurred on September 30, 2002.

              SUMMARY OF REED-HYCALOG'S HISTORICAL FINANCIAL DATA

     The following table sets forth certain summary historical financial data of Reed-Hycalog. The summary historical financial information presented below for each of the years ended December 31, 1999, 2000 and 2001 has been derived from the audited financial statements, and for the nine months ended September 30, 2001 and 2002 has been derived from the unaudited financial statements, incorporated by reference in this prospectus. You should read this information in conjunction with the Combined Financial Statements of the Drill Bits Business of Schlumberger Limited and the notes thereto incorporated by reference in this prospectus.

                                                                              NINE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                            ------------------------------   -------------------
                                              1999       2000       2001       2001       2002
                                            --------   --------   --------   --------   --------
                                                               (IN THOUSANDS)
OPERATING DATA:
Revenues..................................  $165,926   $195,842   $244,246   $183,550   $159,409
Gross profit..............................    97,771    111,068    138,365    104,532     98,900
Selling, general and administrative
  expense.................................    65,242     71,609     76,131     57,189     55,279
Depreciation and amortization.............     8,501      7,767      7,871      6,299      5,900
Research and engineering..................    12,617     12,020     13,713     10,439     10,662
Operating income..........................    19,912     27,439     48,521     36,904     32,959
Interest income...........................     2,726        965      1,102        834        649
Income tax provision......................     7,556     10,774     17,745     13,683     10,424
Net income................................    15,861     21,318     31,678     24,432     22,578
OTHER DATA:
EBITDA(a).................................  $ 28,413   $ 35,206   $ 56,392   $ 43,203   $ 38,859
Capital expenditures......................     4,612      6,404      8,421      6,862      8,219(c)

                                                              AS OF SEPTEMBER 30,
                                                                     2002
                                                              -------------------
                                                                (IN THOUSANDS)
BALANCE SHEET DATA:
Property and equipment, net.................................       $ 44,164
Total assets................................................        336,174
Working capital(d)..........................................        129,544

---------------

(a) We calculate EBITDA by taking operating income and adding back depreciation and amortization. Calculations of EBITDA should not be viewed as a substitute to calculations under GAAP, in particular operating income and net income. In addition, EBITDA calculations by one company may not be comparable to another company.

(b)  See footnote (i) on page 14.

(c) Capital expenditures for the nine months ended September 30, 2002 include approximately $2.6 million relating to the implementation of management information software and approximately $1.3 million related to the purchase of a synthetic diamond press.

(d) Amount represents working capital being purchased as of September 30, 2002 and excludes certain assets and liabilities, primarily cash and intercompany receivables and payables, that are not included in the Reed-Hycalog acquisition. Reed-Hycalog's historical working capital as of September 30, 2002 was $96.9 million.

                                  RISK FACTORS

     Your investment in the exchange notes will entail risks. There are a number of factors, including those specified below, which may adversely affect our ability to make payments on the notes. You could lose a substantial portion or all of your investment in the notes. Consequently, an investment in the notes should only be considered by persons who can assume the risks. The risk factors described below represent some of the most significant factors in making an investment decision, but are not exhaustive. We encourage you to perform your own investigation with respect to the notes and our company.

RISKS RELATING TO THE NOTES

  WE HAVE A SIGNIFICANT AMOUNT OF DEBT, WHICH COULD PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES, LIMIT OUR FLEXIBILITY IN OPERATING OUR BUSINESS OR LIMIT OUR ACCESS TO FUNDS WE MAY NEED IN ORDER TO GROW OUR BUSINESS.

     On a pro forma basis, adjusted for the acquisition of Reed-Hycalog and related financings (including the issuance of the outstanding 9% notes and borrowings under our new senior credit facility), we would have had approximately $481 million of indebtedness (including the notes, but excluding an additional $141 million of total availability, subject to a borrowing base determination, we had under our new senior credit facility, of which we had $96 million of unused availability, based on a borrowing base of $145 million, under the revolving credit facility) outstanding at September 30, 2002. In addition, we may be permitted under our new senior credit facility and the indentures governing the notes and our outstanding 9 5/8% Senior Notes due 2007 to incur additional debt, subject to certain limitations. Our high degree of leverage may have important consequences, including the following:

     - we may have difficulty satisfying our obligations under the notes or other indebtedness and, if we fail to comply with the requirements of the indebtedness, an event of default could result;

     - we may be required to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;

     - we may be limited in our ability to obtain additional financing for working capital, capital expenditures and other general corporate activities;

     - we may be limited in our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - we may be more vulnerable to the impact of economic downturns and adverse developments in our business; and

     - we may be placed at a competitive disadvantage against other less leveraged competitors.

     The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under the notes.

  WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH FLOW TO MEET OUR DEBT SERVICE OBLIGATIONS.

     The amount of debt that we can manage in some periods may not be effectively managed in other periods because our earnings and cash flows vary significantly from year to year following trends in our industry. Our future cash flow may be insufficient to meet all of our debt obligations and commitments, and any insufficiency could negatively impact our business. Our ability to generate cash flow from operations to pay our debt will depend on our future financial performance, which will be affected by a range of economic, competitive and business factors. We cannot control many of these factors, such as general economic and financial conditions in the oil and gas industry, the economy at large and competitive initiatives of our competitors.

     If we do not generate sufficient cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds that may be realized from those sales, or that additional financing could be obtained on acceptable terms, if at all. Our inability to generate sufficient cash flow to satisfy all of our debt obligations, or to refinance our indebtedness on commercially reasonable terms, would materially adversely affect our business, financial condition, results of operations and prospects and our ability to satisfy our obligations under the notes.

  WE ARE A HOLDING COMPANY, AND WE ARE DEPENDENT ON THE ABILITY OF OUR SUBSIDIARIES TO DISTRIBUTE FUNDS TO US.

     We are a holding company, and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the equity interests of our subsidiaries. As a result, our ability to make required payments on the notes depends on the performance of our subsidiaries and their ability to advance or distribute funds to us. The ability of our subsidiaries to make advances or distributions to us may be restricted by, among other things, debt instruments and applicable corporate and partnership laws and other laws. If we are unable to obtain funds from our subsidiaries as a result of restrictions under our other debt instruments, law or otherwise, we may not be able to pay interest or principal on the notes when due, or to make any required offer to acquire the notes upon a change of control, and we cannot assure you that we will be able to obtain the necessary funds from other sources.

  IN THE EVENT OF OUR BANKRUPTCY OR LIQUIDATION, HOLDERS OF THE NOTES WILL BE PAID FROM ANY ASSETS REMAINING AFTER PAYMENTS TO HOLDERS OF SECURED DEBT AND DEBT OF OUR NON-GUARANTOR SUBSIDIARIES.

     The notes will be general unsecured senior obligations of us and our subsidiary guarantors, effectively junior to any secured debt that we may have in the future to the extent of the value of the assets securing that debt. In addition, not all of our subsidiaries will guarantee the notes, so the notes will be at least effectively junior to the liabilities of any of these non-guarantor subsidiaries. Specifically, none of our present or future non-U.S. subsidiaries and none of our future unrestricted subsidiaries will guarantee the notes.

     On a proforma basis giving effect to the Reed Hycalog Acquisition, our subsidiaries that are guarantors would have generated 65% of our consolidated revenues for the nine months ended September 30, 2002 and would have held 64% of our consolidated total assets as of September 30, 2002. See the Notes to our consolidated financial statements incorporated by reference in this prospectus for more detail about the division of our revenues and assets between our guarantor and non-guarantor subsidiaries.

     If we are declared bankrupt or insolvent, or are liquidated, the holders of our secured debt, and any debt of our non-guarantor subsidiaries, will be entitled to be paid from our assets or assets of such subsidiaries, as the case may be, before any payment may be made with respect to the notes. If any of the foregoing events occurs, we cannot assure you that we and our non-guarantor subsidiaries will have sufficient assets to pay amounts due on our secured debt, the debt of our non-guarantor subsidiaries and the notes. As a result, holders of the notes may receive less, ratably, than the holders of secured debt or the debt of our non-guarantor subsidiaries in the event of our bankruptcy or liquidation.

  OUR DEBT INSTRUMENTS IMPOSE RESTRICTIONS ON US THAT MAY AFFECT OUR ABILITY TO SUCCESSFULLY OPERATE THE BUSINESS.

     Our indenture for our 9 5/8% Senior Notes due 2007, the indenture governing the notes and our new senior credit facility restrict us from taking various actions such as incurring additional indebtedness under certain circumstances, paying dividends, repurchasing junior indebtedness, making investments, entering into transactions with affiliates, merging or consolidating with other entities and selling all or substantially all of our assets. In addition, our new senior credit facility limits our capital expenditures and, under certain circumstances, requires us to maintain certain financial ratios and satisfy certain financial condition tests and may require us to take action to reduce our debt or take some other action in order to comply with them. These restrictions could also limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general or otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the limitations imposed on us by the restrictive covenants under the credit facilities and the indentures. A breach of any of these provisions will likely result in a default under our indentures and under our credit facilities that would allow the lenders to declare indebtedness immediately due and payable. If we are unable to pay those amounts because we do not have sufficient cash on hand or are unable to obtain alternative financing on acceptable terms, the lenders could initiate a bankruptcy or liquidation proceeding or proceed against any assets that serve as collateral to secure indebtedness. Our assets may not be sufficient to repay in full amounts due under the notes.

  WE MAY NOT BE ABLE TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL.

     If a change of control, as defined in the indenture, occurs in the future, we will be required to make an offer to purchase all the outstanding notes and all of our outstanding 9 5/8% Senior Notes due 2007 at a premium, plus any accrued and unpaid interest to the date of purchase. In such a situation, we cannot assure you that we will have enough funds to pay for all of the notes and the outstanding 9 5/8% Senior Notes due 2007 that are tendered under any such offer. If a significant amount of notes is tendered, we will almost certainly have to obtain financing to pay for the tendered notes; however, we cannot be sure we will be able to obtain such financing on acceptable terms, if at all. A change of control may also result in an event of default under our new senior credit facility and agreements governing any future indebtedness and may result in the acceleration of such indebtedness. If the accelerated indebtedness is secured debt, we will be required to pay that debt before repurchasing the notes. We urge you to read the information under "Description of the Notes -- Mandatory Redemption; Offers to Purchase; Open Market
Purchases -- Change of Control" for more information regarding the treatment of a change of control under the indenture.

  THE SUBSIDIARY GUARANTEES COULD BE DEEMED FRAUDULENT CONVEYANCES UNDER CERTAIN CIRCUMSTANCES AND A COURT MAY TRY TO SUBORDINATE OR VOID THE SUBSIDIARY GUARANTEES.

     Under various fraudulent conveyance or fraudulent transfer laws, a court could subordinate or void the subsidiary guarantees. Generally, to the extent that a court were to find that at the time one of our subsidiaries entered into a subsidiary guarantee either (x) the subsidiary incurred the guarantee with the intent to hinder, delay or defraud any present or future creditor or contemplated insolvency with a design to favor one or more creditors to the exclusion of others or (y) the subsidiary did not receive fair consideration or reasonably equivalent value for issuing the subsidiary guarantee and, at the time it issued the subsidiary guarantee, the subsidiary (i) was insolvent or became insolvent as a result of issuing of the subsidiary guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital, or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they matured, the court could avoid or subordinate the subsidiary guarantee in favor of the subsidiary's other obligations. Among other things, a legal challenge of a subsidiary guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary as a result of the issuance of the notes by us. To the extent a subsidiary guarantee is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the notes would not have any claim against that subsidiary and would be creditors solely of us and any other subsidiary guarantors whose guarantees are not held unenforceable.

  YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU DO NOT EXCHANGE THE OUTSTANDING 9% NOTES.

     Any of the outstanding 9% notes that are not exchanged for exchange notes have not been registered with the SEC or in any state. Unless the outstanding 9% notes are registered, they only may be offered and sold pursuant to an exemption from, or in a transaction that is not subject to, the registration requirements of the Securities Act. Depending upon the percentage of the outstanding 9% notes exchanged for exchange notes, the liquidity of the outstanding 9% notes may be adversely affected.

RISKS RELATING TO OUR BUSINESS

  A FURTHER DECLINE IN DOMESTIC AND WORLDWIDE OIL AND GAS DRILLING ACTIVITY WOULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     Our business is materially dependent on the level of oil and gas drilling activity in North America and worldwide, which in turn depends on the level of capital spending by major, independent and state-owned exploration and production companies. This capital spending is driven by current prices for oil and gas and the perceived stability and sustainability of those prices. Oil and gas prices have been subject to significant fluctuation in recent years in response to changes in the supply and demand for oil and gas, market uncertainty, world events, governmental actions, and a variety of additional factors that are beyond our control, including:

     - the level of North American and worldwide oil and gas exploration and production activity;

     - worldwide economic conditions, particularly economic conditions in North America;

     - oil and gas production costs;

     - the expected costs of developing new reserves;

     - national government political requirements and the policies of the Organization of Petroleum Exporting Countries (OPEC);

     - the price and availability of alternative fuels;

     - environmental regulation; and

     - tax policies.

     Decreased demand for our products results not only from periods of lower drilling activity, but also from the resulting build up of customer inventory of drill pipe associated with idle rigs, which can be used to some extent on active rigs in lieu of new purchases. The time period during which drill pipe inventory is used is a function of the number of rigs actively drilling and the expected level of drilling activity. A decrease in the number of rigs actively drilling results in a large amount of unused drill pipe on idle rigs and a decrease in demand for new drill pipe. In general, customers begin placing orders for new drill pipe when expected rig utilization over the next two quarters approaches the number of rigs for which customers have available drill pipe.

  AN ECONOMIC DOWNTURN COULD ADVERSELY AFFECT DEMAND FOR OUR PRODUCTS AND SERVICES AND OUR RESULTS OF OPERATIONS.

     The U.S. and worldwide economies slowed during 2001, in particular following the September 11th terrorist attacks. The decline in the U.S. economy has resulted in a softening in projected natural gas drilling activity. If expected economic improvement in the U.S. does not occur or international markets decline unexpectedly, our results of operations and financial condition could be materially adversely affected.

  INCREASES IN THE PRICES OF OUR RAW MATERIALS COULD AFFECT OUR RESULTS OF OPERATIONS.

     We use large amounts of steel tubulars and bars in the manufacture of our products. The price of these raw materials has a significant impact on our cost of producing products. If we are unable to pass future raw material price increases on to our customers, our margins and results of operations could be adversely affected.

  DUE TO INTENSE COMPETITION IN OUR INDUSTRY, OUR REVENUES MAY DECLINE IF WE DO NOT DEVELOP, PRODUCE AND COMMERCIALIZE NEW COMPETITIVE TECHNOLOGIES AND PRODUCTS OR IF WE ARE UNABLE TO ADEQUATELY PROTECT OUR CURRENT AND FUTURE INTELLECTUAL PROPERTY RIGHTS RELATING TO OUR TECHNOLOGIES AND PRODUCTS.

     The markets for our premium products and services are characterized by continual developments. Substantial improvements in the scope and quality of product function and performance can occur over a short period of time. In order to remain competitive, we must be able to develop commercially competitive products in a timely manner in response to changes in technology. Our ability to develop new products and maintain competitive advantages depends on our ability to design and commercially market products that meet the needs of our customers, including delivery schedules and product specifications.

     Additionally, the time and expense invested in product development may not result in commercially feasible applications that provide revenues. We could be required to write off our entire investment in a new product that does not reach commercial viability. Moreover, we may experience operating losses after new products are introduced and commercialized because of high start-up costs, unexpected manufacturing costs or problems, or lack of demand.

     Many of our products and the processes we use to manufacture them have been granted U.S. and international patent protection, or have patent applications pending. Nevertheless, patents may not be granted from our applications and, if patents are issued, the claims allowed may not be sufficient to protect our technology. If our patents are not enforceable or if any of our products infringe patents held by others, our financial results may be adversely affected. Our competitors may be able to independently develop technology that is similar to ours without infringing on our patents, which is especially true internationally where the protection of intellectual property rights may not be as effective. In addition, obtaining and maintaining intellectual property protection internationally may be significantly more expensive than doing so domestically. We may have to spend substantial time and money defending our patents and after our patents expire, our competitors will not be legally constrained from developing products substantially similar to ours.

  OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION ARE DEPENDENT UPON OUR ABILITY TO SUCCESSFULLY INCREASE AND DECREASE, WITHOUT MATERIAL DISRUPTION, OUR MANUFACTURING CAPACITY AND EXPENSE IN RESPONSE TO CHANGES IN DEMAND AND TO MAINTAIN PRICES FOR OUR DRILL STEM PRODUCTS, WHICH CAN BE ADVERSELY AFFECTED BY CHANGES IN INDUSTRY CONDITIONS AND COMPETITIVE FORCES.

     Beginning in 2001, we took steps to increase our capacity and reduce costs in all of our manufacturing operations. Our manufacturing goal is to be able to produce between 1.5 million and 2.5 million feet of drill pipe during a quarter, not including China, with little operational change or disruption. We also intend to increase our production to 3.0 million feet a quarter, not including China, without significant operational disruptions and process inefficiencies. We will need to increase our production during peak periods with minimal operational disruption and inefficiency in order to meet the increased demand. If there are any material disruptions or excess costs associated with the manufacturing changes and our ability to alter production with minimal disruption, our results of operations during ramp-up and peak demand periods could be materially adversely affected.

     Beginning in 2001, we initiated substantial price increases for our drill stem products, which began benefiting revenues and operating profit during the third quarter of 2001. Our ability to maintain these price increases is subject to various risks, including adverse changes in industry conditions, as well as unexpected actions by our competitors. We believe our current prices are generally at satisfactory levels given the increased quality and premium nature of our products; but if market conditions or other factors cause us to decrease prices, our results could be materially adversely affected.

  OUR INTERNATIONAL OPERATIONS MAY EXPERIENCE SEVERE INTERRUPTIONS DUE TO POLITICAL, ECONOMIC OR OTHER RISKS, WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     During the third quarter of 2002, we derived approximately 26% of our total revenues from our facilities outside the U.S. In addition, a large part of sales from our domestic locations were for use in foreign countries. We expect this percentage to increase substantially, and our recent acquisition of ReedHycalog will further increase our international exposure. In the nine months ended September 30, 2002, approximately 69% of ReedHycalog's revenues were derived outside the U.S. In addition, many of our key manufacturing operations are outside of the U.S. Our operations in certain international locations, including Mexico, Austria, Italy, China, Indonesia, United Kingdom, and Singapore, are subject to various political and economic conditions existing in those countries that could disrupt operations. These risks include:

     - changes in foreign tax laws;

     - changes in regulations and labor practices;

     - currency fluctuations and devaluations;

     - currency restrictions and limitations on repatriation of profits; and

     - political instability or military conflict in oil or gas producing regions.

     Our foreign operations may suffer disruptions, and we may incur losses that will not be covered by insurance. We have not historically carried political risk insurance. In particular, terrorist attacks and other threats to U.S. national security and resulting U.S. military activity throughout the world increases the possibility that our operations could be interrupted or adversely affected. Such disruption could result in our inability to ship products in a timely and cost-effective manner or our inability to place contractors and employees in various countries or regions. In this regard, approximately 4% of our pro forma revenues are generated from sales in or to Venezuela. Due to the national strike the country is currently experiencing, our revenue and profitability from this country have been impaired during the last month of 2002 through the date of this filing. We expect this to continue until such strike is resolved.

     Any material currency fluctuations or devaluations or political events that disrupt oil and gas exploration and production or the movement of funds and assets could materially adversely affect our results of operations and financial position.

     We have entered into an agreement with Voest-Alpine, an entity of which we own 50.01%, to purchase 60,000 metric tons of "green" tubulars per year through September 2003. Our future results could be adversely affected if we are unable to use or resell these tubulars. In addition, we have agreed to be responsible for paying any "anti-dumping" duties in the U.S. on the resale of these tubulars, which could affect our ability to resell the tubulars in the U.S. Further, our long-term supply contract with Voest-Alpine is denominated in euros. We have no significant offset for revenues in euros and we have not hedged for currency risk with respect to this contract. In addition, our manufacturing of tool joints in Italy has benefited from a weak euro against the U.S. dollar until recently. Thus, a material long-term strengthening of the euro versus the U.S. dollar could materially adversely affect our results of operations.

  IF WE ARE UNABLE TO ADEQUATELY RENEW OR REPLACE OUR SUPPLY CONTRACT WITH VOEST-ALPINE AND OUR PROCESSING AGREEMENT WITH U.S. STEEL, OUR RESULTS OF OPERATIONS AND FINANCIAL RESULTS WOULD BE ADVERSELY AFFECTED.

     Our four year supply contract with Voest-Alpine, under which we have agreed to purchase a minimum of 60,000 metric tons of tubulars per year, expires in September 2003. The volume requirements represent approximately one-half of our normal worldwide requirements for this type of tubulars during normalized market conditions. If we are unable to successfully renew or replace this supply contract on terms reasonably acceptable to us, our results of operations would be adversely affected.

     Similarly, we have entered into a contract with U.S. Steel to provide processing services for virtually all of its large diameter casing products. This contract expires on December 31, 2003 and we do not expect that it will be renewed. If we are unable to adequately replace this business with comparable quantities and sales margins, our results of operations and financial results could be adversely affected.

  IN CONNECTION WITH OUR BUSINESS OPERATIONS AND THE REEDHYCALOG ACQUISITION, WE COULD BE SUBJECT TO SUBSTANTIAL LIABILITY CLAIMS THAT ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     We have assumed a substantial portion of ReedHycalog's obligations, responsibilities, liabilities, costs and expenses arising out of or incurred in connection with their business. Our products, as well as ReedHycalog's drill bits and related technologies, are complex, and the failure of this equipment to operate properly or to meet specifications may greatly increase our customers' costs of drilling a well. In addition, many of these products are used in hazardous drilling and production applications where an accident or product failure can cause personal injury or loss of life; damage to property, equipment or the environment; regulatory investigations and penalties; and the suspension of the end-user's operations. If our products or services fail to meet specifications or are involved in accidents or failures, we could face warranty, contract or other litigation claims for which we may be held responsible and our reputation for providing quality products may suffer.

     Our insurance may not be adequate in risk coverage or policy limits to cover all losses or liabilities that we may incur or be responsible for under the ReedHycalog purchase agreement. Moreover, in the future we may not be able to maintain insurance at levels of risk coverage or policy limits that we deem adequate or at premiums that are reasonable for us, particularly in the recent environment of significant insurance premium increases. Further, any claims made under our policies will likely cause our premiums to increase. Any future damages deemed to be caused by our products or services, including those of ReedHycalog, that are assessed against us and that are not covered by insurance, or that are in excess of policy limits or subject to substantial deductibles, could have a material adverse effect on our results of operations and financial condition.

  WE ARE SUBJECT TO ENVIRONMENTAL, HEALTH AND SAFETY LAWS AND REGULATIONS THAT EXPOSE US TO POTENTIAL FINANCIAL LIABILITY.

     Our operations are regulated under a number of federal, state, local and foreign environmental laws and regulations, which govern, among other things, the discharge of hazardous materials into the air and water, as well as the handling, storage, and disposal of hazardous materials and the remediation of contaminated sites. Compliance with these environmental laws is a major consideration in the manufacturing of our products. Because we use and generate hazardous substances and wastes in our manufacturing operations, we may be subject to material financial liability for any investigation and clean-up of such hazardous materials, and any related personal injury damages or toxic tort claims. We have not historically carried insurance for such matters.

     In addition, many of our current and former properties are or have been used for industrial purposes. Accordingly, we also may be subject to financial liabilities relating to the investigation and remediation of hazardous materials resulting from the action of previous owners or operators of industrial facilities on those sites. Liability in many instances may be imposed on us regardless of the legality of the original actions relating to the hazardous or toxic substances or whether or not we knew of, or were responsible for, the presence of those substances. Liabilities we have assumed in connection with the ReedHycalog acquisition include, subject to certain exceptions, certain obligations, liabilities, costs and expenses for violations of health, safety and environmental laws relating to the assets and include certain unknown, as well as known, obligations, liabilities, costs and expenses arising or incurred prior to, on or after the closing date. Furthermore, with certain exceptions, we may be required to indemnify Schlumberger against losses incurred in connection with or related to these assumed liabilities.

     We are also subject to various federal, state, local and foreign laws and regulations relating to safety and health conditions in our manufacturing facilities. Those laws and regulations may subject us to material financial penalties or liabilities for any noncompliance, as well as potential business disruption if any of our facilities or a portion of any facility is required to be temporarily closed as a result of any violation of those laws and regulations. Any such financial liability or business disruption could have a material adverse effect on our financial condition and results of operations.

  WE ARE UNFAMILIAR WITH THE DRILL BITS BUSINESS AND MAY FACE UNEXPECTED DIFFICULTIES IN OPERATING THE BUSINESS OR MAY NOT ACHIEVE THE EXPECTED BENEFITS OF THE REEDHYCALOG ACQUISITION.

     Prior to the ReedHycalog acquisition, we did not own or operate drill bits businesses. The ReedHycalog acquisition has resulted in a new drill bits product line for us. Our overall management team has limited experience in drill bits development, manufacturing and distribution operations, so we may face regulatory and operational matters with which we are unfamiliar. In addition, we may be operating in unfamiliar markets and be less able to respond to changes in markets than our more experienced competitors. Therefore, until the ReedHycalog assets, product lines and operations have been transitioned into our operations, it is difficult to predict accurately the effects of the ReedHycalog acquisition. Furthermore, synergies and other benefits we expect to result from the acquisition of ReedHycalog may not be achieved or, if achieved, may not be achieved in the time frame in which they are expected. In addition, whether we will actually realize anticipated benefits depends on future events and circumstances beyond our control, such as economic conditions in general or in the oil and gas industry in particular, and the other risk factors discussed elsewhere in this prospectus.

  WE MAY NOT HAVE THE SAME COMPETITIVE ADVANTAGES IN THE DRILL BITS BUSINESS AS WE ENJOY IN THE COMPETITIVE ENVIRONMENT FOR THE MANUFACTURE, SUPPLY AND PROVISION OF OILFIELD DRILL PIPE AND OTHER DRILL STEM PRODUCTS AND PREMIUM CONNECTIONS AND TUBULAR PRODUCTS.

     We hold a leading market position and have greater resources than many of our competitors in the business of manufacturing, supply and providing oilfield drill pipe and other drill stem products and premium connections and tubular products. The competitive environment for the drill bits business differs greatly, with Smith International, Baker Hughes, ReedHycalog and Halliburton being the largest competitors. Each of Smith International, Baker Hughes and Halliburton has greater marketing, financial and technical resources than we do and could use those resources to affect our ability to compete, thereby reducing the sales, profits and benefits we expect to receive from the ReedHycalog acquisition.

  ASSIMILATING REEDHYCALOG INTO OUR CORPORATE STRUCTURE MAY STRAIN OUR RESOURCES AND MAY PROVE TO BE DIFFICULT.

     The ReedHycalog acquisition was significantly larger than any of our previous acquisitions. The significant expansion of our business and operations, both in terms of geography and magnitude, resulting from the acquisition of ReedHycalog may strain our administrative, operational and financial resources. In addition, the ReedHycalog acquisition included the drill bit assets, but did not include all of the corporate infrastructure necessary to operate such business. The creation of corporate and administrative infrastructure for ReedHycalog and the assimilation of ReedHycalog into our company will require substantial time, effort, attention and dedication of management resources and may detract our management in unpredictable ways from our traditional business. The transition process could create a number of potential challenges and adverse consequences for us, including the possible unexpected loss of key employees, customers or suppliers, a possible loss of revenues or an increase in operating or other costs. These types of challenges and uncertainties could have a material adverse effect on our business, financial condition and results of operations. We may not be able to manage the combined operations and assets effectively or realize any of the anticipated benefits of ReedHycalog.

     As part of our business strategy, we intend to pursue other strategic acquisitions and we may face similar challenges regarding such acquisitions.

  THE LOSS OF CERTAIN MEMBERS OF OUR SENIOR MANAGEMENT MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     Our success depends, in part, on the efforts of our senior management and other key employees. These individuals possess sales and marketing, engineering, manufacturing, financial and administrative skills that are critical to the operation of our business. If we lose or suffer an extended interruption in the services of one or more of our senior officers, our results of operations may be adversely affected. Moreover, the market for qualified individuals may be highly competitive, and we may not be able to attract and retain qualified personnel to replace or succeed members of our senior management or other key employees, should the need arise.

  OUR RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED BY ACTIONS UNDER U.S. TRADE LAWS.

     Although we are a U.S.-based manufacturing company, we do own and operate international manufacturing operations that support our U.S.-based business. If actions under U.S. trade laws were instituted that limited our access to these products, our ability to meet our customer specifications and delivery requirements would be reduced. Any adverse effects on our ability to import products from our foreign subsidiaries could have a material adverse effect on our results of operations.

     Additionally, foreign producers of tubular goods have been found to have sold their products, which may include premium connections, for export to the U.S. at prices that are lower than the cost of production or their prices in their home market or a major third-country market. Anti-dumping orders restricting the manner and price at which tubular goods from certain countries can be imported are currently in effect. If such orders are revoked or changed, we could be exposed to increased competition from imports that could reduce our sales and market share. Furthermore, tubulars produced by domestic steel mills and threaded by us in the U.S. may not be able to economically compete with tubulars manufactured and threaded at steel mills outside of the U.S., and we could be forced to lower our prices to uneconomical levels in order to compete.

  OUR FORMER USE OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS MAY POSE RISK TO US AND WILL LIMIT YOUR ABILITY TO SEEK POTENTIAL RECOVERIES FROM THEM RELATED TO THEIR WORK.

     Arthur Andersen LLP, independent accountants, were engaged as the principal accountants to audit our financial statements until we dismissed them on April 26, 2001 and engaged Ernst & Young LLP. In June 2002, Arthur Andersen was convicted on a federal obstruction of justice charge. Some investors, including institutional investors, may choose not to invest in or hold securities of a company whose prior financial statements were audited by Arthur Andersen, which may serve to, among other things, suppress the price of our securities. In addition, SEC rules require us to present our audited financial statements in various SEC filings, along with Arthur Andersen's consent to our inclusion of its audit report in those filings. The SEC has provided temporary regulatory relief designed to allow companies that file reports with the SEC to dispense with the requirement to file a consent of Arthur Andersen in certain circumstances. Notwithstanding the SEC's temporary regulatory relief, the inability of Arthur Andersen to provide its consent or to provide assurance services to us with regard to future SEC filings could negatively affect our ability to, among other things, access capital markets. Any delay or inability to access capital markets as a result of this situation could have a material adverse impact on our business.

     We cannot assure you that we will be able to continue to rely on the temporary relief granted by the SEC. If the SEC no longer accepts financial statements audited by Arthur Andersen, this may affect our ability to access the public capital markets in the future unless our current independent auditors or another independent accounting firm is able to audit the financial statements originally audited by Arthur Andersen. Any delay or inability to access the capital markets may have an adverse impact on our business. After reasonable efforts, we have not been able to obtain Arthur Andersen's consent to the inclusion in this prospectus of its audit report dated March 19, 2001 for fiscal years ended December 31, 1999 and 2000. Accordingly, investors will not be able to sue Arthur Andersen under Section 11 of the Securities Act for material misstatements or omissions, if any, in this prospectus or the registration statement and prospectus for our exchange offer, including the financial statements covered by their previously issued reports. Moreover, Arthur Andersen has ceased operations. Should it declare bankruptcy or avail itself of other forms of protection from creditors, it is unlikely you would be able to recover damages from Arthur Andersen for any claim against them. In addition, any recovery they may have from Arthur Andersen related to any claims that they may assert related to the financial statements audited by Arthur Andersen may be limited as a result of the lack of Arthur Andersen's consent as well as by the financial circumstances of Arthur Andersen.

                          ACQUISITION OF REED-HYCALOG

     On December 20, 2002, we purchased the Reed-Hycalog drill bits business from Schlumberger Technology Corporation and its affiliates for approximately $350 million, consisting of $255 million in cash (subject to adjustment), approximately $90 million in Grant Prideco common stock and approximately $5 million of assumed non-current liabilities. Reed-Hycalog is a leading designer, manufacturer and distributor of fixed-cutter and roller-cone drill bits to the global oil and gas industry, and is one of four major competitors who, combined, hold approximately 90% of the worldwide drill bit market. Reed-Hycalog has been designing, manufacturing and distributing drill bits for over 80 years.

     The assets of Reed-Hycalog include, among other things, engineering facilities and two manufacturing facilities in Houston, Texas; one manufacturing facility in Stonehouse (UK) and one in Singapore; approximately 1,200 employees; customer contracts, including those with major oil companies, state-owned oil companies and independent oil and gas producers; accounts receivable; inventory; and equipment. Reed-Hycalog's business includes operations in each of the major oil and gas producing regions in the world.

     To assist in our integration efforts, Schlumberger has agreed to provide transition services for a period of up to twelve months after the closing of the Reed-Hycalog acquisition. In addition, we have retained the former president and the former chief financial officer of Reed-Hycalog, who have over 25 years and 12 years of experience with Reed-Hycalog, respectively, to assist us in successfully transitioning and operating these newly acquired operations. We believe that a strong management team with significant familiarity with Reed-Hycalog's business, assets and people will help streamline this process and provide us with significant ongoing benefits. Schlumberger also has agreed, subject to certain exceptions, not to engage in the manufacture or development of drill bits for a period of three years and will not enter into any strategic marketing alliances with respect to drill bits for a period of 18 months.

     In addition to paying the purchase price for Reed-Hycalog, we assumed certain of Schlumberger's and its affiliates' obligations, responsibilities, liabilities, costs and expenses arising out of or incurred in connection with the operation of Reed-Hycalog. This includes, subject to certain exceptions, certain of Schlumberger's and its affiliates' obligations, liabilities, costs and expenses related to the operation of its business, contractual matters, warranty claims and various accrued liabilities, including certain known and unknown obligations, liabilities, costs and expenses arising or incurred prior to the closing date. We believe that, as a result of Schlumberger's indemnification obligations, we will not have any material exposure for pre-closing matters. However, any indemnification we receive is subject to certain thresholds and limits and we cannot assure that any such indemnification will be adequate.

     We also entered into a registration rights agreement relating to the registration under the Securities Act of the shares of Grant Prideco common stock to be issued to Schlumberger and its affiliates in the transaction. Schlumberger is not entitled to have a representative on our board of directors by virtue of this transaction and there are no contractual restrictions on Schlumberger's right to transfer the shares issued to it in connection with the acquisition.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     Our wholly-owned direct subsidiary, Grant Prideco Escrow Corp., which merged with and into us on December 20, 2002, issued $175 million aggregate principal amount of the outstanding 9% notes to the initial purchasers on December 4, 2002 in transactions not registered under the Securities Act of 1933 in reliance on exemptions from registration under that act. The initial purchasers then sold the outstanding 9% notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-United States persons outside the United States in reliance on Regulation S under the Securities Act. Because they have been sold pursuant to exemptions from registration, the outstanding 9% notes are subject to transfer restrictions.

     In connection with the issuance of the outstanding 9% notes, we agreed with the initial purchasers that promptly following the completion of the ReedHycalog acquisition we would:

     - file with the SEC a registration statement related to the exchange notes;

     - use our best efforts to cause the registration statement to become effective under the Securities Act; and

     - offer to the holders of the outstanding 9% notes the opportunity to exchange the outstanding 9% notes for a like principal amount of exchange notes upon the effectiveness of the registration statement.

     Our failure to comply with these agreements within certain time periods would result in additional interest being due on the outstanding 9% notes. A copy of the agreement with the initial purchasers has been filed as an exhibit to the registration statement of which this prospectus is a part.

     Based on existing interpretations of the Securities Act by the staff of the SEC described in several no-action letters to third parties, and subject to the following sentence, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers or our "affiliates", without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of the outstanding 9% notes who is an affiliate of ours, who is not acquiring the exchange notes in the ordinary course of such holder's business or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

     - will not be able to rely on the interpretations by the staff of the SEC described in the above-mentioned no-action letters;

     - will not be able to tender the outstanding 9% notes in the exchange offer; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the outstanding 9% notes unless the sale or transfer is made under an exemption from these requirements.

     We do not intend to seek our own no-action letter, and there is no assurance that the staff of the SEC would make a similar determination regarding the exchange notes as it has in these no-action letters to third parties.

     As a result of the filing and effectiveness of the registration statement of which this prospectus is a part, we will not be required to pay an increased interest rate on the outstanding 9% notes unless we either fail to timely consummate the exchange offer or fail to maintain the effectiveness of the registration statement to the extent we agreed to do so. Following the closing of the exchange offer, holders of the outstanding 9% notes not tendered will not have any further registration rights except in limited circumstances requiring the filing of a shelf registration statement, and the outstanding 9% notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the outstanding 9% notes will be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all outstanding 9% notes properly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. After authentication of the exchange notes by the trustee or an authenticating agent, we will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of the outstanding 9% notes accepted in the exchange offer.

     By tendering the outstanding 9% notes for exchange notes in the exchange offer and signing or agreeing to be bound by the letter of transmittal, you will represent to us that:

     - you will acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;

     - you are not participating and have no understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;

     - you are not an affiliate of ours or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     - if you are not a broker-dealer, that you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

     - if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding 9% notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of those exchange notes.

     Broker-dealers that are receiving exchange notes for their own account must have acquired the outstanding 9% notes as a result of market-making or other trading activities in order to participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be admitting that it is an "underwriter" within the meaning of the Securities Act. We will be required to allow broker-dealers to use this prospectus following the exchange offer in connection with the resale of exchange notes received in exchange for outstanding 9% notes acquired by broker-dealers for their own account as a result of market-making or other trading activities. If required by applicable securities laws, we will, upon written request, make this prospectus available to any broker-dealer for use in connection with a resale of exchange notes. See "Plan of Distribution".

     The exchange notes will evidence the same debt as the outstanding 9% notes and will be issued under and entitled to the benefits of the same indenture. The form and terms of the exchange notes are identical in all material respects to the form and terms of the outstanding 9% notes except that:

     - the exchange notes will be issued in a transaction registered under the Securities Act;

     - the exchange notes will not be subject to transfer restrictions;

     - provisions providing for an increase in the stated interest rate on the outstanding 9% notes will be eliminated after completion of the exchange offer; and

     - the exchange notes will be issued by Grant Prideco, Inc. instead of Grant Prideco Escrow Corp.

     As of the date of this prospectus, $175 million aggregate principal amount of the outstanding 9% notes was outstanding. In connection with the issuance of the outstanding 9% notes, we arranged for the outstanding 9% notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.

     This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders as of the close of business on
             , 2003. We intend to conduct the exchange offer as required by the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable.

     Rule 14e-1 describes unlawful tender offer practices under the Exchange Act. This rule requires us, among other things:

     - to hold our exchange offer open for 20 business days;

     - to give ten business days notice of any change in the terms of this offer; and

     - to issue a press release in the event of an extension of the exchange offer.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of the outstanding 9% notes being tendered, and holders of the outstanding 9% notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or under the indenture in connection with the exchange offer. We shall be considered to have accepted the outstanding 9% notes tendered according to the procedures in this prospectus when, as and if we have given oral or written notice of acceptance to the exchange agent. See
"-- Exchange Agent". The exchange agent will act as agent for the tendering holders for the purpose of receiving exchange notes from us and delivering exchange notes to those holders.

     If any tendered outstanding 9% notes are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, certificates for these unaccepted outstanding 9% notes will be returned, at our cost, to the tendering holder of outstanding 9% notes or, in the case of outstanding 9% notes tendered by book-entry transfer, into the holder's account at DTC according to the procedures described below, as promptly as practicable after the expiration date.

     Holders who tender outstanding 9% notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes related to the exchange of the outstanding 9% notes in the exchange offer. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See "-- Solicitation of Tenders; Fees and Expenses".

NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO HOLDERS OF THE OUTSTANDING 9% NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING 9% NOTES IN THE EXCHANGE OFFER. MOREOVER, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING 9% NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER IN THE EXCHANGE OFFER AND, IF SO, THE AMOUNT OF THE OUTSTANDING 9% NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISORS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" shall mean 5:00 p.m., New York City time, on
          , 2003, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended.

     We expressly reserve the right, in our sole discretion:

     - to delay acceptance of any outstanding 9% notes or to terminate the exchange offer and to refuse to accept outstanding 9% notes not previously accepted, if any of the conditions described under "-- Conditions" shall have occurred and shall not have been waived by us;

     - to extend the expiration date of the exchange offer;

     - to amend the terms of the exchange offer in any manner;

     - to purchase or make offers for any outstanding 9% notes that remain outstanding subsequent to the expiration date;

     - to the extent permitted by applicable law, to purchase outstanding 9% notes in the open market, in privately negotiated transactions or otherwise.

     The terms of the purchases or offers described in the fourth and fifth clauses above may differ from the terms of the exchange offer.

     Any delay in acceptance, termination, extension, or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent and by making a public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the amendment.

     Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, termination, extension, or amendment of the exchange offer, we shall have no obligation to publish, advise, or otherwise communicate any public announcement, other than by making a timely release to Business Wire.

     You are advised that we may extend the exchange offer because some of the holders of the outstanding 9% notes do not tender on a timely basis. In order to give these noteholders the ability to participate in the exchange and to avoid the significant reduction in liquidity associated with holding an unexchanged note, we may elect to extend the exchange offer.

INTEREST ON THE EXCHANGE NOTES

     The exchange notes will bear interest from December 4, 2002 or the most recent date on which interest was paid or provided for on the outstanding 9% notes surrendered for the exchange notes. Accordingly, holders of outstanding 9% notes that are accepted for exchange will not receive interest that is accrued but unpaid on the outstanding 9% notes at the time of tender. Interest on the exchange notes will be payable semi-annually on each June 15 and December 15, commencing on June 15, 2003.

PROCEDURES FOR TENDERING

     Only a holder may tender its outstanding 9% notes in the exchange offer. Any beneficial owner whose outstanding 9% notes are registered in the name of such holder's broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on such holder's behalf. If the beneficial owner wishes to tender on such holder's own behalf, the beneficial owner must, before completing and executing the letter of transmittal and delivering such holder's outstanding 9% notes, either make appropriate arrangements to register ownership of outstanding 9% notes in the owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     The tender by a holder will constitute an agreement among the holder, us and the exchange agent according to the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

     A holder who desires to tender outstanding 9% notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose outstanding 9% notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

     THE METHOD OF DELIVERY OF THE OUTSTANDING 9% NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDERS. DELIVERY OF SUCH DOCUMENTS WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT OR DEEMED RECEIVED UNDER THE ATOP PROCEDURES DESCRIBED BELOW. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING 9% NOTES SHOULD BE SENT TO US. HOLDERS MAY ALSO REQUEST THAT THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES EFFECT THE TENDER FOR HOLDERS IN EACH CASE AS DESCRIBED IN THIS PROSPECTUS AND IN THE LETTER OF TRANSMITTAL.

  OUTSTANDING 9% NOTES HELD IN CERTIFICATED FORM

     For a holder to validly tender outstanding 9% notes held in physical form, the exchange agent must receive, before 5:00 p.m., New York City time, on the expiration date, at its address set forth in this prospectus:

     - a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

     - certificates for tendered outstanding 9% notes.

  OUTSTANDING 9% NOTES HELD IN BOOK-ENTRY FORM

     We understand that the exchange agent will make a request promptly after the date of the prospectus to establish accounts for the outstanding 9% notes at DTC for the purpose of facilitating the exchange offer, and subject to their establishment, any financial institution that is a participant in DTC may make book-entry delivery of the outstanding 9% notes by causing DTC to transfer the outstanding 9% notes into the exchange agent's account for the 9% notes using DTC's procedures for transfer.

     If you desire to transfer outstanding 9% notes held in book-entry form with DTC, the exchange agent must receive, before 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus, a confirmation of book-entry transfer of outstanding 9% notes into the exchange agent's account at DTC, which is referred to in this prospectus as a "book-entry confirmation", and:

     - a properly completed and validly executed letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal; or

     - an agent's message transmitted pursuant to ATOP.

  TENDER OF OUTSTANDING 9% NOTES USING DTC'S AUTOMATED TENDER OFFER PROGRAM
  (ATOP)

     The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer outstanding 9% notes held in book-entry form to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send a book- entry confirmation, including an agent's message, to the exchange agent.

     The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering outstanding 9% notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. If you use ATOP procedures to tender outstanding 9% notes you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms just as if you had signed it.

SIGNATURES

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless outstanding 9% notes tendered with the letter of transmittal are tendered:

     - by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" in the letter of transmittal; or

     - for the account of an institution eligible to guarantee signatures.

     If the letter of transmittal is signed by a person other than the registered holder or DTC participant who is listed as the owner, the outstanding 9% notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the outstanding 9% notes on behalf of the registered holder or DTC participant who is listed as the owner, in either case signed as the name of the registered holder(s) who appears on the outstanding 9% notes or the DTC participant who is listed as the owner. If the letter of transmittal or any of the outstanding 9% notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

     If you tender your notes through ATOP, signatures and signature guarantees are not required.

DETERMINATIONS OF VALIDITY

     All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered outstanding 9% notes will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any and all outstanding 9% notes not properly tendered or any outstanding 9% notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular outstanding 9% notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding 9% notes must be cured within the time we shall determine. Although we intend to notify holders of defects or irregularities related to tenders of outstanding 9% notes, neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities related to tenders of outstanding 9% notes nor shall we or any of them incur liability for failure to give notification. Tenders of outstanding 9% notes will not be considered to have been made until the irregularities have been cured or waived. Any outstanding 9% notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their outstanding 9% notes and:

     - whose outstanding 9% notes are not immediately available;

     - who cannot complete the procedure for book-entry transfer on a timely basis;

     - who cannot deliver their outstanding 9% notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date; or

     - who cannot complete a tender of outstanding 9% notes held in book-entry form using DTC's ATOP procedures on a timely basis;

may effect a tender if they tender through an eligible institution described under "-- Procedures for Tendering -- Signatures" or if they tender using ATOP's guaranteed delivery procedures.

     A tender of outstanding 9% notes made by or through an eligible institution will be accepted if:

     - before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery, that: (1) sets forth the name and address of the holder, the certificate number or numbers of the holder's outstanding 9% notes and the principal amount of the outstanding 9% notes tendered, (2) states that the tender is being made, and (3) guarantees that, within five business days after the expiration date, a properly completed and validly executed letter of transmittal or facsimile, together with a certificate(s) representing the outstanding 9% notes to be tendered in proper form for transfer, or a confirmation of book-entry transfer into the exchange agent's account at DTC of the outstanding 9% notes delivered electronically, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     - the properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered outstanding 9% notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

     A tender made through ATOP will be accepted if:

     - before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives an agent's message from DTC stating that DTC has received an express acknowledgment from the participant in DTC tendering the outstanding 9% notes that they have received and agree to be bound by the notice of guaranteed delivery; and

     - the exchange agent receives, within five business days after the expiration date, either: (1) a book-entry conformation, including an agent's message, transmitted via ATOP procedures; or (2) a properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered outstanding 9% notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding 9% notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

Except as otherwise provided in this prospectus, tenders of outstanding 9% notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of outstanding 9% notes in the exchange offer:

     - a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at its address listed below before 5:00 p.m., New York City time, on the expiration date; or

     - you must comply with the appropriate procedures of ATOP.

     Any notice of withdrawal must:

     - specify the name of the person having deposited the outstanding 9% notes to be withdrawn;

     - identify the outstanding 9% notes to be withdrawn, including the certificate number or numbers and principal amount of the outstanding 9% notes or, in the case of the outstanding 9% notes transferred by book-entry transfer, the name and number of the account at the depositary to be credited;

     - be signed by the same person and in the same manner as the original signature on the letter of transmittal by which the outstanding 9% notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee for the outstanding 9% notes to register the transfer of the outstanding 9% notes into the name of the person withdrawing the tender; and

     - specify the name in which any of these outstanding 9% notes are to be registered, if different from that of the person who deposited the outstanding 9% notes to be withdrawn.

     All questions as to the validity, form and eligibility, including time of receipt, of the withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any outstanding 9% notes so withdrawn will be judged not to have been tendered according to the procedures in this prospectus for purposes of the exchange offer, and no exchange notes will be issued in exchange for those outstanding 9% notes unless the outstanding 9% notes so withdrawn are validly retendered. Any outstanding 9% notes that have been tendered but are not accepted for exchange will be returned to the holder of the outstanding

9% notes without cost to the holder or, in the case of outstanding 9% notes tendered by book-entry transfer into the holder's account at DTC according to the procedures described above. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding 9% notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time before the Expiration Date.

CONDITIONS

     The exchange offer is subject only to the following conditions:

     - the compliance of the exchange offer with securities laws;

     - the proper tender of the outstanding 9% notes;

     - the representation by the holders of the outstanding 9% notes that they are not our affiliates, that the exchange notes they will receive are being acquired by them in the ordinary course of business and that at the time the exchange offer is completed the holders had no plans to participate in the distribution of the exchange notes; and

     - no judicial or administrative proceeding is pending or shall have been threatened that would limit us from proceeding with the exchange offer.

EXCHANGE AGENT

     Wells Fargo Bank, N.A., the trustee under the indenture, has been appointed as exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. Requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent. You should send certificates for the outstanding 9% notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

         By Registered or Certified Mail:

         Wells Fargo Bank Minnesota, N.A.
         Corporate Trust Operations
         MAC N9303-121
         P.O. Box 1517
         Minneapolis, Minnesota 55480-1517

         By Hand Delivery, Overnight Courier or Regular Mail:

         Wells Fargo Bank Minnesota, N.A.
         Corporate Trust Operations
         Sixth and Marquette
         MAC N9303-121
         Minneapolis, Minnesota 55479

         To Confirm by Telephone or for Information:

         (800) 344-5128

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS DESCRIBED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     We will bear the expenses of soliciting the requesting holders of outstanding 9% notes to determine if such holders wish to tender those notes for exchange notes. The principal solicitation under the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph, telephone or telecopier.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding 9% notes and in handling or forwarding tenders for exchange.

     We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs.

     You will not be obligated to pay any transfer tax in connection with the exchange, except if you instruct us to register exchange notes in the name of, or request that notes not tendered or not accepted in the exchange offer be returned to, a person other than you, in which event you will be responsible for the payment of any applicable transfer tax.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the outstanding 9% notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the closing of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.

PARTICIPATION IN THE EXCHANGE OFFER; UNTENDERED 9% NOTES

     Participation in the exchange offer is voluntary. Holders of the outstanding 9% notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     As a result of the making of, and upon acceptance for exchange of all of the outstanding 9% notes tendered under the terms of, this exchange offer, we will have fulfilled a covenant contained in the terms of the registration rights agreement. Holders of the outstanding 9% notes who do not tender in the exchange offer will continue to hold their outstanding 9% notes and will be entitled to all the rights, and subject to the limitations, applicable to the outstanding 9% notes under the indenture. Holders of the outstanding 9% notes will no longer be entitled to any rights under the registration rights agreement that by their terms terminate or cease to have further effect as a result of the making of this exchange offer. See "Description of the Exchange Notes". All untendered outstanding 9% notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent the outstanding 9% notes are tendered and accepted, there will be fewer outstanding 9% notes remaining following the exchange, which could significantly reduce the liquidity of the untendered notes.

     We may in the future seek to acquire our untendered outstanding 9% notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. We intend to make any acquisitions of the outstanding 9% notes following the applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any outstanding 9% notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any outstanding 9% notes that are not tendered in the exchange offer, except in those circumstances in which we may be obligated to file a shelf registration statement.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the exchange offer. We used all of the net proceeds from the issuance of the outstanding 9% notes, along with other sources, to fund the cash portion of the Reed Hycalog acquisition.

                       RATIO OF EARNINGS TO FIXED CHARGES

     We have computed the ratio of earnings to fixed charges for each of the following periods on a consolidated basis. We urge you to read the ratio of earnings to fixed charges in conjunction with our consolidated financial statements and notes to those financial statements that are included or incorporated by reference in this prospectus.

                                                                                       PRO        GRANT
                                                     GRANT PRIDECO HISTORICAL         FORMA      PRIDECO       PRO
                                                 --------------------------------   ---------   HISTORICAL    FORMA
                                                           YEAR ENDED DECEMBER 31,              ----------    -----
                                                 --------------------------------------------    NINE MONTHS ENDED
                                                 1997   1998   1999   2000   2001     2001      SEPTEMBER 30, 2002
                                                 ----   ----   ----   ----   ----   ---------   -------------------
Ratio of Earnings to Fixed Charges.............  8.4x   8.8x    --     --    2.5x      2.6x        2.5x        2.3x

---------------

For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of pretax income from continuing operations plus fixed charges (excluding capitalized interest). "Fixed charges" represent interest incurred (whether expensed or capitalized) and financing costs, amortization of debt expense and that portion of rental expense on operating leases deemed to be the equivalent of interest. For the year ended December 31, 1999 and 2000, earnings were insufficient to cover fixed charges by $44.5 million and $27.6 million, respectively.

                                 CAPITALIZATION

     The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2002, and as adjusted to reflect the sale of the outstanding 9% notes and the application of the assumed proceeds therefrom.

                                                              AS OF SEPTEMBER 30, 2002
                                                              -------------------------
                                                                ACTUAL      PRO FORMA
                                                              ----------   ------------
                                                                   (IN THOUSANDS)
Cash and cash equivalents...................................   $ 16,083     $   16,083
                                                               ========     ==========
Debt including current portion:
  Existing revolving credit facility(a).....................   $     --     $       --
  New senior credit facility
     Revolver(b)............................................         --         45,000
     Term loan..............................................         --         50,000
  9 5/8% Senior Notes due 2007, net of discount.............    199,084        199,084
  9% Senior Notes due 2009..................................         --        175,000
  Other long-term debt......................................     11,670         11,670
                                                               --------     ----------
     Total debt.............................................    210,754        480,754
Stockholders' equity........................................    502,261        592,261
                                                               --------     ----------
       Total capitalization.................................   $713,015     $1,073,015
                                                               ========     ==========

---------------
(a) As of November 22, 2002, we had approximately $5.4 million of revolver borrowings and approximately $3.7 million of letters of credit outstanding.

(b) The total revolving credit facility is $190 million. The amount available to be drawn under the revolver at any time is the lesser of $190 million and the then existing borrowing base, which is determined by the collateral value of certain inventories and receivables. As of September 30, 2002, after giving effect to the Reed-Hycalog acquisition, the borrowing base was approximately $145 million and the unused revolver availability, which equals the borrowing base less revolver borrowings and letters of credit outstanding, was approximately $96 million, including reductions for the $45 million revolver borrowing related to the acquisition and approximately $4 million of letters of credit outstanding.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table sets forth certain of our historical combined financial data. This information has been prepared as if we had been a stand-alone company for the periods presented. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements incorporated by reference in this prospectus. The following information may not be indicative of our future operating results.

                                                                                                     NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                             SEPTEMBER 30,
                               ---------------------------------------------------------------     ---------------------
                                 1997       1998         1999         2000              2001         2001         2002
                               --------   --------     --------     --------          --------     --------     --------
                                                                                                        (UNAUDITED)
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
Revenues.....................  $630,021   $646,454     $286,370     $498,481          $740,127     $548,549     $482,889
Gross profit.................   158,242    166,420       24,101       58,966(a)        169,009(b)   119,421(b)   106,180
Selling, general and
  administrative expense.....    42,806     47,353       47,242       58,068            70,946       53,982       62,597
Depreciation and
  amortization...............    27,051     31,173       30,514       31,842            36,453       27,563       22,924
Operating income (loss)......   115,436    112,884(c)   (33,014)(d)   (4,736)(a)        73,055(b)    37,910(b)    41,451(e)
Interest expense.............    12,976     12,008       11,343       17,005            27,067       20,795       18,053
Income tax (provision)
  benefit....................   (40,550)   (39,848)      11,199        7,365           (15,651)      (5,485)      (7,040)
Net income (loss) before
  cumulative effect of
  accounting change..........    61,514     65,720(c)   (33,511)(d)  (14,696)(a)        28,090(d)     9,514(b)    13,384(e)
Net income (loss)(f).........    61,514     65,720(c)   (33,511)(d)  (16,485)(a)(g)     28,090(d)     9,514(b)    13,384(e)
Earnings (loss) per share:
  Basic......................      0.64       0.68        (0.33)       (0.15)(g)          0.26         0.09         0.12
  Diluted....................      0.63       0.67        (0.33)       (0.15)(g)          0.25         0.09         0.12
OTHER DATA:
Cash flows provided by (used
  in):
  Operating activities.......  $  9,872   $ 10,727     $ 65,240     $(32,615)         $ 40,490     $  8,932     $107,912
  Investing activities.......   (85,660)   (49,479)     (34,118)     (86,769)          (42,134)     (27,329)     (40,415)
  Financing activities.......    82,688     36,619      (30,988)     121,495             3,713       24,986      (61,798)
EBITDA, before other
  charges(h).................   142,487    179,007        6,954       49,231           154,309      110,274       71,420
Capital expenditures.........    34,813     38,102       19,046       20,891            37,212       26,329       34,459

                                                                    AS OF DECEMBER 31,                        AS OF
                                                    ---------------------------------------------------   SEPTEMBER 30,
                                                      1997       1998      1999       2000       2001         2002
                                                    --------   --------   -------   --------   --------   -------------
                                                                                                           (UNAUDITED)
                                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
Current assets:
  Accounts receivable.............................  $143,445   $129,019   $77,650   $132,067   $148,223     $125,638
  Inventory.......................................   186,248    186,267   173,904    200,252    198,814      178,604
  Other...........................................     4,295     18,155     4,425      8,404     13,284       16,390
Property, plant and equipment, net................   192,840    208,994   206,709    212,781    224,507      241,060
Total assets......................................   662,598    738,314   734,575    892,564    915,598      902,610
Working capital...................................   195,046    206,028   164,637    198,448    206,182      217,615
Total debt........................................   134,024    162,146   138,986    257,264    266,178      210,754
Stockholders' equity..............................   332,722    445,211   453,856    431,503    468,967      502,261

---------------

(a) We incurred $41.3 million of other charges, $26.9 million net of tax, during the year ended December 31, 2000. This includes $11.0 million, $7.2 million net of tax, related to inventory write-offs and $19.2 million, $12.5 million net of tax, of adjustments to capitalized manufacturing cost, which have both been classified as cost of sales and $11.1 million, $7.2 million net of tax, related to asset impairments and other reductions.

(b) We incurred $44.8 million of other charges, $29.1 million net of tax, during the year ended December 31, 2001. This includes a charge of $11.1 million, $7.2 million net of tax, related to inventory write-offs and capitalized manufacturing variance write-offs which were classified as cost of sales, $17.7 million, $11.5 million net of tax, pertaining to the write-off of assets related to our manufacturing arrangement with Oil Country Tubular Ltd. (OCTL) in India, severance and related expenses of $14.5 million, $9.4 million net of tax, and a fixed asset impairment of $1.5 million, $1.0 million net of tax, related to the decision to discontinue the manufacturing of industrial flanges.

(c) Includes $35.0 million, $22.8 million net of tax, of other charges relating to a reorganization and rationalization of our business in light of our industry conditions for the year ended December 31, 1998.

(d) Includes a charge of $9.5 million, $6.1 million net of tax, relating to the decision to terminate our manufacturing arrangement in India, of which $7.8 million involved a purchase deposit that we will not be able to use and $1.7 million in equipment in India that we do not believe we will be able to recover.

(e) We incurred $7.0 million of pre-tax charges, $4.9 million net of tax, for the nine months ended September 30, 2002. These charges included $2.6 million, $1.8 million net of tax, related to fixed asset write-downs and $4.5 million, $3.1 million net of tax, for executive severance payments and related expenses.

(f)  In January 2002, we adopted Statement of Financial Accounting Standards
     (SFAS) No. 142. Under SFAS No. 142, goodwill is no longer subject to amortization. Prior to January 1, 2002, we included goodwill amortization in selling, general and administrative expense in our statement of operations. The unaudited pro forma net income as though SFAS No. 142 had been in effect as of January 1, 1997 is as follows:

                                                                                        NINE MONTHS ENDED
                                                YEARS ENDED DECEMBER 31,                  SEPTEMBER 30,
                                    -------------------------------------------------   -----------------
                                     1997      1998       1999       2000      2001      2001      2002
                                    -------   -------   --------   --------   -------   -------   -------
                                                                                           (UNAUDITED)
                                                     (IN THOUSANDS)
     Reported Net income (loss)...  $61,514   $65,720   $(33,511)  $(16,485)  $28,090   $ 9,514   $13,384
     Add back: Goodwill
       amortization, net of tax...    2,340     3,268      4,550      5,096     6,377     4,727        --
                                    -------   -------   --------   --------   -------   -------   -------
     Adjusted Net income (loss)...  $63,854   $68,988   $(28,961)  $(11,389)  $34,467   $14,241   $13,384
                                    =======   =======   ========   ========   =======   =======   =======

---------------

(g) Includes a cumulative effect of accounting change related to SEC Staff Accounting Bulletin (SAB) No. 101 of $1.8 million, net of tax. Refer to
     Note 1 to our audited consolidated financial statements incorporated by reference in this prospectus for further discussion of the effect of SAB No. 101.

(h) We calculate EBITDA by taking operating income (loss) and adding back depreciation and amortization, excluding the impact of other charges. Calculations of EBITDA should not be viewed as a substitute to calculations under GAAP, in particular operating income and net income. See footnotes
     (a), (b), (c), (d) and (e). In addition, EBITDA calculations by one company may not be comparable to another company.

                       DESCRIPTION OF OTHER INDEBTEDNESS

SENIOR CREDIT FACILITY

     We recently entered into a new four year $240 million senior secured credit facility with a syndicate of U.S. and foreign banks. The credit facility was fully underwritten by Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., prior to its syndication to other lenders, including an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated. The senior credit facility is comprised of a $50 million term loan consisting of a $47 million U.S. term loan and a $3 million Canadian term loan, and a $190 million revolving credit facility consisting of a $183 million U.S. revolving facility and a $7 million Canadian revolving facility.

     The initial borrowers under the U.S. credit facilities are Grant Prideco, L.P., XL Systems, L.P., Texas Arai, Inc., Tube-Alloy Corporation, Star Operating Company and the newly formed Reed-Hycalog Operating, L.P. ("U.S. Borrowers"). The U.S. credit facilities are guaranteed by Grant Prideco, Inc. and all domestic subsidiaries (including each U.S. borrower) and are secured by substantially all of our U.S. assets, including U.S. inventories, equipment, receivables, owned real property and stock of certain foreign subsidiaries. The initial borrower under the Canadian credit facilities is Grant Prideco Canada, Ltd. ("Canadian Borrower"). The Canadian credit facilities are guaranteed by Grant Prideco, Inc. and all U.S. subsidiaries and are secured by substantially all of our U.S. assets and certain of our Canadian inventories, equipment, receivables, owned real property and 65% of the stock of certain foreign subsidiaries.

     Borrowings under the revolving credit facility will be based on the collateral value of the inventories and receivables securing the credit facility, which was $145 million as of September 30, 2002, after giving effect to the Reed-Hycalog acquisition. Borrowings under the term loan facilities were based on the lender's determination of the original collateral value of certain property, plant and equipment. The current outstanding principal balance of the term loans is $50 million. Amounts outstanding under the credit facilities accrue interest at a variable rate based on either the U.S. prime rate (plus 0.75% to 2.00% depending on our leverage ratio and the type of loan, whether revolving or term) or LIBOR (plus 1.75% to 3.00% depending on our leverage ratio and the type of loan, whether revolving or term) for the U.S. denominated advances or a variable rate based on the Canadian prime rate (plus 0.75% to 2.00% depending on our leverage ratio and the type of loan, whether revolving or term) or the applicable rate for Canadian bankers acceptances, for Canadian denominated advances. Interest on outstanding borrowings is payable monthly or, with respect to LIBOR borrowings, either quarterly or at the end of the applicable LIBOR interest period. The U.S. revolving credit facility also provides us with availability for stand-by letters of credit. We are required to comply with various affirmative and negative covenants which limit our ability to incur new debt, make certain investments and acquisitions, sell assets, grant liens, and take other actions. We are also subject to financial covenants which require us to limit our capital expenditures, and, under certain circumstances, will require us to maintain a certain minimum fixed charge coverage ratio.

9 5/8% SENIOR NOTES DUE 2007

     In December 2000, we issued $200 million of 9 5/8% Senior Notes due 2007. These notes are unconditionally guaranteed on a senior basis by substantially all of our active domestic subsidiaries. The notes mature on December 1, 2007 with interest payable semi-annually in arrears on June 1 and December 1 of each year.

     The 9 5/8% Senior Notes due 2007 may be redeemed at any time, in whole or in part, on or after July 1, 2003 at a redemption price equal to the sum of 100% of the principal amount of the notes, plus accrued and unpaid interest to the redemption date, plus a make-whole premium.

     Upon the occurrence of a change of control, each holder of the notes will have the right to require us to repurchase all or part of that holder's notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.

     The indenture governing the 9 5/8% Senior Notes due 2007 contains covenants that, among other things, limits our ability and the ability of our restricted subsidiaries to:

     - sell assets;

     - make restricted payments;

     - incur additional indebtedness;

     - issue or sell preferred stock of restricted subsidiaries;

     - create or incur liens;

     - place restrictions on distributions and other payments from restricted subsidiaries;

     - merge or consolidate with or transfer substantial assets to another entity;

     - engage in transactions with related person;

     - engage in sale and leaseback transactions; or

     - engage in any business other than permitted business.

                            DESCRIPTION OF THE NOTES

     Grant Prideco Escrow Corp., our direct, wholly-owned subsidiary, which merged with and into us on December 20, 2002, issued the outstanding 9% notes under an Indenture dated as of December 4, 2002 (as supplemented, the "Indenture"), between Grant Prideco Escrow Corp. and Wells Fargo Bank, N.A., as trustee (the "Trustee"). The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). In this section, we refer to the 9% Senior Notes due 2009 as our "outstanding 9% notes", we refer to the 9% Senior Notes due 2009, Series B offered in this exchange offer as the "exchange notes" and we refer to the outstanding 9% notes and the exchange notes, collectively, as the "notes".

     The following description is a summary of those provisions of the indenture that we consider material. It does not restate that agreement in its entirety. A copy of the indenture may be obtained from us and is incorporated by reference in the registration statement of which this prospectus is a part. We urge you to read the indenture because it, and not this description, define your rights as holders of the notes. You can find the definitions of capitalized terms used in this description under the subheading "-- Certain Definitions". In this description, "the issuer", "we", "us" and "our" refer only to Grant Prideco, Inc. and not any of its Subsidiaries.

BRIEF DESCRIPTION OF THE NOTES

     The notes will be:

     - our senior unsecured obligations;

     - senior in right of payment to any of our future subordinated
       Indebtedness;

     - pari passu in right of payment to our existing and future unsecured Indebtedness that is not by its terms expressly subordinated to the notes;

     - effectively junior in right of payment to our existing and future secured Indebtedness to the extent of the value of the collateral securing that Indebtedness; and

     - guaranteed by all of our existing and future domestic restricted subsidiaries.

     Each guarantee of the notes will be:

     - a senior unsecured obligation of the Guarantor;

     - senior in right of payment to any future subordinated Indebtedness of that Guarantor;

     - pari passu in right of payment to any future Indebtedness of that Guarantor that is not by its terms expressly subordinated to the guarantee of the notes; and

     - effectively junior in right of payment to the existing and future secured Indebtedness of that Guarantor to the extent of the value of the collateral securing that Indebtedness.

     All of our existing subsidiaries are "Restricted Subsidiaries" and bound by the covenants contained in the indenture. However, under the circumstances described below under the subheading "-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries", we are permitted to designate our Subsidiaries as "Unrestricted Subsidiaries". Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture, and will not guarantee the notes. Moreover, only our U.S. Restricted Subsidiaries guarantee the notes. See "-- Subsidiary Guarantees".

PRINCIPAL, MATURITY AND INTEREST

     The notes are unlimited in aggregate principal amount, of which we issued $175.0 million in aggregate principal amount of outstanding 9% notes. The notes will mature on December 15, 2009. We will issue the notes in denominations of $1,000 and integral multiples of $1,000. Interest on the notes will accrue at the rate of 9% per annum and will be payable semi-annually in arrears on each June 15 and December 15, commencing on June 15, 2003, to holders of record on the immediately preceding June 1 and December 1. The registered holder of a note will be treated as the owner of the note for all purposes. Only registered holders will have rights under the indenture.

     Interest on the notes will accrue from and including the date of issuance or, if interest has been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     On one or more occasions, we may issue under the indenture additional notes having substantially identical terms to the notes. Any issuance of additional notes will be subject to the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant described below. The notes and any additional notes would be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, for purposes of the indenture and this Description of The Notes, references to the notes include any additional notes actually issued.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a holder has given wire transfer instructions to us, we will pay all principal, interest and premium, if any, on that holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to the holders of the notes, and we or any of our Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

SUBSIDIARY GUARANTEES

     Each of our existing and future Domestic Subsidiaries, except future Domestic Subsidiaries that we designate as Unrestricted Subsidiaries at the time we create them, will jointly and severally guarantee, on a senior unsecured basis, our obligations under the notes. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Risks Relating to the Notes".

     In the event of a bankruptcy, liquidation or reorganization of any of our Subsidiaries that are not Guarantors, the non-guarantor Subsidiaries will pay the holders of their Indebtedness, their trade creditors and their preferred stockholders, if any, before they will be able to distribute any of their assets to us. In the event of a bankruptcy, liquidation or reorganization of any of our Subsidiaries that are Guarantors, our Subsidiaries that are Guarantors will pay the holders of their secured Indebtedness, if any, to the extent of the value of the assets securing that Indebtedness before they will be able to distribute any of their assets to us. The Subsidiaries of Grant Prideco, Inc. that will be Guarantors generated 76% of Grant Prideco, Inc.'s consolidated revenues for the nine months ended September 30, 2002 and held 63% of Grant Prideco, Inc.'s consolidated total assets as of September 30, 2002. The domestic operations of Reed-Hycalog that will comprise the legal entities that will become the Guarantors generated 31% of Reed-Hycalog's combined revenues for the nine months ended September 30, 2002 and held 43% of Reed-Hycalog's combined total assets as of September 30, 2002. On a pro forma basis, after giving effect to the Acquisition, the Subsidiaries of Grant Prideco, Inc. that are Guarantors would have generated 65% of Grant Prideco, Inc.'s consolidated revenues for the nine months ended September 30, 2002 and would have held 64% of Grant Prideco, Inc.'s consolidated total assets as of September 30, 2002. See the Notes to our consolidated financial statements incorporated by reference in this prospectus for more detail about the division of our revenues and assets between our Guarantor and non-guarantor Subsidiaries.

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving person), another person, other than us or another Guarantor, unless:

          (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2) either:

             (a) the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture and its Subsidiary Guarantee pursuant to a supplemental indenture satisfactory to the trustee; or

             (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

     The Subsidiary Guarantee of a Guarantor will be released:

          (1) upon the sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a person that is not (either before or after giving effect to such transaction) our Subsidiary, if the sale or other disposition complies with the "Asset Sales" provisions of the indenture;

          (2) upon the sale or disposition of all of the Capital Stock of a Guarantor to a person that is not (either before or after giving effect to such transaction) our Subsidiary, if the sale complies with the "Asset Sales" provisions of the indenture; or

          (3) if we designate any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

See "-- Mandatory Redemption; Offers to Purchase; Open Market Purchases -- Asset Sales" and "-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries".

REDEMPTION

     Optional Redemption. Except as described below, the notes are not redeemable before December 15, 2006. Thereafter, we may redeem the notes at our option, in whole or in part, upon not less than 30 nor more than 60 days notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on December 15 of the year set forth below:

                          YEAR                             PERCENTAGE
                          ----                             ----------
2006.....................................................   104.500%
2007.....................................................   102.250%
2008 and thereafter......................................   100.000%

     In addition, we must pay accrued and unpaid interest on the notes redeemed.

     Optional Redemption Upon Equity Offerings. Following the Acquisition Closing Date, from time to time, on or prior to December 15, 2005, we may, at our option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the principal amount of the notes issued under the indenture at a redemption price of 109% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that:

          (1) at least 65% of the principal amount of notes issued under the indenture remains outstanding immediately after any such redemption; and

          (2) we make such redemption not more than 90 days after the consummation of any such Equity Offering.

     "Equity Offering" means any public or private sale of our Equity Interests (other than Disqualified Stock).

SELECTION AND NOTICE

     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

          (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

          (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

     No notes of $1,000 or less can be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures). Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption unless we default in our obligation to redeem the notes.

SUSPENDED COVENANTS

     During any period of time that the notes have an Investment Grade Rating from either of the Rating Agencies and no Default has occurred and is continuing under the indenture, we and our Restricted Subsidiaries will not be subject to the provisions of the indenture described below under "'-- Mandatory Redemption; Offers to Purchase; Open Market Purchases -- Asset Sales", and under the following headings under "'-- Certain Covenants":

     - "-- Restricted Payments",

     - "-- Incurrence of Indebtedness and Issuance of Preferred Stock",

     - "-- Sale and Leaseback Transactions" (except as set forth in that covenant),

     - "-- Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries",

     - "-- Merger, Consolidation or Sale of Assets" (except as set forth in that covenant),

     - "-- Transactions with Affiliates" and

     - "-- Business Activities",

(collectively, the "Suspended Covenants"); provided, however, that the provisions of the indenture described below under "'-- Mandatory Redemption; Offers to Purchase; Open Market Purchases -- Change of Control", and under the following headings under "'-- Certain Covenants":

     - "-- Additional Subsidiary Guarantees",

     - "-- Liens",

     - "-- Designation of Restricted and Unrestricted Subsidiaries",

     - "-- Payments for Consent" and

     - "-- Reports",

will not be so suspended; and provided further, that if we and our Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, either of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the notes below the Investment Grade Ratings so that the notes do not have an Investment Grade Rating from either Rating Agency, or a Default (other than with respect to the Suspended Covenants) occurs and is continuing, we and our Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in the indenture (each such date of reinstatement being the "Reinstatement Date"), including the preceding sentence. Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date will be calculated in accordance with the terms of the covenant described under "-- Certain
Covenants -- Limitation on Restricted Payments" as though such covenant had been in effect during the entire period of time from which the notes are issued. As a result, during any period in which we and our Restricted Subsidiaries are not subject to the Suspended Covenants, the notes will be entitled to substantially reduced covenant protection.

MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

     We are not required to make any sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase the notes as described in the sections entitled "-- Change of Control" and "-- Asset Sales". We may at any time and from time to time purchase notes in the open market or otherwise.

     Change of Control. Upon the occurrence of a Change of Control Triggering Event, each holder of notes will have the right to require us to repurchase all or any part, equal to $1,000 or an integral multiple of $1,000, of that holder's notes pursuant to the offer described below (a "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased, to the date of purchase. Within 15 business days following any Change of Control Triggering Event, we will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in such notice.

     We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the indenture by virtue of such conflict.

     On the Change of Control Payment Date, we will, to the extent lawful:

          (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

          (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased.

     The paying agent will promptly deliver to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

     The Change of Control provisions described above that require us to make a Change of Control Offer will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the indenture does not contain provisions that permit the holders of the notes to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction. The New Credit Facility will likely provide that certain events that would constitute a Change of Control Triggering Event with respect to us would constitute a Default under the New Credit Facility. Any future Credit Facilities or other agreements relating to Indebtedness to which we become a party may contain similar restrictions. If a Change of Control Triggering Event occurs, and our lenders under our secured debt are entitled to demand the repayment of that debt, we may be unable to repay that debt and repurchase notes from holders entitled to require us to do so. However, our failure to comply with the foregoing requirement, after appropriate notice and lapse of time, would constitute an Event of Default under each of the indenture and the New Credit Facility. See "Risk Factors -- Risks Relating to the Notes".

     We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of us and our Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of us and our Subsidiaries taken as a whole to another person or group may be uncertain.

     Asset Sales. We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) we, or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) in the case of Asset Sales for consideration exceeding $5.0 million, the fair market value is determined by our Board of Directors and evidenced by a resolution of our Board of Directors set forth in an officer's certificate delivered to the trustee; and

          (3) at least 75% of the consideration received in the Asset Sale by us or such Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

             (a) any of our or a Guarantor's secured Indebtedness and any Indebtedness of a Restricted Subsidiary that is not a Guarantor that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases us or such Restricted Subsidiary from further liability; and

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

             (b) any securities, notes or other obligations received by us or any such Restricted Subsidiary from such transferee that we or our Restricted Subsidiaries contemporaneously, subject to ordinary settlement periods, convert into cash, to the extent of the cash received, in that conversion.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, we may apply those Net Proceeds at our option:

          (1) to permanently repay any of our or a Guarantor's secured Indebtedness, or any Indebtedness of a Restricted Subsidiary that is not a Guarantor and, if any Indebtedness repaid under this clause (1) is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; provided, however, that for purposes of this clause (1) only, Indebtedness includes accrued but unpaid interest thereon;

          (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

          (3) to make a capital expenditure; or

          (4) to acquire other long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any Net Proceeds, we may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, we will make a pro rata offer to purchase (an "Asset Sale Offer") to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, we may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis (based upon the aggregate principal amount of notes and such other pari passu Indebtedness tendered). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be deemed to have been reset at zero.

     We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with repurchases of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Asset Sale provisions of the indenture by virtue of that conflict.

     The New Credit Facility will prohibit us from purchasing any notes. Any future Credit Facilities or other agreements relating to Indebtedness to which we become a party may contain similar restrictions and provisions.

CERTAIN COVENANTS

     Restricted Payments. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of our or any of our Restricted Subsidiaries' Equity Interests, including, without limitation, any payment in connection with any merger or consolidation involving us or any of our Restricted Subsidiaries, or to the direct or indirect holders of our or any of our Restricted Subsidiaries' Equity Interests in their capacity as such,

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

     except for dividends or distributions that are payable in our Equity Interests (other than Disqualified Stock) or payable to us or any of our Restricted Subsidiaries;

          (2) purchase, redeem or otherwise acquire or retire for value, including, without limitation, in connection with any merger or consolidation involving us, any of our Equity Interests;

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

          (4) make any Restricted Investment;

all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments," unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

          (2) we would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described below under the caption "-- Certain
     Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";
     and

          (3) the aggregate amount of that Restricted Payment and all other Restricted Payments made by us and our Restricted Subsidiaries after December 4, 2000, excluding Restricted Payments permitted by clauses (2),
     (3), (4), (6) and (7) of the next succeeding paragraph, is less than or equal to the sum, without duplication, of:

             (a) 50% of our Consolidated Net Income for the period (taken as one accounting period) from October 1, 2000 to the end of our most recently ended fiscal quarter for which we have filed financial statements with the Commission (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

             (b) 100% of the aggregate net cash proceeds received by us since December 4, 2000 as a contribution to our common equity capital or from the issue or sale (other than to a Subsidiary) of our or any of our Restricted Subsidiaries' Equity Interests (other than Disqualified Stock) or from the issue or sale (other than to a Subsidiary) of our convertible or exchangeable Disqualified Stock or our convertible or exchangeable debt securities that have been converted into or exchanged for Equity Interests (other than Disqualified Stock), plus

             (c) to the extent that any Restricted Investment that we or any of our Restricted Subsidiaries makes after December 4, 2000 is sold for cash or otherwise liquidated or repaid for cash, an amount equal to the lesser of (i) the cash return of capital with respect to any such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

             (d) if we redesignate any Unrestricted Subsidiary as a Restricted Subsidiary after December 4, 2000, an amount equal to the lesser of (i) the net book value of our Investment in the Unrestricted Subsidiary at the time the Unrestricted Subsidiary was designated as such and (ii) the fair market value of our Investment in the Unrestricted Subsidiary at the time of the redesignation.

     The preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any of (a) our Indebtedness or any Indebtedness of any Guarantor that is subordinated to the notes or the guarantees, or (b) our Equity Interests or any Equity Interests of any of our Restricted Subsidiaries, in either case in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to one of our
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

     Subsidiaries) of, our Equity Interests (other than Disqualified Stock); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase or other acquisition of our Indebtedness or Indebtedness of any Guarantor that is subordinated to the notes or the guarantees with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend by one of our Restricted Subsidiaries to the holders of that Restricted Subsidiary's common Equity Interests on a pro rata basis, so long as we or one of our Restricted Subsidiaries receives at least a pro rata share (and in like form) of the dividend or distribution in accordance with its common Equity Interests;

          (5) the repurchase, redemption or other acquisition or retirement for value of any of our or any of our Restricted Subsidiaries' Equity Interests held by any member of our or any of our Restricted Subsidiaries' management pursuant to any management equity subscription agreement, stock option agreement or similar agreement, provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any twelve-month period;

          (6) in connection with an acquisition by us or any of our Restricted Subsidiaries, the return to us or any of our Restricted Subsidiaries of Equity Interests of us or our Restricted Subsidiary constituting a portion of the purchase consideration in settlement of indemnification claims;

          (7) the purchase by us of fractional shares arising out of stock dividends, splits or combinations or business combinations;

          (8) the acquisition in open-market purchases of our common Equity Interests for matching contributions to our employee stock purchase and deferred compensation plans in the ordinary course of business and consistent with past practices; or

          (9) other Restricted Payments in an aggregate amount since December 4, 2000 not to exceed $10.0 million;

provided that, with respect to clauses (2), (3), (5), (8) and (9) above, no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

     The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by us or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by our Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, we will deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

     Incurrence of Indebtedness and Issuance of Preferred Stock. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and we will not issue any Disqualified Stock and will not permit any of our Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that (a) we and any Guarantor may incur Indebtedness (including Acquired Debt) and (b) we may issue Disqualified Stock, if, in each case, our Fixed Charge Coverage Ratio for our most recently ended four full fiscal quarters for which we have filed financial statements with the Commission preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional
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

Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     This covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by us or any Guarantor of additional Indebtedness and letters of credit under one or more Credit Facilities and guarantees thereof by the Guarantors; provided, however, that the aggregate principal amount of all Indebtedness incurred by us and the Guarantors pursuant to this clause (1) and by our Foreign Restricted Subsidiaries pursuant to clause (8) below (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of us and our Restricted Subsidiaries thereunder) outstanding at any one time does not exceed $190.0 million;

          (2) the incurrence by us and our Restricted Subsidiaries of the Existing Indebtedness;

          (3) the incurrence by us of Indebtedness represented by the notes issued on the Issue Date and the incurrence by the Guarantors of the Subsidiary Guarantees of those notes;

          (4) the incurrence by us of, or by any of our Restricted Subsidiaries that is a Guarantor, of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in our business or the business of that Restricted Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

          (5) the incurrence by us or any of our Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the second paragraph of this covenant or clauses (2), (3) or (4) of this paragraph; provided, however, that none of our Restricted Subsidiaries that is not a Guarantor may refund, refinance or replace Indebtedness previously incurred by us or by any of our Restricted Subsidiaries that is a Guarantor;

          (6) the incurrence by us or any of our Restricted Subsidiaries of intercompany Indebtedness between or among us and any of our Restricted Subsidiaries; provided, however, that:

             (a) if we or a Guarantor is the obligor on such intercompany Indebtedness, such intercompany Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to, in our case, the notes, and, in the case of a Guarantor, the guarantees; and

             (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a person other than us or one of our Restricted Subsidiaries that is a Guarantor and (ii) any sale or other transfer of any such Indebtedness to a person that is not either us or one of our Restricted Subsidiaries that is a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by us or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the incurrence by us or any of our Restricted Subsidiaries of Hedging Obligations;

          (8) Indebtedness of our Foreign Restricted Subsidiaries that are not Guarantors in an aggregate principal amount not to exceed $25.0 million; provided that the aggregate principal amount of all Indebtedness incurred by our Foreign Restricted Subsidiaries pursuant to this clause (8) and by us and the Guarantors pursuant to clause (1) above (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of us and our Restricted Subsidiaries thereunder) outstanding at any one time does not exceed $190.0 million;

          (9) the guarantee by us or any of the Guarantors of Indebtedness of us or of any of the Guarantors that was permitted to be incurred by another provision of this "-- Incurrence of Indebtedness and Issuance of Preferred Stock" covenant; and

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

          (10) the incurrence by us or any of our Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $35.0 million.

     The maximum amount of Indebtedness that we or one of our Restricted Subsidiaries may incur pursuant to this "-- Incurrence of Indebtedness and Issuance of Preferred Stock" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to fluctuations in the exchange rates of currencies.

     For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness, including Acquired Debt, meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (10) above as of the date of incurrence thereof, or is entitled to be incurred pursuant to the second paragraph of this covenant as of the date of incurrence thereof or pursuant to any combination of the foregoing as of the date of incurrence thereof, we shall, in our sole discretion, classify (or later classify or reclassify) in whole or in part, in our sole discretion, such item of Indebtedness in any manner that complies with this covenant. Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant.

     Liens. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless all payments due under the indenture and the notes, or the Subsidiary Guarantees, as applicable, are secured on an equal and ratable basis (or prior to any subordinated Indebtedness) with the obligations so secured until such time as such obligations are no longer secured by a Lien. Under the New Credit Facility, we will not be permitted to grant Liens to secure the notes.

     Dividend and Other Payment Restrictions Affecting Restricted
Subsidiaries. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to us or any of our Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to us or any of our Restricted Subsidiaries;

          (2) make loans or advances to us or any of our Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to us or any of our Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) agreements governing Existing Indebtedness, or any Credit Facilities, as in effect on the Acquisition Closing Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings of any of the foregoing are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

          (2) the indenture, the notes and the Subsidiary Guarantees, or any other indenture governing debt securities that are no more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in the indenture and the notes;

          (3) applicable law or any applicable rule, regulation or order;

          (4) any instrument governing Indebtedness or Capital Stock of a person acquired by us or any of our Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such

     Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

          (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

          (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

          (7) any agreement (A) for the sale or other disposition of all of the Equity Interests in or all or substantially all of the assets of one of our Restricted Subsidiaries that restricts distributions or asset transfers by that Restricted Subsidiary pending that sale or other disposition or (B) for the sale of a particular asset or line of business of a Restricted Subsidiary that imposes restrictions on the property subject to an agreement of the nature described in clause (3) of the preceding paragraph; or

          (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced and that such Permitted Refinancing Indebtedness was permitted to be incurred under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";

          (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "-- Certain Covenants -- Liens" that limit the right of the debtor to dispose of the assets subject to such Liens; and

          (10) provisions with respect to the disposition of specific assets or property in asset sale agreements entered into in the ordinary course of business.

     Merger, Consolidation or Sale of Assets. We will not, directly or indirectly:

          (1) consolidate or merge with or into another person (whether or not we are the surviving corporation); or

          (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of us and our Restricted Subsidiaries taken as a whole, in one or more related transactions, to another person;

     unless:

             (a) either: (i) we are the surviving corporation or (ii) the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

             (b) the person formed by or surviving any such consolidation or merger (if other than us) or the person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee;

             (c) immediately before and after giving effect to such transaction no Default or Event of Default exists; and

             (d) we or the person formed by or surviving any such consolidation or merger (if other than us), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described above under the caption
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

        "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"; provided, however, that this clause (d) shall be suspended (i) during any period in which we and our Restricted Subsidiaries are not subject to the Suspended Covenants before such transaction and are not reasonably expected to be subject to the Suspended Covenants after giving effect to such transaction, and (ii) if, in the good faith determination of our Board of Directors, the principal purpose of the transaction is to change our state of incorporation and the transaction does not have as one of its purposes the evasion of the foregoing limitations.

     In addition, we may not, directly or indirectly, lease all or substantially all of our properties or assets, in one or more related transactions, to any other person.

     Notwithstanding the foregoing, none of the above provisions shall prohibit the consummation of the Merger.

     The entity or person formed by or surviving any consolidation or merger (if other than us), or the person to which such sale, assignment, transfer, conveyance or other disposition, as the case may be, has been made, will succeed to, and be substituted for, and may exercise our every right and power under the indenture, but, in the case of a lease of all or substantially all its assets, we will not be released from the obligation to pay the principal of and interest on the notes.

     Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Restricted Subsidiary (or any person that upon its acquisition otherwise would become a Restricted Subsidiary) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by us and our Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the second paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments" or Permitted Investments, as determined by us. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

     Transactions with Affiliates. We will not, and will not permit any of our Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) the Affiliate Transaction is on terms that are no less favorable to us or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiary with an unrelated person; and

          (2) we deliver to the trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of our Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of our Board of Directors; and

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

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     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) any employment agreement entered into by us or any of our Restricted Subsidiaries in the ordinary course of business and consistent with our past practice or the past practice of the relevant Restricted Subsidiary;

          (2) transactions between or among us and/or our Restricted
     Subsidiaries;

          (3) transactions with a person that is an Affiliate of ours solely because we own an Equity Interest in such person;

          (4) payment of reasonable directors fees and reasonable indemnitees to persons who are not otherwise Affiliates of ours;

          (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of ours;

          (6) transactions with Weatherford (a) pursuant to agreements as in effect on the Issue Date, and (b) in commercial transactions in the ordinary course of business on terms no less favorable to us or the relevant Restricted Subsidiary than we could obtain in an arm's length transaction with an unrelated person;

          (7) Restricted Payments or Permitted Investments that are permitted by the provisions of the indenture described above under the caption
     "-- Certain Covenants -- Restricted Payments".

     Additional Subsidiary Guarantees. Our Domestic Subsidiaries have executed Subsidiary Guarantees. If we or any of our Restricted Subsidiaries acquires or creates another Domestic Subsidiary, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within ten Business Days of the date on which it was acquired or created; provided, however, that the foregoing shall not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries; provided further, however, that if one of our Subsidiaries that is not a Guarantor guarantees any of our or a Guarantor's Indebtedness, that Subsidiary will be required to provide us with a guarantee that ranks pari passu with (or, if that Indebtedness is subordinated Indebtedness, prior to) that Indebtedness.

     Sale and Leaseback Transactions. We will not, and will not permit any of our Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided, however, that we or any of our Restricted Subsidiaries may enter into a sale and leaseback transaction if:

          (1) we or that Restricted Subsidiary, as the case may be, could have
     (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the second paragraph of the covenant described above under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described under the caption
     "-- Certain Covenants -- Liens"; provided, however, that clause (a) of this clause (1) shall be suspended during any period in which we and our Restricted Subsidiaries are not subject to the Suspended Covenants;

          (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by us and set forth in an officers' certificate delivered to the trustee of the property that is the subject of that sale and leaseback transaction; provided, however, that in the case of any sale and leaseback transaction for consideration exceeding $5.0 million, the fair market value shall be determined by our Board of Directors and set forth in an officers' certificate delivered to the trustee; and

          (3) the transfer of assets in that sale and leaseback transaction is permitted by, and we apply or the Restricted Subsidiary applies, as the case may be, the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Mandatory Redemption; Offers to Purchase; Open Market Purchases -- Asset Sales"; provided, however, that, in the event that we or any of our Restricted

     Subsidiaries consummates a sale and leaseback transaction during a period in which we are not subject to the Suspended Covenants, within twelve months of that sale and leaseback transaction, we will apply the Net Cash Proceeds thereof to permanently repay secured Indebtedness of us or a Guarantor, or any Indebtedness of any of our Restricted Subsidiaries that is not a Guarantor, and if any Indebtedness repaid under this clause (3) is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto.

     Business Activities. We will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to us and our Restricted Subsidiaries taken as a whole.

     Payments for Consent. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Reports. Whether or not required by the Commission, so long as any notes are outstanding, we will file with the Commission (unless it will not accept the same for filing), within the times periods specified in the Commission's rules and regulations, all reports, statements and other information required to be filed by a company subject to Section 13(a) or 15(d) of the Exchange Act. In the event that the Commission will not accept those reports for filing, we will nonetheless furnish to the holders of the notes within the same time period: (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and (2) all current reports that would be required to be filed with the Commission on Form 8-K is we were required to file such reports. If we have designated any of our Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operation of us and our Restricted Subsidiaries separate from the financial condition and results of operations of our Unrestricted Subsidiaries, if materially different.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

          (1) default for 30 days in the payment when due of interest on the notes;

          (2) default in payment when due of the principal of or premium, if any, on the notes;

          (3) failure by us or any of our Restricted Subsidiaries to comply with the provisions described under the captions "-- Certain
     Covenants -- Restricted Payments," "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock", or "-- Certain
     Covenants -- Merger, Consolidation or Sale of Assets";

          (4) failure by us or any of our Restricted Subsidiaries for 30 days after notice to comply with the provisions described under the captions "-- Mandatory Redemption; Offers to Purchase; Open Market
     Purchases -- Asset Sales", and "-- Mandatory Redemption; Offers to Purchase; Open Market Purchases -- Change of Control";

          (5) failure by us or any of our Restricted Subsidiaries for 60 days after notice to comply with any of its other agreements in the indenture or the notes;

          (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our

     Restricted Subsidiaries (or the payment of which is guaranteed by us or any of our Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

             (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

             (b) results in the acceleration of such Indebtedness prior to its express maturity,

     and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (7) failure by us or any of our Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

          (8) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

          (9) certain events of bankruptcy or insolvency described in the indenture with respect to us or any of our Restricted Subsidiaries.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to us, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, premium, if any, or interest.

     The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest, or the principal and premium, if any, on, the notes.

     We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, we are required to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of us or any Guarantor, as such, will have any liability for any of our or our Guarantors' obligations under the notes, the indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation.

     Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

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

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     We may, at our option and at any time, elect to have our obligations and the obligations of the Guarantors discharged with respect to the outstanding notes ("Legal Defeasance"). Such Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

          (1) the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due;

          (2) our obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

          (3) the rights, powers, trust, duties and immunities of the Trustee and our obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the indenture.

     In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) we must irrevocably deposit with the Trustee, in trust, for the benefit of the holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest on, the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

          (2) in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

             (a) we have received from, or there has been published by, the Internal Revenue Service a ruling; or

             (b) since the date of the indenture, there has been a change in the applicable federal income tax law,

     in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

          (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

          (6) we shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the holders over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others;

          (7) we shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

          (8) we shall have delivered to the Trustee an opinion of counsel to the effect that assuming no intervening bankruptcy with respect to us between the date of deposit and the 91st day following the date of deposit and that no holder is an insider of ours, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (9) certain other customary conditions precedent are satisfied.

     Notwithstanding the foregoing, the opinion of counsel required by clause
(2) above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at our expense.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when:

          (1) either:

             (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or

             (b) all notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, and interest on, the notes to the date of deposit together with irrevocable instructions from us directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2) we have paid all other sums payable under the indenture by us; and

          (3) we have delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

          (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the captions "-- Mandatory Redemption; Offers to Purchase; Open Market Purchases -- Change of Control" and "-- Mandatory Redemption; Offers to Purchase; Open Market Purchases -- Asset Sales");

          (3) reduce the rate of or change the time for payment of interest on any note;

          (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any note payable in money other than that stated in the notes;

          (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on, the notes;

          (7) waive a redemption payment with respect to any note (other than a payment required by the covenants described above under the captions
     "-- Mandatory Redemption; Offers to Purchase; Open Market
     Purchases -- Change of Control" and "-- Mandatory Redemption; Offers to Purchase; Open Market Purchases -- Asset Sales");

          (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

          (9) make any change in the preceding amendment and waiver provisions.

     Notwithstanding the preceding, without the consent of any holder of notes, we, the Guarantors and the trustee may amend or supplement the indenture or the notes:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated notes in addition to or in place of certificated notes;

          (c) to provide for the assumption of our obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of our assets;

          (d) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder; or

          (e) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     If the trustee becomes a creditor of us or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must (i) eliminate such conflict within 90 days, (ii) apply to the Commission for permission to continue or (iii) resign. The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for the full text of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified person:

          (1) Indebtedness of any other person existing at the time such other person is merged with or into or became a Restricted Subsidiary of such specified person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other person merging with or into, or becoming a Restricted Subsidiary of, such specified person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified person.

     "Acquisition Agreement" means the purchase agreement by and between Schlumberger Technology Corporation, a Texas corporation, and Grant Prideco, Inc., a Delaware corporation, dated as of October 25, 2002.

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control", as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a person will be deemed to be control. For purposes of this definition, the terms "controlling", "controlled by" and "under common control with" have correlative meanings.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory or equipment in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of our assets and our Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "-- Mandatory Redemption; Offers to Purchase; Open Market Purchases -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

          (2) the issuance of Equity Interests in any of our Restricted Subsidiaries or the sale of Equity Interests in any of our Restricted Subsidiaries.

     Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

          (2) a transfer of assets between or among us and our Restricted Subsidiaries,

          (3) an issuance of Equity Interests by a Restricted Subsidiary to us or to another Restricted Subsidiary; and

          (4) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-- Certain
     Covenants -- Restricted Payments."

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

     "Board of Directors" means:

          (1) with respect to a corporation, the board of directors or a duly authorized committee of the board of directors of the corporation;

          (2) with respect to a partnership, the board of directors or a duly authorized committee of the board of directors of the general partner of the partnership; and

          (3) with respect to any other person, the board or committee of such person serving a similar function.

     "Board Resolution" means, with respect to any entity, a copy of a resolution certified by the Secretary or Assistant Secretary of that entity to have been duly adopted by the Board of Directors of that entity and to be in full force and effect on the date of certification, and delivered to the trustee.

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to a Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thomson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the properties or assets of us and our Restricted Subsidiaries, taken as a whole, to any "person", as that term is used in Section 13(d)(3) of the Exchange Act;

          (2) the adoption of a plan relating to our liquidation or dissolution;

          (3) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person", as defined in clause (1) above becomes the ultimate Beneficial Owner, directly or indirectly, of more than 50% of our Voting Stock, measured by voting power rather than number of shares;

          (4) the first day on which a majority of the members of our entire Board of Directors are not Continuing Directors; or

          (5) our consolidation or merger with or into, any person, or the consolidation or merger of any person with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee person, or the direct parent company of the surviving or transferee person, which, immediately after giving effect to such issuance, constitutes a majority of the outstanding shares of such Voting Stock of such surviving or transferee person, or the direct parent company of the surviving or transferee person.

     For the purposes of this definition of "Change of Control", any transfer of any equity of an entity that was formed for the purpose of acquiring our Voting Stock will be deemed to be a transfer of an Equity Interest in us.

     "Change of Control Triggering Event" means, the occurrence of a Change of Control, or if we are not subject to the Suspended Covenants, there occurs both a Change of Control and a Rating Decline.

     "Commission" means the Securities and Exchange Commission.

     "Consolidated Cash Flow" means, with respect to any specified person for any period, the Consolidated Net Income of such person for such period:

          (1) plus an amount equal to any extraordinary loss plus any net loss realized by such person or any of its Subsidiaries in connection with an Asset Sale to the extent such losses were deducted in computing such Consolidated Net Income;

          (2) plus provision for taxes based on income or profits of such person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income;

          (3) plus consolidated interest expense of such person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease

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     Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income;

          (4) plus depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; and

          (5) minus non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any specified person for any period, the aggregate of the Net Income of such person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that:

          (1) the Net Income (but not loss) of any person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified person or a Restricted Subsidiary of the person;

          (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument (other than those permitted under the "-- Certain Covenants -- Dividend and Other Payment Restrictions Affecting Subsidiaries" covenant), judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

          (4) the cumulative effect of a change in accounting principles will be excluded.

     "Continuing Directors" means, as of any date of determination, any member of our Board of Directors who:

          (1) was a member of such Board of Directors on the date of the indenture; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event (other than upon an optional redemption by us), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the
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holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require us to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that we may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain
Covenants -- Restricted Payments".

     "Domestic Subsidiary" means any one of our Restricted Subsidiaries that was formed under the laws of the United States or any state of the United States or the District of Columbia.

     "DTC" means The Depositary Trust Company.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means the Indebtedness of us and our Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the date we first issue the notes, until such amounts are repaid.

     "Fixed Charges" means, with respect to any specified person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

          (2) the consolidated interest of such person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest expense on Indebtedness of another person that is guaranteed by such person or one of its Restricted Subsidiaries or secured by a Lien on assets of such person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

          (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in our Equity Interests (other than Disqualified Stock) or to us or one of our Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any specified person for any period, the ratio of the Consolidated Cash Flow of such person and its Restricted Subsidiaries for such period to the Fixed Charges of such person and its Restricted Subsidiaries for such period. In the event that the specified person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four- quarter reference period.

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     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (calculated in accordance with Regulation S-X) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified person or any of its Restricted Subsidiaries following the Calculation Date.

     "Foreign Restricted Subsidiary" means any of our Restricted Subsidiaries that is not a Domestic Subsidiary.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

     "Government Securities" means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer's option (unless, for purposes of "Cash Equivalents" only, the obligations are redeemable or callable at a price not less than the purchase price paid by us or any of our Restricted Subsidiaries, together with all accrued and unpaid interest, if any, on such Government Securities).

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means each of:

          (1) the Domestic Subsidiaries; and

          (2) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture; and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any specified person, the obligations of such person incurred in the normal course of business and consistent with past practices and not for speculative purposes under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

          (2) foreign exchange contracts and currency protection agreements entered into with one of more financial institutions is designed to protect the person or entity entering into the agreement against fluctuations in interest rates or currency exchange rates with respect to Indebtedness incurred and not for purposes of speculation;

          (3) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that entity at the time; and

          (4) other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency exchange rates.

     "Indebtedness" means, with respect to any specified person, any indebtedness of such person, whether or not contingent:

          (1) in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) in respect of banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified person (whether or not such Indebtedness is assumed by the specified person) and, to the extent not otherwise included, the guarantee by the specified person of any indebtedness of any other person.

     The amount of any Indebtedness outstanding as of any date will be:

          (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

     "Investments" means, with respect to any person, all direct or indirect investments by such person in other persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If we or any of our Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any of our direct or indirect Subsidiaries such that, after giving effect to any such sale or disposition, such person is no longer our Subsidiary, we will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments". The acquisition by us or any of our Restricted Subsidiaries of a person that holds an Investment in a third person will be deemed to be an Investment by us or such Restricted Subsidiary in such third person in an amount equal to the fair market value of the Investment held by the acquired person in such third person in an amount determined as provided in the final paragraph of the covenant described above under the caption
"-- Certain Covenants -- Restricted Payments".

     "Issue Date" means the date of original issuance of the notes.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
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

     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "Net Income" means, with respect to any specified person, the net income
(loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such person or any of its Restricted Subsidiaries; and (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by us or any of our Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales or brokerage commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Credit Facility" means that certain credit agreement to be dated on or about the Acquisition Closing Date, by and among Grant Prideco and certain of its affiliates and a syndicate of United States and Canadian banks, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither we nor any of our Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time of both any holder of any other Indebtedness (other than the notes) of us or any of our Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of us or any of our Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Business" means the lines of business conducted by us and our Restricted Subsidiaries on the date hereof and any business incidental or reasonably related thereto or which is a reasonable extension thereof as determined in good faith by our Board of Directors and set forth in an officers' certificate delivered to the trustee.

     "Permitted Investments" means:

          (1) any Investment in us or in any of our Restricted Subsidiaries;

          (2) any Investment in Cash Equivalents;

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

          (3) any Investment by us or any of our Restricted Subsidiaries in a person engaged in a Permitted Business, if as a result of such Investment:

             (a) such person becomes one of our Restricted Subsidiaries; or

             (b) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us or any of our Restricted Subsidiaries;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption
     "-- Mandatory Redemption; Offers to Purchase; Open Market
     Purchases -- Asset Sales";

          (5) any acquisition of assets solely in exchange for the issuance of our Equity Interests (other than Disqualified Stock);

          (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

          (7) Hedging Obligations permitted to be incurred under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant; and

          (8) other Investments in any person having an aggregate fair market value (measured on the date each such investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) that are at the time outstanding, not to exceed $15.0 million.

     "Permitted Liens" means:

          (1) Liens on assets of us and any Guarantor securing Indebtedness pursuant to Credit Facilities;

          (2) Liens in favor of us or the Guarantors;

          (3) Liens on property of a person existing at the time such person is merged with or into or consolidated with us or any of our Subsidiaries; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the person merged into or consolidated with us or the Subsidiary;

          (4) Liens on property existing at the time of acquisition of the property by us or any of our Subsidiaries; provided, however, that such Liens were in existence prior to the contemplation of such acquisition;

          (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the third paragraph of the covenant entitled
     "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

          (7) Liens existing on the Acquisition Closing Date;

          (8) Liens securing Indebtedness of our Foreign Restricted Subsidiaries that are not Guarantors in an aggregate principal amount not to exceed $25.0 million, which Indebtedness is permitted to be incurred pursuant to the Indenture;

          (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor; and

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          (10) Liens incurred by us or any of our Restricted Subsidiaries in the ordinary course of business with respect to obligations that do not exceed $15.0 million at any one time outstanding.

     "Permitted Refinancing Indebtedness" means any Indebtedness of us or any of our Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of us or any of our Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by us or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Rating Agency" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by us (as certified by a resolution of our Board of Directors) which shall be substituted for S&P or Moody's, or both, as the case may be.

     "Rating Category" means (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C (or equivalent successor categories) and (iii) the equivalent of any such category of S&P and Moody's used by another Rating Agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories (+ and -- for S&P: 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well from BB- to B, will constitute a decrease of one gradation).

     "Rating Decline" means (i) a decrease of two or more gradations (including gradations within Rating Categories as well as between Rating Categories) in the rating of the notes by either Rating Agency or (ii) a withdrawal of the rating of the notes by either Rating Agency, provided, however, that such decrease or withdrawal occurs on, or within 90 days following, the date of public notice of the occurrence of a Change of Control or of the intention by us to effect a Change of Control, which period shall be extended so long as the rating of the notes is under publicly announced consideration for downgrade by either Rating Agency.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a person means any Subsidiary of such person that is not an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Ratings Group, Inc., or any successor to the rating agency business thereof.

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     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person (or a combination thereof); and

          (2) any partnership the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or the only general partners of which are that person or one or more Subsidiaries of that person (or any combination thereof).

     "Subsidiary Guarantee" means the guarantee of the notes by each of the Guarantors pursuant to the indenture and in the form of the guarantee endorsed on the form of guarantee attached as Exhibit E to the indenture and any additional guarantee of the notes to be executed by any of our Subsidiaries pursuant to the covenant described above under the caption "-- Certain Covenants -- Additional Subsidiary Guarantees".

     "Unrestricted Subsidiary" means any one of our Subsidiaries (or any successor to any of them) that is designated by our Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with us or any of our Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to us or such Restricted Subsidiary than those that might be obtained at the time from persons who are not our Affiliates;

          (3) is a person with respect to which neither we nor any of our Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such person's financial condition or to cause such person to achieve any specified levels of operating results;

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of us or any of our Restricted Subsidiaries; and

          (5) has at least one director on its Board of Directors that is not a director or executive officer of us or any of our Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of us or any of our Restricted Subsidiaries.

Any designation of any of our Subsidiaries as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments". If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by one of our Restricted Subsidiaries as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock", we will be in default of such covenant. Our Board of Directors may at any time designate any Unrestricted Subsidiary to be
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a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by one of our Restricted Subsidiaries of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock", calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any person as of any date means the Capital Stock of such person that is at the time entitled to vote in the election of the Board of Directors of such person.

     "Weatherford" means Weatherford International, Inc.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

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                      EXCHANGE OFFER; REGISTRATION RIGHTS

     The following description is a summary of those provisions of the registration rights agreement that we consider material. It does not restate that agreement in its entirety. A copy of the registration rights agreement may be obtained from us and is incorporated by reference in the registration statement of which this prospectus is a part. We urge you to read the registration rights agreement because it, and not this description, define your rights as holders of the outstanding 9% notes.

     We, the subsidiary guarantors and the initial purchasers entered into a registration rights agreement (the "Registration Rights Agreement") on the original issue date of the outstanding 9% notes (the "Issue Date") pursuant to which each of we and the subsidiary guarantors agreed, following the closing of the acquisition of Reed-Hycalog (the "Acquisition Closing Date") and the related assumption, that we will, at our expense, for the benefit of the holders of the notes (the "Holders"),

          1. within 60 days after the Acquisition Closing Date (the "Filing Date"), file a registration statement on an appropriate registration form (the "Exchange Offer Registration Statement") with respect to a registered offer (the "Exchange Offer") to exchange the outstanding 9% notes for notes (the "Exchange Notes") of Grant Prideco, Inc., guaranteed on a senior unsecured basis by the subsidiary guarantors, which Exchange Notes will have terms substantially identical in all material respects to the notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions), and

          2. use reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Acquisition Closing Date.

     Upon the Exchange Offer Registration Statement being declared effective, we will offer the Exchange Notes (and the related guarantees) in exchange for surrender of the notes. We will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders. For each of the outstanding 9% notes surrendered to us pursuant to the Exchange Offer, the Holder who surrendered such note will receive an Exchange Note having a principal amount equal to that of the surrendered outstanding 9% note. Interest on each Exchange Note will accrue

     (A) from the later of:

          1. the last interest payment date on which interest was paid on the note surrendered in exchange therefor, or

          2. if the outstanding 9% note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date, or

     (B) if no interest has been paid on such note, from the Issue Date.

     Under existing interpretations of the SEC contained in several no-action letters to third parties, the Exchange Notes and the related guarantees will be freely transferable by holders thereof (other than affiliates of ours) after the Exchange Offer without further registration under the Securities Act; provided, however, that each Holder that wishes to exchange its notes for Exchange Notes will be required to represent:

          1. that any Exchange Notes to be received by it will be acquired in the ordinary course of its business;

          2. that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of the Exchange Notes in violation of the Securities Act;

          3. that it is not an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of ours;

          4. if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes; and

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

          5. if such Holder is a broker-dealer (a "Participating Broker-Dealer") that will receive Exchange Notes for its own account in exchange for notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     We will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of Exchange Notes.

     If,

          1. because of any change in law or in currently prevailing interpretations of the Staff of the SEC, we are not permitted to effect an Exchange Offer; or

          2. the Exchange Offer is not consummated within 195 days of the Acquisition Closing Date; or

          3. in certain circumstances, certain holders of unregistered Exchange Notes so request; or

          4. in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of ours or within the meaning of the Securities Act), then in each case, we will (x) promptly deliver to the Holders and the Trustee written notice thereof, and (y) at our sole expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the outstanding 9% notes (the "Shelf Registration Statement") and (b) use our reasonable best efforts to keep effective the Shelf Registration Statement until the earlier of two years after the Issue Date or such time as all of the applicable outstanding 9% notes have been sold thereunder.

     We will, in the event that a Shelf Registration Statement is filed, provide to each Holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the notes has become effective and take certain other actions as are required to permit unrestricted resales of the notes. A Holder that sells outstanding 9% notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification rights and obligations).

     If we fail to meet the targets listed above, then additional interest (the "Additional Interest") shall become payable in respect of the notes as follows:

          1. if (A) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is filed with the SEC on or prior to 60 days after the Acquisition Closing Date or (B) notwithstanding that we have consummated or will consummate an Exchange Offer, we are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, Additional Interest shall accrue on the principal amount of the notes at a rate of 0.50% per annum for the first 90 days immediately following each such filing date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

          2. if (A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the SEC on or prior to 150 days after the Acquisition Closing Date or (B) notwithstanding that we have consummated or will consummate an Exchange Offer, we are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the SEC on or prior to the 90th day following the date such Shelf Registration Statement was filed, then, commencing on the day after either such required effective date, Additional Interest shall accrue on the principal amount of the notes at a rate of 0.50% per annum for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

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

          3. if (A) we have not exchanged Exchange Notes for all notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the earlier of the 45th day on which the Exchange Offer Registration Statement was declared effective or the 195th day after the Acquisition Closing Date or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (other than after such time as all notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the notes at a rate of 0.50% per annum for the first 90 days commencing on (x) the earlier of the 46th day after the effective date or the 195th day after the Acquisition Closing Date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective, in the case of (B) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Additional Interest rate on the notes may not accrue under more than one of the foregoing clauses (1)-(3) at any one time and at no time shall the aggregate amount of Additional Interest accruing exceed in the aggregate 2.0% per annum; provided, further, however, that (a) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (1) above), (b) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (2) above), or (c) upon the exchange of Exchange Notes for all notes tendered (in the case of clause (3) (A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (3) (B) above), Additional Interest on the notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

     Any amounts of Additional Interest due pursuant to clause (1), (2) or (3) above will be payable in cash on the same original interest payment dates as the notes.

                         BOOK-ENTRY; DELIVERY AND FORM

     The certificates representing the notes will be issued in fully registered form without interest coupons.

     Notes sold in reliance on Rule 144A will initially be represented by permanent global notes in fully registered form without interest coupons (each a "Restricted Global Note") and will be deposited with the Trustee as a custodian for The Depositary Trust Company ("DTC") and registered in the name of a nominee of such depositary.

     Notes sold in offshore transactions in reliance on Regulation S under the Securities Act will initially be represented by global notes in fully registered form without interest coupons (each a "Regulation S Global Note") and will be deposited with the Trustee as custodian for DTC, as depositary, and registered in the name of a nominee of such depositary for the account of the operator of the Euroclear System or Clearstream Banking, Societe Anonyme, Luxembourg. Prior to the expiration of the "distribution compliance period" (as defined in Regulation S), a beneficial interest in the Regulation S Global Note may not be transferred to a U.S. person or for the account of a U.S. person (other than a distribution).

     Any beneficial interest in a Regulation S Global Note or a Restricted Global Note (each a "Global Note") that is transferred to a person who takes delivery in the form of an interest in a Restricted Global Note or a Regulation S Global Note, respectively, will, upon transfer, cease to be an interest in the type of Global Note previously held and become an interest in the other type of Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other type of Global Note for as long as it remains such an interest.

     The Global Notes (and any notes issued in exchange therefor) will be subject to certain restrictions on transfer set forth therein and in the Indenture and will bear the legend regarding such restrictions set forth under the heading "Notice to Investors" herein. Subject to such restrictions, QIBs or non-U.S. purchasers may elect to take physical delivery of their certificates (each a "Certificated Security") instead of holding their interests through the Global Notes (and which are then ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers"). Upon the transfer to a QIB of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests
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

otherwise or the Global Notes have previously been exchanged in whole for Certificated Securities, be exchanged for an interest in the Global Notes. For a description of the restrictions on transfer of Certificated Securities and any interest in the Global Notes, See "Notice to Investors".

THE GLOBAL NOTES

     We expect that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary, and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the notes.

     Payments of the principal of, and premium (if any) and interest (including Additional Interest) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest (including Additional Interest) on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

     DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants and which will be legended as set forth under the heading "Notice to Investors."

     DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of
Section 17A

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

of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

     Certificated Securities shall be issued in exchange for beneficial interests in the Global Notes (i) if requested by a holder of such interests or
(ii) if DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by us within 90 days.

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            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes certain United States federal income tax considerations relevant to persons holding the outstanding 9% notes that acquired notes in the initial offering at the original issue price. This summary is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and temporary Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address the tax consequences to subsequent holders of notes and is limited to persons who hold the notes as capital assets, within the meaning of Section 1221 of the Code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to particular holders in light of their personal circumstances or to certain types of holders (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or currencies, persons holding notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, or holders of notes whose "functional currency" is not the U.S. dollar) or the effect of any applicable state, local or foreign tax law.

     This discussion does not address the tax consequences to persons who hold the outstanding 9% notes through a partnership or similar pass-through entity. If a partnership holds the outstanding 9% notes, the tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner of a partnership holding the outstanding 9% notes should consult its tax advisors.

     No ruling has been requested from the Internal Revenue Service (the "IRS") with respect to any of the United States federal income tax consequences of the matters which are discussed herein and the IRS may not agree with some of the conclusions set forth herein. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder of the outstanding 9% notes would ultimately prevail in a final determination by a court.

     HOLDERS OF THE OUTSTANDING 9% NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OUTSTANDING 9% NOTES, INCLUDING THE APPLICABILITY OF ANY FEDERAL TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND ANY CHANGES (OR PROPOSED CHANGES) IN APPLICABLE TAX LAWS OR INTERPRETATIONS THEREOF.

UNITED STATES FEDERAL INCOME TAXATION OF UNITED STATES HOLDERS

     As used herein, the term "U.S. Holder" means a holder of an outstanding 9% note that is, for United States federal income tax purposes, an individual who is a citizen or resident of the United States (including certain former citizens and former long-term residents, as defined in Section 877 of the Code), a corporation or other entity (other than a partnership) created or organized in or under the laws of the United States or any political subdivision thereof, an estate, the income of which is subject to United States federal income taxation regardless of its source, or a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

  PAYMENT OF INTEREST ON NOTES

     Generally, interest paid or payable on an outstanding 9% note will be taxable to a U.S. Holder as ordinary interest income from domestic sources at the time such interest is received or accrued, in accordance with such U.S. Holder's regular method of accounting for United States federal income tax purposes. Our failure to consummate the Exchange Offer or to file or cause to be declared effective the shelf registration statement as described under "Exchange Offer; Registration Rights" will cause a U.S. Holder to recognize as ordinary income the additional interest payable as a result of such failure when that amount is accrued or paid, in
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

accordance with such U.S. Holder's regular method of accounting. According to United States Treasury regulations, the possibility of a change in the interest rate will not affect the amount of interest income recognized by a U.S. Holder (or the timing of such recognition) if the likelihood of the change, as of the date the notes are issued, is remote. We believe that the likelihood of a change in the interest rate on the outstanding 9% notes is remote and do not intend to treat the possibility of a change in the interest rate as affecting the yield to maturity of any note.

 SALE, EXCHANGE OR RETIREMENT OF THE NOTES

     Upon the sale, exchange, redemption, retirement at maturity or other disposition of an outstanding 9% note, the U.S. Holder generally will recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which will be taxable as ordinary income) and such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in an outstanding 9% note generally will equal the cost of the outstanding 9% note to such holder, less any principal payments received by such U.S. Holder.

     Gain or loss recognized by a U.S. Holder on the disposition of an outstanding 9% note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder's holding period for the outstanding 9% note is more than one year. Long-term capital gains of individuals generally may be subject to tax at a lower tax rate. The deduction of capital losses is subject to certain limitations. U.S. Holders of outstanding 9% notes should consult their tax advisors regarding the treatment of capital gains and losses.

     The exchange of an outstanding 9% note by a U.S. Holder for an exchange note pursuant to the Exchange Offer should not constitute a taxable exchange for United States federal income tax purposes. As a result, the basis and holding period of the exchange notes will be the same as the basis and holding period of the corresponding outstanding 9% notes. Further, under existing Treasury regulations relating to modifications and exchanges of debt instruments, any increase in the interest rate of the notes resulting from the Exchange Offer not being consummated, or a shelf registration statement not being declared effective, would not be treated as a taxable exchange, as such change in interest rate would occur pursuant to the original terms of the outstanding 9% notes.

 BACKUP WITHHOLDING AND INFORMATION REPORTING

     Backup withholding and information reporting requirements may apply to certain payments ("reportable payments") of principal, premium, if any, and interest on an outstanding 9% note to a U.S. Holder, and to proceeds paid to a U.S. Holder from the sale or redemption of an outstanding 9% note before maturity. We, our agent, a broker, the Trustee or any paying agent, as the case may be, will be required to deduct and withhold the applicable tax from any reportable payment that is subject to backup withholding tax, if, among other things, a U.S. Holder fails to furnish his taxpayer identification number (social security or employer identification number), certify that such number is correct, certify that such holder is not subject to backup withholding or otherwise comply with the applicable requirements of the backup withholding rules. Certain holders, including all corporations and financial institutions, are not subject to backup withholding and reporting requirements. Any amounts withheld under the backup withholding rules from a reportable payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's United States federal income tax and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

     The amount of any reportable payments, including interest, made to the record U.S. Holders of outstanding 9% notes (other than to holders that are exempt recipients) and the amount of tax withheld, if any, with respect to such payments will be reported to such U.S. Holders and to the IRS for each calendar year.

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UNITED STATES FEDERAL INCOME TAXATION OF NON-U.S. HOLDERS

     The following discussion is a summary of certain United States federal income tax and estate tax consequences to a Non-U.S. Holder that holds an outstanding 9% note. As used herein, the term "Non-U.S. Holder" means a holder of an outstanding 9% note that is not a U.S. Holder, as defined above.

  PAYMENT OF INTEREST ON NOTES

     No United States federal withholding tax under Sections 1441 and 1442 of the Code will be imposed with respect to the payment by us or our paying agent of principal, premium, if any, or interest on an outstanding 9% note owned by an Non-U.S. Holder (the "Portfolio Interest Exception"), provided that (1) the Non-U.S. Holder or the Financial Institution holding the outstanding 9% note on behalf of the Non-U.S. Holder provides a statement, which may be provided on IRS Form W-8BEN, IRS Form W-8EXP, or IRS Form W-8IMY, as applicable (an "Owner's Statement"), to us, our paying agent or the person who would otherwise be required to withhold tax, certifying, under penalties of perjury, that such Non-U.S. Holder is not a United States person and providing the name and address of the Non-U.S. Holder, (2) such interest is treated as not effectively connected with the Non-U.S. Holder's United States trade or business, (3) such interest payments are not made to a Non-U.S. Holder within a foreign country that the IRS has listed on a list of countries having provisions inadequate to prevent United States tax evasion, (4) interest payable with respect to the outstanding 9% notes is not deemed contingent interest within the meaning of the portfolio debt provisions, (5) such Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (6) such Non-U.S. Holder is not a controlled foreign corporation within the meaning of Section 957 of the Code that is related to us within the meaning of Section 864(d)(4) of the Code, and (7) the beneficial owner is not a bank whose receipt of interest on an outstanding 9%
note is described in Section 881(c)(3)(A) of the Code. As used herein, the term "Financial Institution" means a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that holds an outstanding 9% note on behalf of the owner of the note.

     A Non-U.S. Holder who does not qualify for the Portfolio Interest Exception would, under current law, generally be subject to United States federal withholding tax at a flat rate of 30% (or lower applicable treaty rate) on interest payments. However, a Non-U.S. Holder will not be subject to the 30% withholding tax if such Non-U.S. Holder provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of a tax treaty, or (2) IRS Form W-8ECI (or substitute form) stating that the interest paid on the outstanding 9% notes is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. The 30% United States federal withholding tax will generally not apply to any gain that a Non-U.S. Holder recognizes upon the redemption, retirement, sale, exchange or other disposition of an outstanding 9% note.

     If a Non-U.S. Holder is engaged in a trade or business in the United States and if interest on an outstanding 9% note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from United States federal withholding tax as discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if the holder were a U.S. Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or applicable lower tax treaty rate, on its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on an outstanding 9% note will be included in such foreign corporation's effectively connected earnings and profits.

 SALE, EXCHANGE OR RETIREMENT OF THE NOTES

     In general, gain recognized by a Non-U.S. Holder upon the redemption, retirement, sale, exchange or other disposition of an outstanding 9% note will not be subject to United States federal income tax unless such gain or loss is effectively connected with a trade or business in the United States of such Non-U.S. Holder. However, a Non-U.S. Holder may be subject to United States federal income tax at a flat rate of 30% (unless a lower applicable treaty rate applies) on any such gain if the Non-U.S. Holder is an individual deemed to be present in the United States for 183 days or more during the taxable year of the disposition of the note and certain other requirements are met.

     The exchange of an outstanding 9% note by a non-U.S. Holder for an exchange note pursuant to the Exchange Offer should not constitute a taxable exchange for United States federal income tax purposes. As a result, the basis and holding period of the exchange notes will be the same as the basis and holding period of the corresponding outstanding 9% notes. Further, under existing Treasury regulations relating to modifications and exchanges of debt instruments, any increase in the interest rate of the outstanding 9% notes resulting from the Exchange Offer not bring consummated, or a shelf registration statement not being declared effective, would not be treated as a taxable exchange, as such change in interest rate would occur pursuant to the original terms of the outstanding 9% notes.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

     Backup withholding and information reporting requirements generally do not apply to payments of principal and interest made by us or a paying agent to a Non-U.S. Holder if the Owner's Statement described above is received, provided that the payor does not have actual knowledge that the holder is a U.S. Holder. If any payments of principal and interest are made to the beneficial owner of an outstanding 9% note by or through the foreign office of a foreign custodian, foreign nominee, broker (as defined in applicable Treasury regulations), or other foreign agent of such beneficial owner, backup withholding and information reporting also will not apply, assuming the applicable Owner's Statement described above is received (and the payor does not have actual knowledge that the beneficial owner is a United States person) or the beneficial owner otherwise establishes an exemption. Information reporting requirements (but not backup withholding) may apply, however, to a payment by a foreign office of such a custodian, nominee, broker or agent that is (1) a United States person, (2) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (3) a foreign partnership with certain connections to the United States, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Holder and certain other conditions are met or the holder otherwise establishes an exemption, or (4) a controlled foreign corporation within the meaning of Section 957 of the Code. Payment of principal and interest on an outstanding 9% note to a Non-U.S. Holder by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of an outstanding 9% note, will be subject to both backup withholding and information reporting unless the beneficial owner provides the Owner's Statement described above (and the payor does not have actual knowledge that the beneficial owner is a United States person) or otherwise establishes an exemption.

  UNITED STATES FEDERAL ESTATE TAXES

     Subject to applicable estate tax treaty provisions, an outstanding 9% note beneficially owned by an individual Non-U.S. Holder at the time of death will not be included in such Non-U.S. Holder's gross estate for United States federal estate tax purposes provided that (1) such individual Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable Treasury regulations, and (2) the interest payments with respect to such outstanding 9% note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual Non-U.S. Holder.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for the outstanding 9% notes where the outstanding 9% notes were acquired as a result of market-making activities or other trading activities. We have agreed that, after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale, if required under applicable securities laws and upon prior written request.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or in a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to those prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers-dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker-dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commission or concessions received by such person may be considered underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will be delivering a prospectus, a broker-dealer will not be regarded as admitting that it is an "underwriter", within the meaning of the Securities Act.

     As required by applicable securities laws, after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of the outstanding 9% notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the issuance of the exchange notes will be passed upon by Fulbright and Jaworski L.L.P.

                                    EXPERTS

     The consolidated financial statements of Grant Prideco, Inc. appearing in Grant Prideco, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as stated in their report included therein and incorporated herein by reference, such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated and combined financial statements of Grant Prideco, Inc. as of December 31, 2000 and for the two years in the period ended December 31, 2000, incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein. After reasonable efforts, we have not been able to obtain Arthur Andersen's consent to the inclusion in this prospectus of its audit report dated March 19, 2001. Accordingly, investors will not be able to sue Arthur Andersen and any recovery they may have from Arthur Andersen related to any claims that they may assert related to the financial statements audited by Arthur Andersen may be limited as a result of the lack of Arthur Andersen's consent.

     The combined financial statements of the Drill Bits Business of Schlumberger Limited as of December 31, 2001, 2000 and 1999 and for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

             ------------------------------------------------------
             ------------------------------------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    1
Risk Factors..........................   16
Acquisition of Reed-Hycalog...........   25
The Exchange Offer....................   26
Use of Proceeds.......................   35
Ratio of Earnings to Fixed Charges....   35
Capitalization........................   36
Selected Historical Consolidated
  Financial Data......................   37
Description of Other Indebtedness.....   39
Description of the Notes..............   41
Exchange Offer; Registration Rights...   72
Book-Entry; Delivery and Form.........   74
Certain United States Federal Income
  Tax Considerations..................   77
Plan of Distribution..................   81
Legal Matters.........................   81
Experts...............................   81

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                                  $175,000,000

                              (GRANT PRIDECO LOGO)
                                9% SENIOR NOTES
                               DUE 2009, SERIES B
                           -------------------------

                                   PROSPECTUS
                           -------------------------
                                          , 2003

             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Delaware law and our certificate of incorporation and bylaws include provisions designed to limit the liability of our officers and directors and, in certain circumstances, to indemnify our officers and directors against certain liabilities. These provisions are designed to encourage qualified individuals to serve as our officers and directors.

EXCULPATION OF MONETARY LIABILITY

     Under Delaware law, a corporation may include provisions in its certificate of incorporation that relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including

     - a breach of the director's duty of loyalty,

     - acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law,

     - the approval of an improper payment of a dividend or an improper purchase by the corporation of the corporation's stock, or

     - any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that our directors are not liable to us or our stockholders for monetary damages for breach of their fiduciary duty, subject to the restrictions above. These limitations of liability may not affect claims arising under the federal securities laws.

INDEMNIFICATION

     Under Section 145 of the Delaware General Corporation Law and our bylaws, we are obligated to indemnify our present and former directors and officers and may indemnify other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action"), if the person to whom indemnity is granted acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to Grant Prideco.

     Under the Purchase Agreement for the 9% Senior Notes due 2009, as supplemented, Grant Prideco, Inc. has agreed to indemnify Deutsche Bank Securities and Merrill Lynch & Co. against certain liabilities under the Securities Act. Under the Purchase Agreement, Grant Prideco, Inc. has agreed to indemnify the Schlumberger for certain liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers and controlling persons pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21.  EXHIBITS

  EXHIBIT
   NUMBER                              DESCRIPTION
  -------                              -----------
    1.1*       Purchase Agreement, dated as of November 25, 2002, among
               Grant Prideco Escrow Corp., Grant Prideco, Inc. and Deutsche
               Bank Securities Inc. and Merrill Lynch, Pierce, Fenner &
               Smith Incorporated.
    2.1        Distribution Agreement, dated as of March 22, 2000, between
               Weatherford and Grant Prideco, Inc. (incorporated by
               reference to Exhibit 2.1 to Grant Prideco, Inc.'s
               Registration Statement on Form S-3, Reg. No. 333-35272).
    2.2        Purchase Agreement dated as of October 25, 2002, among
               Schlumberger Technology Corporation and Grant Prideco, Inc.
               (incorporated by reference to Exhibit 2.1 to Grant Prideco,
               Inc.'s Current Report on Form 8-K, File No. 1-15423, filed on October 28, 2002).
    3.1        Restated Certificate of Incorporation of Grant Prideco, Inc.
               (incorporated by reference to Exhibit 3.1 to Grant Prideco,
               Inc.'s Registration Statement on Form S-3, Reg. No.
               333-35272).
    3.2        Restated Bylaws of Grant Prideco, Inc. (incorporated by
               reference to Exhibit 3.2 to Grant Prideco, Inc.'s
               Registration Statement on Form 10, File No. 1-15423, as
               amended).
    3.3        Certificate of Incorporation of GP Expatriate Services, Inc.
               (incorporated by reference to Exhibit 3.3 to Grant Prideco,
               Inc.'s Registration Statement on Form S-3, Reg. No.
               333-48722).
    3.4        By-laws of GP Expatriate Services, Inc. (incorporated by
               reference to Exhibit 3.4 to Grant Prideco, Inc.'s
               Registration Statement on Form S-3, Reg. No. 333-48722).
    3.5*       Certificate of Formation of Grant Prideco Holding, LLC, as
               amended and corrected.
    3.6        Limited Liability Company Agreement of Grant Prideco
               Holding, LLC (incorporated by reference to Exhibit 3.5 to
               Grant Prideco, Inc.'s Registration Statement on Form S-3,
               Reg. No. 333-48722).
    3.7*       Certificate of Limited Partnership of Grant Prideco, L.P. as
               amended and corrected.
    3.8        Agreement of Limited Partnership of Grant Prideco, LP
               (incorporated by reference to Exhibit 3.6 to Grant Prideco,
               Inc.'s Registration Statement on Form S-3, Reg. No.
               333-48722).
    3.9*       Certificate of Formation of Grant Prideco USA, LLC, as
               amended.
    3.10       Limited Liability Company Agreement of Grant Prideco USA,
               LLC (incorporated by reference to Exhibit 3.7 to Grant
               Prideco, Inc.'s Registration Statement on Form S-3, Reg. No.
               333-48722).
    3.11       Certificate of Incorporation of Star Operating Company
               (incorporated by reference to Exhibit 3.8 to Grant Prideco,
               Inc.'s Registration Statement on Form S-3, Reg. No.
               333-48722).
    3.12       By-laws of Star Operating Company (incorporated by reference to Exhibit 3.9 to Grant Prideco, Inc.'s Registration
               Statement on Form S-3, Reg. No. 333-48722).
    3.13       Certificate of Incorporation of TA Industries, Inc.
               (incorporated by reference to Exhibit 3.10 to Grant Prideco,
               Inc.'s Registration Statement on Form S-3, Reg. No.
               333-48722).
    3.14       By-laws of TA Industries, Inc. (incorporated by reference to
               Exhibit 3.11 to Grant Prideco, Inc.'s Registration Statement
               on Form S-3, Reg. No. 333-48722).
    3.15       Certificate of Incorporation of Texas Arai, Inc.
               (incorporated by reference to Exhibit 3.12 to Grant Prideco,
               Inc.'s Registration Statement on Form S-3, Reg. No.
               333-48722).
    3.16       By-laws of Texas Arai, Inc. (incorporated by reference to
               Exhibit 3.13 to Grant Prideco, Inc.'s Registration Statement
               on Form S-3, Reg. No. 333-48722).
    3.17       Restated Articles of Incorporation of Tube-Alloy Capital
               Corporation (incorporated by reference to Exhibit 3.14 to
               Grant Prideco, Inc.'s Registration Statement on Form S-3,
               Reg. No. 333-48722).
    3.18       Amended and Restated By-laws of Tube-Alloy Capital
               Corporation (incorporated by reference to Exhibit 3.15 to
               Grant Prideco, Inc.'s Registration Statement on Form S-3,
               Reg. No. 333-48722).
    3.19       Articles of Incorporation of Tube-Alloy Corporation and
               Amendment thereto (incorporated by reference to Exhibit 3.16 to Grant Prideco, Inc.'s Registration Statement on Form S-3,
               Reg. No. 333-48722).
    3.20       Amended and Restated By-laws of Tube-Alloy Corporation
               (incorporated by reference to Exhibit 3.17 to Grant Prideco,
               Inc.'s Registration Statement on Form S-3, Reg. No.
               333-48722).

  EXHIBIT
   NUMBER                              DESCRIPTION
  -------                              -----------
    3.21       Certificate of Incorporation of XL Systems International,
               Inc. (incorporated by reference to Exhibit 3.18 to Grant
               Prideco, Inc.'s Registration Statement on Form S-3, Reg. No.
               333-48722).
    3.22       Amended and Restated By-laws of XL Systems International,
               Inc. (incorporated by reference to Exhibit 3.19 to Grant
               Prideco, Inc.'s Registration Statement on Form S-3, Reg. No.
               333-48722).
    3.23*      Certificate of Limited Partnership of XL Systems, L.P., as
               amended.
    3.24       Agreement of Limited Partnership of XL Systems, L.P.
               (incorporated by reference to Exhibit 3.20 to Grant Prideco,
               Inc.'s Registration Statement on Form S-3, Reg. No.
               333-48722).
    3.25*      Certificate of Limited Partnership of Plexus Deepwater
               Technologies, Ltd., as amended.
    3.26*      Agreement of Limited Partnership of Plexus Deepwater
               Technologies Ltd.
    3.27*      Certificate of Formation of Grant Prideco PC Composites
               Holdings, LLC, as corrected.
    3.28*      Limited Liability Company Agreement of Grant Prideco PC
               Composites Holdings, LLC.
    3.29*      Certificate of Incorporation of Intellipipe, Inc.
    3.30*      Bylaws of Intellipipe, Inc.
    3.31*      Certificate of Incorporation of Grant Prideco Marine
               Products and Services International, Inc.
    3.32*      Bylaws of Grant Prideco Marine Products and Services
               International, Inc.
    3.33*      Certificate of Formation of Reed-Hycalog International
               Holding, LLC.
    3.34*      Limited Liability Company Agreement of Reed-Hycalog
               International Holding, LLC.
    3.35*      Certificate of Formation of Reed-Hycalog Norway, LLC.
    3.36*      Limited Liability Company Agreement of Reed-Hycalog Norway,
               LLC.
    3.37*      Certificate of Formation of Reed-Hycalog Colombia, LLC.
    3.38*      Limited Liability Company Agreement of Reed-Hycalog
               Colombia, LLC.
    3.39*      Certificate of Formation of Reed-Hycalog Russia, LLC.
    3.40*      Limited Liability Company Agreement of Reed-Hycalog Russia,
               LLC.
    3.41*      Certificate of Formation of GP USA Holding, LLC, as amended.
    3.42*      Limited Liability Company Agreement of GP USA Holding, LLC.
    3.43*      Certificate of Formation of Grant Prideco Finance, LLC.
    3.44*      Limited Liability Company Agreement of Grant Prideco
               Finance, LLC.
    3.45*      Certificate of Formation of Grant Prideco European Holding,
               LLC.
    3.46*      Limited Liability Company Agreement of Grant Prideco
               European Holding, LLC.
    3.47*      Amended and Restated Certificate of Formation of
               Reed-Hycalog L.L.C.
    3.48*      Amended and Restated Limited Liability Company Agreement of
               Reed-Hycalog L.L.C.
    3.49*      Amended and Restated Certificate of Limited Partnership of
               Reed-Hycalog Operating, L.P.
    3.50*      Amended and Restated Agreement of Limited Partnership of
               Reed-Hycalog Operating, L.P.
    4.1        Indenture for 9 5/8% Senior Notes due 2007 (incorporated by reference to Exhibit 4.7 to Grant Prideco, Inc.'s Annual
               Report on Form 10-K for the year ended December 31, 2000,
               File No. 1-15423).
    4.2        Form of 9 5/8% Senior Notes due 2007 (included as part of
               Exhibit 4.2 above)
    4.3        Grant Prideco, Inc. 2000 Non-Employee Director Stock Option
               Plan (incorporated by reference to Exhibit 10.6 to Grant
               Prideco, Inc.'s Annual Report on Form 10-K for the year
               ended December 31, 2000, File No. 1-15423).
    4.4        Grant Prideco, Inc. 2000 Employee Stock Option and
               Restricted Stock Plan (incorporated by reference to Exhibit
               10.5 to Grant Prideco, Inc.'s Registration Statement on Form
               10, File No. 1-15423, as amended)
    4.5        Grant Prideco, Inc. Executive Deferred Compensation Plan
               (incorporated by reference to Exhibit 10.9 to Grant Prideco,
               Inc.'s Registration Statement on Form 10, File No. 1-15423,
               as amended).

  EXHIBIT
   NUMBER                              DESCRIPTION
  -------                              -----------
    4.6        Grant Prideco, Inc. Foreign Executive Deferred Compensation
               Plan (incorporated by reference to Exhibit 10.8 to Grant
               Prideco, Inc.'s Registration Statement on Form 10, File No.
               1-15423, as amended).
    4.7        Grant Prideco, Inc. Deferred Compensation Plan for
               Non-Employee Directors (incorporated by reference to Exhibit
               10.10 to Grant Prideco, Inc.'s Registration Statement on
               Form 10, File No. 1-15423, as amended).
    4.8        Grant Prideco, Inc. 401(k) Savings Plan (incorporated by
               reference to Exhibit 10.11 to Grant Prideco, Inc.'s
               Registration Statement on Form 10, File No. 1-15423, as
               amended).
    4.9        2001 Stock Option and Restricted Stock Plan (incorporated by reference to Exhibit 10.16 to Grant Prideco, Inc.'s Annual
               Report on Form 10-K for the year ended December 31, 2001,
               File No. 1-15423).
    4.10       Registration Rights Agreement dated May 3, 2002, between
               Grant Prideco, Inc. and Scana Industrier ASA (Incorporated
               by reference to Exhibit 4.18 to Grant Prideco, Inc.'s
               Registration Statement on Form S-3, Reg. No. 333-88146).
    4.11       Registration Rights Agreement dated as of December 20, 2002, by and among Schlumberger Technology Corporation and Grant
               Prideco, Inc. (incorporated by reference to Exhibit 4.1 to
               Grant Prideco, Inc.'s Current Report on Form 8-K, File No.
               1-15423, filed on January 3, 2003).
    4.12       Indenture relating to 9% Senior Notes due 2009 dated as of
               December 4, 2002, between Grant Prideco Escrow Corp. and
               Wells Fargo Bank, N.S., as trustee. (incorporated by
               reference to Exhibit 4.2 to Grant Prideco, Inc.'s Current
               Report on Form 8-K, File No. 1-15423, filed on January 3,
               2003).
    4.13       Form of 9% Senior Notes due 2009 (included as part of
               Exhibit 4.12)
    4.14       Supplemental Indenture dated as of December 20, 2002, among
               Grant Prideco, Inc., Grant Prideco Escrow Corp., certain of
               Grant Prideco, Inc.'s subsidiaries, and Wells Fargo Bank,
               N.A., as trustee (incorporated by reference to Exhibit 4.4 to Grant Prideco, Inc.'s Current Report on Form 8-K, File
               No. 1-15423, filed on January 3, 2003).
    4.15       Registration Rights Agreement dated as of December 4, 2002, among Grant Prideco, Inc., certain subsidiary guarantors
               named therein and Deutsche Bank Securities Inc. and Merrill
               Lynch, Pierce, Fenner & Smith Incorporated, as initial
               purchasers (incorporated by reference to Exhibit 4.5 to
               Grant Prideco, Inc.'s Current Report on Form 8-K, File No.
               1-15423, filed on January 3, 2003).
    4.16       Credit Agreement, dated as of December 19, 2002, among Grant
               Prideco, Inc., certain of its subsidiaries, the Lenders
               party thereto, Deutsche Bank Trust Company Americas, as US
               Agent, Deutsche Bank AG, Canada Branch, as Canadian Agent,
               Transamerica Business Capital Corporation, as Documentation
               Agent, JPMorgan Chase Bank, as Co-Syndication Agent, and
               Merrill Lynch Capital, as Co-Syndication Agent (incorporated by reference to Exhibit 4.6 to Grant Prideco, Inc.'s Current
               Report on Form 8-K, File No. 1-15423, filed on January 3,
               2003).
    4.17       Security Agreement, dated as of December 19, 2002, among
               Grant Prideco, Inc., certain of its subsidiaries and
               Deutsche Bank Trust Company Americas, as agent (incorporated by reference to Exhibit 4.7 to Grant Prideco, Inc.'s Current
               Report on Form 8-K, File No. 1-15423, filed on January 3,
               2003).
    4.18       Amended and Restated Security Agreement, dated as of
               December 19, 2002 between Grant Prideco Canada Ltd. and
               Deutsche Bank AG, Canada Branch, as agent (incorporated by reference to Exhibit 4.8 to Grant Prideco, Inc.'s Current
               Report on Form 8-K, File No. 1-15423, filed on January 3,
               2003).
    4.19       Security Agreement, dated as of December 19, 2002 between
               Grant Prideco Canada Ltd. and Deutsche Bank AG, Canada
               Branch, as agent (incorporated by reference to Exhibit 4.9 to Grant Prideco, Inc.'s Current Report on Form 8-K, File
               No. 1-15423, filed on January 3, 2003).
    4.20       Form of Subsidiary Guarantee by certain of Grant Prideco,
               Inc.'s subsidiaries in favor of Deutsche Bank Trust Company
               Americas, as agent (incorporated by reference to Exhibit
               4.10 to Grant Prideco, Inc.'s Current Report on Form 8-K,
               File No. 1-15423, filed on January 3, 2003).
    5.1**      Opinion of Fulbright & Jaworski L.L.P.

  EXHIBIT
   NUMBER                              DESCRIPTION
  -------                              -----------
   10.1        See exhibits 2.1 and 4.1 through 4.20 for certain items
               constituting material contracts.
   10.2        Employment Agreement dated April 14, 2000 with Bernard J.
               Duroc-Danner (incorporated by reference to Exhibit 10.2 to
               Grant Prideco, Inc.'s Quarterly Report on Form 10-Q for the
               quarter ended March 31, 2000, File No. 1-15723).
   10.9        Employment Agreement dated April 14, 2000 with Louis A.
               Raspino (incorporated by reference to Exhibit 10.1 to Grant
               Prideco, Inc.'s Quarterly Report on Form 10-Q for the
               quarter ended June 30, 2001, File No. 1-15723).
   10.10       Employment Agreement with Philip Choyce dated April 14, 2000
   10.11       Form of Change of Control Agreement with William Chunn, Dan
               Latham, Warren Avery and Philip Choyce (incorporated by
               reference to Exhibit 10.6 to Grant Prideco, Inc.'s Quarterly
               Report on Form 10-Q for the quarter ended March 31, 2000,
               File No. 1-15423).
   10.12       Form of Change of Control Agreement with Louis A. Raspino,
               Curtis Burton and Marshall Danby (incorporated by reference to Exhibit 10.12 to Grant Prideco, Inc.'s Annual Report on
               Form 10-K for the year ended December 31, 2001, File No.
               1-15723).
   10.13       Preferred Supplier Agreement dated April 14, 2000, between
               Grant Prideco, Inc. and Weatherford International, Inc.
               (incorporated by reference to Exhibit 10.12 to Weatherford
               International, Inc.'s Quarterly Report on Form 10-Q for the
               quarter ended March 31, 2000, File No. 1-13086).
   10.14       Tax Allocation Agreement dated April 14, 2000 between Grant
               Prideco and Weatherford (incorporated by reference to
               Exhibit 10.13 to Weatherford International, Inc.'s Quarterly
               Report on Form 10-Q for the quarter ended March 31, 2000,
               File No. 1-13086).
   10.17       Investment Agreement, dated as of April 29, 1999, by and
               between Grant Prideco, Inc. and Voest-Alpine Schienen GmbH &
               Co KG (incorporated by reference to Exhibit 10.12 to Grant
               Prideco, Inc.'s Registration Statement on Form 10, File No.
               1-15423, as amended).
   10.18       Operating Agreement, dated as of July 23, 1999, by and
               between Grant Prideco, Inc. and Voest-Alpine Schienen GmbH &
               Co KG (incorporated by reference to Exhibit 10.13 to Grant
               Prideco, Inc.'s Registration Statement on Form 10, File No.
               1-15423, as amended).
   10.19       Supply Agreement, dated as of July 23, 1999, by and between
               Voest-Alpine Stahlrohr Kindberg GmbH & Co KG and Grant
               Prideco, Inc. (incorporated by reference to Exhibit 10.14 to
               Grant Prideco, Inc.'s Registration Statement on Form 10,
               File No. 1-15423, as amended).
   10.20       Stock Purchase Agreement, dated as of June 19, 1998, by and among Weatherford, Pridecomex Holding, S.A. de C.V., Tubos de Acero de Mexico S.A. and Tamsider S.A. de C.V.
               (incorporated by reference to Exhibit 10.16 to Grant
               Prideco, Inc.'s Registration Statement on Form 10, File No.
               1-15423, as amended).
   10.21       Master Technology License Agreement, dated as of June 19,
               1998, by and between Grant Prideco, Inc. and DST
               Distributors of Steel Tubes Limited (incorporated by
               reference to Exhibit 10.17 to Grant Prideco, Inc.'s
               Registration Statement on Form 10, File No. 1-15423, as
               amended).
   10.22       Agreement, dated as of November 12, 1998, by and between
               Tubos de Acero de Mexico, Tamsider S.A. de C.V., DST
               Distributors of Steel Tubes Limited, Techint Engineering
               Company, Weatherford, Grand Prideco, Pridecomex Holding,
               S.A. de C.V. and Grant Prideco, S.A. de C.V. (incorporated by reference to Exhibit 10.18 to Grant Prideco, Inc.'s
               Registration Statement on Form 10, File No. 1-15423, as
               amended).
   10.23       Agreement, dated as of December 1, 1998, by and between
               Tubos de Acero de Mexico, Tamsider S.A. de C.V., Weatherford
               and Pridecomex Holdings, S.A. de C.V. (incorporated by
               reference to Exhibit 10.19 to Grant Prideco, Inc.'s
               Registration Statement on Form 10, File No. 1-15423, as
               amended).
   10.24       Employment Agreement with Mike McShane dated June 26, 2002
               (incorporated by reference to Grant Prideco, Inc.'s
               Quarterly Report on Form 10-Q for the quarter ended June 30,
               2002, File No. 1-15423).
   12.1*       Statement re Computation of Ratios
   21.1*       Subsidiaries of Registrant

  EXHIBIT
   NUMBER                              DESCRIPTION
  -------                              -----------
   23.1*       Consent of Ernst & Young LLP
   23.2*       Consent of PricewaterhouseCoopers LLP
   23.3**      Consent of Fulbright & Jaworski L.L.P.
   24.1        Power of Attorney (included in Part II signature page)
   25.1*       Statement of Eligibility of Trustee.
   99.1*       Form of Letter of Transmittal and Consent.
   99.2*       Form of Notice of Guaranteed Delivery.
   99.3*       Form of Letter from Grant Prideco, Inc. to Registered
               Holders and Depository Tryst Company Participants.
   99.4*       Form of Instructions from Beneficial Owners to Registered
               Holders and Depository Trust Company Participants.
   99.5*       Form of Letter to Clients.

---------------

 * Filed herewith

** To be filed by amendment

ITEM 22. UNDERTAKINGS

     Each of the undersigned co-registrants hereby undertakes:

          (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

          (2) To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking also includes documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (3) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (4) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (5) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 21, 2003.

                                          GRANT PRIDECO, INC.

                                          By:     /s/ LOUIS A. RASPINO
                                            ------------------------------------
                                                      Louis A. Raspino
                                                 Senior Vice President and
                                                  Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael McShane, Louis A. Raspino and Philip A. Choyce and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on January 21, 2003.


               /s/ MICHAEL MCSHANE                    Chief Executive Officer, President and Director
 ------------------------------------------------              (principal executive officer)
                 Michael McShane


               /s/ LOUIS A. RASPINO                      Chief Financial Officer and Vice President
 ------------------------------------------------              (principal financial officer)
                 Louis A. Raspino


                /s/ GREG L. BOANE                                   Corporate Controller
 ------------------------------------------------              (principal accounting officer)
                  Greg L. Boane


           /s/ BERNARD J. DUROC-DANNER                        Chairman of the Board, Director
 ------------------------------------------------
             Bernard J. Duroc-Danner


               /s/ DAVID J. BUTTERS                                       Director
 ------------------------------------------------
                 David J. Butters


                /s/ ELIOT M. FRIED                                        Director
 ------------------------------------------------
                  Eliot M. Fried


               /s/ SHELDON B. LUBAR                                       Director
 ------------------------------------------------
                 Sheldon B. Lubar


             /s/ ROBERT K. MOSES, JR.                                     Director
 ------------------------------------------------
               Robert K. Moses, Jr.


               /s/ ROBERT A. RAYNE                                        Director
 ------------------------------------------------
                 Robert A. Rayne

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 21, 2003.

                                          GRANT PRIDECO HOLDING, LLC
                                          GRANT PRIDECO, L.P.
                                            By Grant Prideco Holding, LLC, its
                                          general partner
                                          XL SYSTEMS, L.P.
                                            By Grant Prideco Holding, LLC, its
                                          general partner
                                          PLEXUS DEEPWATER TECHNOLOGIES, LTD.
                                            By Grant Prideco Holding, LLC, its
                                          general partner
                                          GP EXPATRIATE SERVICES, INC.
                                          STAR OPERATING COMPANY
                                          TA INDUSTRIES, INC.
                                          TEXAS ARAI, INC.
                                          TUBE-ALLOY CORPORATION
                                          TUBE-ALLOY CAPITAL CORPORATION
                                          INTELLIPIPE, INC.
                                          REED-HYCALOG INTERNATIONAL HOLDING,
                                          LLC
                                          REED-HYCALOG COLOMBIA, LLC
                                          REED-HYCALOG NORWAY, LLC
                                          REED-HYCALOG RUSSIA, LLC

                                          By:     /s/ LOUIS A. RASPINO
                                            ------------------------------------
                                                      Louis A. Raspino
                                                Vice President and Treasurer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael McShane, Louis A. Raspino and Philip A. Choyce and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on January 21, 2003.


               /s/ MICHAEL MCSHANE                             President and Director/Manager
 ------------------------------------------------              (principal executive officer)
                 Michael McShane


               /s/ LOUIS A. RASPINO                  Vice President and Treasurer and Director/Manager
 ------------------------------------------------       (principal financial and accounting officer)
                 Louis A. Raspino


               /s/ PHILIP A. CHOYCE                  Vice President and Secretary and Director/Manager
 ------------------------------------------------
                 Philip A. Choyce

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 21, 2003.

                                          GRANT PRIDECO PC COMPOSITES HOLDINGS,
                                          LLC

                                          By:     /s/ LOUIS A. RASPINO
                                            ------------------------------------
                                                      Louis A. Raspino
                                                Vice President and Treasurer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael McShane, Louis A. Raspino and Philip A. Choyce and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on January 21, 2003.


               /s/ MICHAEL MCSHANE                                 President and Manager
 ------------------------------------------------              (principal executive officer)
                 Michael McShane


               /s/ LOUIS A. RASPINO                             Vice President and Treasurer
 ------------------------------------------------       (principal financial and accounting officer)
                 Louis A. Raspino


               /s/ PHILIP A. CHOYCE                       Vice President and Secretary and Manager
 ------------------------------------------------
                 Philip A. Choyce

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the
undersigned, thereunto duly authorized, in the City of           , State of
Delaware, on January 21, 2003.

                                          GRANT PRIDECO USA, LLC
                                          GRANT PRIDECO EUROPEAN HOLDING, LLC
                                            By Grant Prideco USA, LLC, its
                                          general partner
                                          GP USA HOLDING, LLC
                                          GRANT PRIDECO FINANCE, LLC

                                          By:        /s/ DAVE WEIGEL
                                            ------------------------------------
                                                        Dave Weigel
                                                       Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael McShane, Louis A. Raspino and Philip A. Choyce and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on January 21, 2003.


                 /s/ SAL SEGRETO                                         President
 ------------------------------------------------              (principal executive officer)
                   Sal Segreto


                 /s/ LINDA BUBACZ                       Vice President, Secretary and Treasurer and
 ------------------------------------------------                         Manager
                   Linda Bubacz                         (principal financial and accounting officer)


                 /s/ DAVE WEIGEL                                 Vice President and Manager
 ------------------------------------------------
                   Dave Weigel


                /s/ LISA M. OAKES                                Vice President and Manager
 ------------------------------------------------
                  Lisa M. Oakes

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 21, 2003.

                                          XL SYSTEMS INTERNATIONAL, INC.
                                          GRANT PRIDECO MARINE PRODUCTS &
                                          SERVICES INTERNATIONAL, INC.

                                          By:     /s/ LOUIS A. RASPINO
                                            ------------------------------------
                                                      Louis A. Raspino
                                                Vice President and Treasurer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael McShane, Louis A. Raspino and Philip A. Choyce and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on January 21, 2003.


               /s/ MICHAEL MCSHANE                                 Chairman and Director
 ------------------------------------------------
                 Michael McShane


               /s/ CURTIS D. BURTON                                      President
 ------------------------------------------------              (principal executive officer)
                 Curtis D. Burton


               /s/ LOUIS A. RASPINO                        Vice President, Treasurer and Director
 ------------------------------------------------       (principal financial and accounting officer)
                 Louis A. Raspino


               /s/ PHILIP A. CHOYCE                        Vice President, Secretary and Director
 ------------------------------------------------
                 Philip A. Choyce

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 21, 2003.

                                          REED-HYCALOG, L.L.C.
                                          REED-HYCALOG OPERATING, L.P.
                                            By Reed-Hycalog, L.L.C., its general
                                          partner

                                          By:     /s/ LOUIS A. RASPINO
                                            ------------------------------------
                                                      Louis A. Raspino
                                                Vice President and Treasurer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael McShane, Louis A. Raspino and Philip A. Choyce and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on January 21, 2003.


               /s/ MICHAEL MCSHANE                                  Chairman and Manager
 ------------------------------------------------
                 Michael McShane


                /s/ JOHN D. DEANE                                        President
 ------------------------------------------------              (principal executive officer)
                  John D. Deane


               /s/ LOUIS A. RASPINO                       Vice President and Treasurer and Manager
 ------------------------------------------------       (principal financial and accounting officer)
                 Louis A. Raspino


               /s/ PHILIP A. CHOYCE                       Vice President and Secretary and Manager
 ------------------------------------------------
                 Philip A. Choyce

                                 EXHIBIT INDEX

  EXHIBIT
   NUMBER                              DESCRIPTION
  -------                              -----------
    1.1*       Purchase Agreement, dated as of November 25, 2002, among
               Grant Prideco Escrow Corp., Grant Prideco, Inc. and Deutsche
               Bank Securities Inc. and Merrill Lynch, Pierce, Fenner &
               Smith Incorporated.
    2.1        Distribution Agreement, dated as of March 22, 2000, between
               Weatherford and Grant Prideco, Inc. (incorporated by
               reference to Exhibit 2.1 to Grant Prideco, Inc.'s
               Registration Statement on Form S-3, Reg. No. 333-35272).
    2.2        Purchase Agreement dated as of October 25, 2002, among
               Schlumberger Technology Corporation and Grant Prideco, Inc.
               (incorporated by reference to Exhibit 2.1 to Grant Prideco,
               Inc.'s Current Report on Form 8-K, File No. 1-15423, filed on October 28, 2002).
    3.1        Restated Certificate of Incorporation of Grant Prideco, Inc.
               (incorporated by reference to Exhibit 3.1 to Grant Prideco,
               Inc.'s Registration Statement on Form S-3, Reg. No.
               333-35272).
    3.2        Restated Bylaws of Grant Prideco, Inc. (incorporated by
               reference to Exhibit 3.2 to Grant Prideco, Inc.'s
               Registration Statement on Form 10, File No. 1-15423, as
               amended).
    3.3        Certificate of Incorporation of GP Expatriate Services, Inc.
               (incorporated by reference to Exhibit 3.3 to Grant Prideco,
               Inc.'s Registration Statement on Form S-3, Reg. No.
               333-48722).
    3.4        By-laws of GP Expatriate Services, Inc. (incorporated by
               reference to Exhibit 3.4 to Grant Prideco, Inc.'s
               Registration Statement on Form S-3, Reg. No. 333-48722).
    3.5*       Certificate of Formation of Grant Prideco Holding, LLC, as
               amended and corrected.
    3.6        Limited Liability Company Agreement of Grant Prideco
               Holding, LLC (incorporated by reference to Exhibit 3.5 to
               Grant Prideco, Inc.'s Registration Statement on Form S-3,
               Reg. No. 333-48722).
    3.7*       Certificate of Limited Partnership of Grant Prideco, L.P. as
               amended and corrected.
    3.8        Agreement of Limited Partnership of Grant Prideco, LP
               (incorporated by reference to Exhibit 3.6 to Grant Prideco,
               Inc.'s Registration Statement on Form S-3, Reg. No.
               333-48722).
    3.9*       Certificate of Formation of Grant Prideco USA, LLC, as
               amended.
    3.10       Limited Liability Company Agreement of Grant Prideco USA,
               LLC (incorporated by reference to Exhibit 3.7 to Grant
               Prideco, Inc.'s Registration Statement on Form S-3, Reg. No.
               333-48722).
    3.11       Certificate of Incorporation of Star Operating Company
               (incorporated by reference to Exhibit 3.8 to Grant Prideco,
               Inc.'s Registration Statement on Form S-3, Reg. No.
               333-48722).
    3.12       By-laws of Star Operating Company (incorporated by reference to Exhibit 3.9 to Grant Prideco, Inc.'s Registration
               Statement on Form S-3, Reg. No. 333-48722).
    3.13       Certificate of Incorporation of TA Industries, Inc.
               (incorporated by reference to Exhibit 3.10 to Grant Prideco,
               Inc.'s Registration Statement on Form S-3, Reg. No.
               333-48722).
    3.14       By-laws of TA Industries, Inc. (incorporated by reference to
               Exhibit 3.11 to Grant Prideco, Inc.'s Registration Statement
               on Form S-3, Reg. No. 333-48722).
    3.15       Certificate of Incorporation of Texas Arai, Inc.
               (incorporated by reference to Exhibit 3.12 to Grant Prideco,
               Inc.'s Registration Statement on Form S-3, Reg. No.
               333-48722).
    3.16       By-laws of Texas Arai, Inc. (incorporated by reference to
               Exhibit 3.13 to Grant Prideco, Inc.'s Registration Statement
               on Form S-3, Reg. No. 333-48722).
    3.17       Restated Articles of Incorporation of Tube-Alloy Capital
               Corporation (incorporated by reference to Exhibit 3.14 to
               Grant Prideco, Inc.'s Registration Statement on Form S-3,
               Reg. No. 333-48722).
    3.18       Amended and Restated By-laws of Tube-Alloy Capital
               Corporation (incorporated by reference to Exhibit 3.15 to
               Grant Prideco, Inc.'s Registration Statement on Form S-3,
               Reg. No. 333-48722).
    3.19       Articles of Incorporation of Tube-Alloy Corporation and
               Amendment thereto (incorporated by reference to Exhibit 3.16 to Grant Prideco, Inc.'s Registration Statement on Form S-3,
               Reg. No. 333-48722).
    3.20       Amended and Restated By-laws of Tube-Alloy Corporation
               (incorporated by reference to Exhibit 3.17 to Grant Prideco,
               Inc.'s Registration Statement on Form S-3, Reg. No.
               333-48722).

  EXHIBIT
   NUMBER                              DESCRIPTION
  -------                              -----------
    3.21       Certificate of Incorporation of XL Systems International,
               Inc. (incorporated by reference to Exhibit 3.18 to Grant
               Prideco, Inc.'s Registration Statement on Form S-3, Reg. No.
               333-48722).
    3.22       Amended and Restated By-laws of XL Systems International,
               Inc. (incorporated by reference to Exhibit 3.19 to Grant
               Prideco, Inc.'s Registration Statement on Form S-3, Reg. No.
               333-48722).
    3.23*      Certificate of Limited Partnership of XL Systems, L.P., as
               amended.
    3.24       Agreement of Limited Partnership of XL Systems, L.P.
               (incorporated by reference to Exhibit 3.20 to Grant Prideco,
               Inc.'s Registration Statement on Form S-3, Reg. No.
               333-48722).
    3.25*      Certificate of Limited Partnership of Plexus Deepwater
               Technologies, Ltd., as amended.
    3.26*      Agreement of Limited Partnership of Plexus Deepwater
               Technologies Ltd.
    3.27*      Certificate of Formation of Grant Prideco PC Composites
               Holdings, LLC, as corrected.
    3.28*      Limited Liability Company Agreement of Grant Prideco PC
               Composites Holdings, LLC.
    3.29*      Certificate of Incorporation of Intellipipe, Inc.
    3.30*      Bylaws of Intellipipe, Inc.
    3.31*      Certificate of Incorporation of Grant Prideco Marine
               Products and Services International, Inc.
    3.32*      Bylaws of Grant Prideco Marine Products and Services
               International, Inc.
    3.33*      Certificate of Formation of Reed-Hycalog International
               Holding, LLC.
    3.34*      Limited Liability Company Agreement of Reed-Hycalog
               International Holding, LLC.
    3.35*      Certificate of Formation of Reed-Hycalog Norway, LLC.
    3.36*      Limited Liability Company Agreement of Reed-Hycalog Norway,
               LLC.
    3.37*      Certificate of Formation of Reed-Hycalog Colombia, LLC.
    3.38*      Limited Liability Company Agreement of Reed-Hycalog
               Colombia, LLC.
    3.39*      Certificate of Formation of Reed-Hycalog Russia, LLC.
    3.40*      Limited Liability Company Agreement of Reed-Hycalog Russia,
               LLC.
    3.41*      Certificate of Formation of GP USA Holding, LLC, as amended.
    3.42*      Limited Liability Company Agreement of GP USA Holding, LLC.
    3.43*      Certificate of Formation of Grant Prideco Finance, LLC.
    3.44*      Limited Liability Company Agreement of Grant Prideco
               Finance, LLC.
    3.45*      Certificate of Formation of Grant Prideco European Holding,
               LLC.
    3.46*      Limited Liability Company Agreement of Grant Prideco
               European Holding, LLC.
    3.47*      Amended and Restated Certificate of Formation of
               Reed-Hycalog L.L.C.
    3.48*      Amended and Restated Limited Liability Company Agreement of
               Reed-Hycalog L.L.C.
    3.49*      Amended and Restated Certificate of Limited Partnership of
               Reed-Hycalog Operating, L.P.
    3.50*      Amended and Restated Agreement of Limited Partnership of
               Reed-Hycalog Operating, L.P.
    4.1        Indenture for 9 5/8% Senior Notes due 2007 (incorporated by reference to Exhibit 4.7 to Grant Prideco, Inc.'s Annual
               Report on Form 10-K for the year ended December 31, 2000,
               File No. 1-15423).
    4.2        Form of 9 5/8% Senior Notes due 2007 (included as part of
               Exhibit 4.2 above)
    4.3        Grant Prideco, Inc. 2000 Non-Employee Director Stock Option
               Plan (incorporated by reference to Exhibit 10.6 to Grant
               Prideco, Inc.'s Annual Report on Form 10-K for the year
               ended December 31, 2000, File No. 1-15423).
    4.4        Grant Prideco, Inc. 2000 Employee Stock Option and
               Restricted Stock Plan (incorporated by reference to Exhibit
               10.5 to Grant Prideco, Inc.'s Registration Statement on Form
               10, File No. 1-15423, as amended)
    4.5        Grant Prideco, Inc. Executive Deferred Compensation Plan
               (incorporated by reference to Exhibit 10.9 to Grant Prideco,
               Inc.'s Registration Statement on Form 10, File No. 1-15423,
               as amended).

  EXHIBIT
   NUMBER                              DESCRIPTION
  -------                              -----------
    4.6        Grant Prideco, Inc. Foreign Executive Deferred Compensation
               Plan (incorporated by reference to Exhibit 10.8 to Grant
               Prideco, Inc.'s Registration Statement on Form 10, File No.
               1-15423, as amended).
    4.7        Grant Prideco, Inc. Deferred Compensation Plan for
               Non-Employee Directors (incorporated by reference to Exhibit
               10.10 to Grant Prideco, Inc.'s Registration Statement on
               Form 10, File No. 1-15423, as amended).
    4.8        Grant Prideco, Inc. 401(k) Savings Plan (incorporated by
               reference to Exhibit 10.11 to Grant Prideco, Inc.'s
               Registration Statement on Form 10, File No. 1-15423, as
               amended).
    4.9        2001 Stock Option and Restricted Stock Plan (incorporated by reference to Exhibit 10.16 to Grant Prideco, Inc.'s Annual
               Report on Form 10-K for the year ended December 31, 2001,
               File No. 1-15423).
    4.10       Registration Rights Agreement dated May 3, 2002, between
               Grant Prideco, Inc. and Scana Industrier ASA (Incorporated
               by reference to Exhibit 4.18 to Grant Prideco, Inc.'s
               Registration Statement on Form S-3, Reg. No. 333-88146).
    4.11       Registration Rights Agreement dated as of December 20, 2002, by and among Schlumberger Technology Corporation and Grant
               Prideco, Inc. (incorporated by reference to Exhibit 4.1 to
               Grant Prideco, Inc.'s Current Report on Form 8-K, File No.
               1-15423, filed on January 3, 2003).
    4.12       Indenture relating to 9% Senior Notes due 2009 dated as of
               December 4, 2002, between Grant Prideco Escrow Corp. and
               Wells Fargo Bank, N.S., as trustee. (incorporated by
               reference to Exhibit 4.2 to Grant Prideco, Inc.'s Current
               Report on Form 8-K, File No. 1-15423, filed on January 3,
               2003).
    4.13       Form of 9% Senior Notes due 2009 (included as part of
               Exhibit 4.12)
    4.14       Supplemental Indenture dated as of December 20, 2002, among
               Grant Prideco, Inc., Grant Prideco Escrow Corp., certain of
               Grant Prideco, Inc.'s subsidiaries, and Wells Fargo Bank,
               N.A., as trustee (incorporated by reference to Exhibit 4.4 to Grant Prideco, Inc.'s Current Report on Form 8-K, File
               No. 1-15423, filed on January 3, 2003).
    4.15       Registration Rights Agreement dated as of December 4, 2002, among Grant Prideco, Inc., certain subsidiary guarantors
               named therein and Deutsche Bank Securities Inc. and Merrill
               Lynch, Pierce, Fenner & Smith Incorporated, as initial
               purchasers (incorporated by reference to Exhibit 4.5 to
               Grant Prideco, Inc.'s Current Report on Form 8-K, File No.
               1-15423, filed on January 3, 2003).
    4.16       Credit Agreement, dated as of December 19, 2002, among Grant
               Prideco, Inc., certain of its subsidiaries, the Lenders
               party thereto, Deutsche Bank Trust Company Americas, as US
               Agent, Deutsche Bank AG, Canada Branch, as Canadian Agent,
               Transamerica Business Capital Corporation, as Documentation
               Agent, JPMorgan Chase Bank, as Co-Syndication Agent, and
               Merrill Lynch Capital, as Co-Syndication Agent (incorporated by reference to Exhibit 4.6 to Grant Prideco, Inc.'s Current
               Report on Form 8-K, File No. 1-15423, filed on January 3,
               2003).
    4.17       Security Agreement, dated as of December 19, 2002, among
               Grant Prideco, Inc., certain of its subsidiaries and
               Deutsche Bank Trust Company Americas, as agent (incorporated by reference to Exhibit 4.7 to Grant Prideco, Inc.'s Current
               Report on Form 8-K, File No. 1-15423, filed on January 3,
               2003).
    4.18       Amended and Restated Security Agreement, dated as of
               December 19, 2002 between Grant Prideco Canada Ltd. and
               Deutsche Bank AG, Canada Branch, as agent (incorporated by reference to Exhibit 4.8 to Grant Prideco, Inc.'s Current
               Report on Form 8-K, File No. 1-15423, filed on January 3,
               2003).
    4.19       Security Agreement, dated as of December 19, 2002 between
               Grant Prideco Canada Ltd. and Deutsche Bank AG, Canada
               Branch, as agent (incorporated by reference to Exhibit 4.9 to Grant Prideco, Inc.'s Current Report on Form 8-K, File
               No. 1-15423, filed on January 3, 2003).
    4.20       Form of Subsidiary Guarantee by certain of Grant Prideco,
               Inc.'s subsidiaries in favor of Deutsche Bank Trust Company
               Americas, as agent (incorporated by reference to Exhibit
               4.10 to Grant Prideco, Inc.'s Current Report on Form 8-K,
               File No. 1-15423, filed on January 3, 2003).
    5.1**      Opinion of Fulbright & Jaworski L.L.P.

  EXHIBIT
   NUMBER                              DESCRIPTION
  -------                              -----------
   10.1        See exhibits 2.1 and 4.1 through 4.20 for certain items
               constituting material contracts.
   10.2        Employment Agreement dated April 14, 2000 with Bernard J.
               Duroc-Danner (incorporated by reference to Exhibit 10.2 to
               Grant Prideco, Inc.'s Quarterly Report on Form 10-Q for the
               quarter ended March 31, 2000, File No. 1-15723).
   10.9        Employment Agreement dated April 14, 2000 with Louis A.
               Raspino (incorporated by reference to Exhibit 10.1 to Grant
               Prideco, Inc.'s Quarterly Report on Form 10-Q for the
               quarter ended June 30, 2001, File No. 1-15723).
   10.10*      Employment Agreement with Philip Choyce dated April 14, 2000
   10.11       Form of Change of Control Agreement with William Chunn, Dan
               Latham, Warren Avery and Philip Choyce (incorporated by
               reference to Exhibit 10.6 to Grant Prideco, Inc.'s Quarterly
               Report on Form 10-Q for the quarter ended March 31, 2000,
               File No. 1-15423).
   10.12       Form of Change of Control Agreement with Louis A. Raspino,
               Curtis Burton and Marshall Danby (incorporated by reference to Exhibit 10.12 to Grant Prideco, Inc.'s Annual Report on
               Form 10-K for the year ended December 31, 2001, File No.
               1-15723).
   10.13       Preferred Supplier Agreement dated April 14, 2000, between
               Grant Prideco, Inc. and Weatherford International, Inc.
               (incorporated by reference to Exhibit 10.12 to Weatherford
               International, Inc.'s Quarterly Report on Form 10-Q for the
               quarter ended March 31, 2000, File No. 1-13086).
   10.14       Tax Allocation Agreement dated April 14, 2000 between Grant
               Prideco and Weatherford (incorporated by reference to
               Exhibit 10.13 to Weatherford International, Inc.'s Quarterly
               Report on Form 10-Q for the quarter ended March 31, 2000,
               File No. 1-13086).
   10.17       Investment Agreement, dated as of April 29, 1999, by and
               between Grant Prideco, Inc. and Voest-Alpine Schienen GmbH &
               Co KG (incorporated by reference to Exhibit 10.12 to Grant
               Prideco, Inc.'s Registration Statement on Form 10, File No.
               1-15423, as amended).
   10.18       Operating Agreement, dated as of July 23, 1999, by and
               between Grant Prideco, Inc. and Voest-Alpine Schienen GmbH &
               Co KG (incorporated by reference to Exhibit 10.13 to Grant
               Prideco, Inc.'s Registration Statement on Form 10, File No.
               1-15423, as amended).
   10.19       Supply Agreement, dated as of July 23, 1999, by and between
               Voest-Alpine Stahlrohr Kindberg GmbH & Co KG and Grant
               Prideco, Inc. (incorporated by reference to Exhibit 10.14 to
               Grant Prideco, Inc.'s Registration Statement on Form 10,
               File No. 1-15423, as amended).
   10.20       Stock Purchase Agreement, dated as of June 19, 1998, by and among Weatherford, Pridecomex Holding, S.A. de C.V., Tubos de Acero de Mexico S.A. and Tamsider S.A. de C.V.
               (incorporated by reference to Exhibit 10.16 to Grant
               Prideco, Inc.'s Registration Statement on Form 10, File No.
               1-15423, as amended).
   10.21       Master Technology License Agreement, dated as of June 19,
               1998, by and between Grant Prideco, Inc. and DST
               Distributors of Steel Tubes Limited (incorporated by
               reference to Exhibit 10.17 to Grant Prideco, Inc.'s
               Registration Statement on Form 10, File No. 1-15423, as
               amended).
   10.22       Agreement, dated as of November 12, 1998, by and between
               Tubos de Acero de Mexico, Tamsider S.A. de C.V., DST
               Distributors of Steel Tubes Limited, Techint Engineering
               Company, Weatherford, Grand Prideco, Pridecomex Holding,
               S.A. de C.V. and Grant Prideco, S.A. de C.V. (incorporated by reference to Exhibit 10.18 to Grant Prideco, Inc.'s
               Registration Statement on Form 10, File No. 1-15423, as
               amended).
   10.23       Agreement, dated as of December 1, 1998, by and between
               Tubos de Acero de Mexico, Tamsider S.A. de C.V., Weatherford
               and Pridecomex Holdings, S.A. de C.V. (incorporated by
               reference to Exhibit 10.19 to Grant Prideco, Inc.'s
               Registration Statement on Form 10, File No. 1-15423, as
               amended).
   10.24       Employment Agreement with Mike McShane dated June 26, 2002
               (incorporated by reference to Grant Prideco, Inc.'s
               Quarterly Report on Form 10-Q for the quarter ended June 30,
               2002, File No. 1-15423).
   12.1*       Statement re Computation of Ratios
   21.1*       Subsidiaries of Registrant

  EXHIBIT
   NUMBER                              DESCRIPTION
  -------                              -----------
   23.1*       Consent of Ernst & Young LLP
   23.2*       Consent of PricewaterhouseCoopers LLP
   23.3**      Consent of Fulbright & Jaworski L.L.P.
   24.1        Power of Attorney (included in Part II signature page)
   25.1*       Statement of Eligibility of Trustee.
   99.1*       Form of Letter of Transmittal and Consent.
   99.2*       Form of Notice of Guaranteed Delivery.
   99.3*       Form of Letter from Grant Prideco, Inc. to Registered
               Holders and Depository Tryst Company Participants.
   99.4*       Form of Instructions from Beneficial Owners to Registered
               Holders and Depository Trust Company Participants.
   99.5*       Form of Letter to Clients.

---------------

 * Filed herewith

** To be filed by amendment